EXHIBIT 2.2

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

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In re:                                                 Chapter 11
TV FILME, INC.,                                        Case No. 00-342 (PJW)

                  Debtor.

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                                  FIRST AMENDED
                             PLAN OF REORGANIZATION







February 29, 2000
                                           KELLEY DRYE & WARREN LLP
                                           Mark I. Bane (MB 4883)
                                           Karen Ostad (KO 5596)
                                           101 Park Avenue
                                           New York, New York 10178
                                           (212) 808-7800

                                           SAUL, EWING, REMICK & SAUL LLP
                                           Norman L. Pernick ( DE#2290)
                                           222 Delaware Avenue, Suite 1200
                                           Wilmington, Delaware 19899
                                           (302) 421-6824


                                           COUNSEL TO THE DEBTOR AND DEBTOR
                                           IN POSSESSION



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                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.        DEFINITIONS AND INTERPRETATION...............................1

         A.       Definitions..................................................1

         B.       Interpretation; Application of Definitions
                  and Rules of Construction....................................7

SECTION 2.        PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE
                  CLAIMS AND PRIORITY TAX CLAIMS...............................7

         2.1      Administrative Expense Claims................................7

         2.2      Priority Tax Claims..........................................8

SECTION 3.        CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS................8

SECTION 4.        PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY
                  INTERESTS UNDER THIS PLAN....................................8

         4.1      Priority Non-Tax Claims (Class 1)............................8

         4.2      Senior Secured Claims (Class 2)..............................8

                  (a)      Allowance of Senior Secured Claims..................8

                  (b)      Treatment of Senior Secured Claims..................8

         4.3      General Unsecured Claims (Class 3)...........................9

         4.4      Equity Interests in the Debtor (Class 4).....................9

SECTION 5.        IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS
                  IMPAIRED AND NOT IMPAIRED UNDER THIS PLAN;
                  ACCEPTANCE OR REJECTION OF THIS PLAN.........................9

         5.1      Holders of Claims and Equity Interests
                  Entitled to Vote.............................................9

         5.2      Acceptance by Unimpaired Classes.............................9

         5.3      Elimination of Classes.......................................9

         5.4      Revocation of Plan..........................................10

SECTION 6.        MEANS OF IMPLEMENTATION.....................................10

         6.1      Means of Implementing the Plan..............................10

         6.2      Exit Financing..............................................10

         6.3      Distributions under this Plan...............................11

         6.4      Secured Notes and Indenture.................................11

SECTION 7.        PROVISIONS GOVERNING DISTRIBUTIONS..........................11

         7.1      Date of Distributions.......................................11

         7.2      Disbursing Agent............................................11



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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

         7.3      Source of Distributions.....................................12

         7.4      Delivery of Distributions...................................12

         7.5      Manner of Payment Under this Plan...........................12

         7.6      Distributions After Effective Date..........................12

SECTION 8.        RIGHTS AND POWERS OF DISBURSING AGENT.......................13

         8.1      Exculpation.................................................13

         8.2      Powers of the Disbursing Agent..............................13

         8.3      Expenses Incurred on or After the Effective Date............13

         8.4      Successor Disbursing Agent..................................13

SECTION 9.        PROCEDURES FOR RESOLVING AND TREATING DISPUTED
                  CLAIMS AND EQUITY INTERESTS UNDER THIS PLAN.................14

         9.1      Prosecution of Objections...................................14

         9.2      No Distributions Pending Allowance..........................14

         9.3      Claims Reserve..............................................14

         9.4      Distributions After Allowance...............................14

         9.5      Distributions After Disallowance............................15

SECTION 10.       PROVISIONS GOVERNING EXECUTORY CONTRACTS
                  AND UNEXPIRED LEASES UNDER THIS PLAN........................15

         10.1     General Treatment...........................................15

         10.2     Amendments to Schedule of Assumed Executory
                  Contacts; Effects of Amendments.............................15

         10.3     Bar to Rejection Damages....................................15

SECTION 11.       CONDITIONS PRECEDENT TO CONFIRMATION AND
                  EFFECTIVE DATE..............................................15

         11.1     Conditions Precedent to Confirmation of this Plan...........15

                  (a)      Entry of Confirmation Order........................16

                  (b)      Form of Confirmation Order.........................16

         11.2     Conditions Precedent to Effective Date of this Plan.........16

                  (a)      Finality of the Confirmation Order.................16

                  (b)      Governmental Approvals.............................17

                  (c)      Approval of the Central Bank.......................17


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

                  (d)      Distributions......................................17

                  (e)      Execution of Documents.............................17

         11.3     Waiver of Conditions Precedent..............................17

SECTION 12.       EFFECT OF CONFIRMATION......................................17

         12.1     Custody.....................................................17

         12.2     Liens.......................................................17

         12.3     Term of Injunctions or Stays................................17

SECTION 13.       RELEASES, INJUNCTION AND WAIVER OF CLAIMS...................18

         13.1     Releases of the Affiliate Releasees.........................18

                  (a)      Release of the Debtor..............................18

                  (b)      Release of the Affiliate Releasees.................18

         13.2     Release of the Plan Releasees...............................19

         13.3     Injunction..................................................19

         13.4     Vesting of Property in Reorganized Debtor...................20

SECTION 14.       RETENTION OF JURISDICTION...................................20

         14.1     Retention of Jurisdiction...................................20

         14.2     Modification of Plan........................................21

SECTION 15.       MISCELLANEOUS PROVISIONS....................................21

         15.1     Payment of Statutory Fees...................................21

         15.2     Dissolution of Creditors' Committee.........................21

         15.3     Fees and Expenses of Professional Persons...................21

         15.4     Severability of Plan Provisions.............................22

         15.5     Governing Law...............................................22

         15.6     Payment of Withholding of Taxes; Allocation
                  of Payments.................................................22

         15.7     Notices.....................................................22

SCHEDULE 1    List of Subsidiaries

SCHEDULE 2    List of Assumed Executory Contracts

EXHIBIT A     Form of New Indenture

EXHIBIT B     Restructuring Agreement





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                             PLAN OF REORGANIZATION


     TV  Filme,   Inc.   (the   "Debtor")   proposes  the   following   Plan  of
Reorganization:

SECTION 1.     DEFINITIONS AND INTERPRETATION

A.   DEFINITIONS.

     The following terms used herein shall have the respective meanings defined below:

     1.1. AD HOC NOTEHOLDERS' COMMITTEE means an unofficial committee consisting of certain unaffiliated holders of the Secured Notes.

     1.2. AFFILIATE RELEASEES means, collectively, (a) the Debtor, (b) the Subsidiaries, (c) the respective successors, predecessors, assignors or assignees of any of the foregoing, (d) all current or former partners, members or owners of any of the foregoing (including current or former partners, members or owners of any direct or indirect interest in any of the foregoing) and (e) all current and former affiliates, officers, directors, trustees, employees, agents, attorneys, counsel, accountants, financial advisors, investment bankers, appraisers and engineers of any of the foregoing.

     1.3. ADMINISTRATIVE EXPENSE CLAIM means any right to payment constituting a cost or expense of administration of the Reorganization Case allowed under sections 503(b) and 507 (a) (1), or 507(b) of the Bankruptcy Code, including (a) any actual and necessary costs and expenses of preserving the estate of the Debtor, (b) any actual and necessary costs and expenses of operating the business of the Debtor, (c) any indebtedness or obligations incurred or assumed by the Debtor in connection with the conduct of its business, the rendition of services or the transfer of the Assets, (d) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under sections 330 or 503 of the Bankruptcy Code, whether arising before or after the Effective Date, (e) any fees or charges assessed against the estate of the Debtor under section 1930, chapter 123, title 28, United States Code and (f) the fees and expenses payable to the Indenture Trustee under the Indenture for the period from and after the Petition Date through and including the Effective Date to the extent that such amounts have not been paid to the Indenture Trustee during the Reorganization Case.

     1.4. ALLOWED means, with reference to any Claim or Equity Interest, (a) any Claim against or Equity Interest in the Debtor, proof of which was filed within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Rule 3003(c) (3) of the Bankruptcy Rules (i) as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order or (ii) as to which an objection has been interposed, to the extent such Claim or Equity Interest has been allowed by a Final Order, (b) if no proof of claim or interest was so filed, (i) any Claim against the Debtor which has been listed by the Debtor in its Schedules, as such Schedules may be amended from time to time in accordance with Rule 1009 of the Bankruptcy Rules, as liquidated in amount and not disputed or contingent, and (ii) any Equity Interest that is registered in the official records of the Debtor's stock transfer agent, (c) any Claim arising from the recovery of property under section 550 or 553 of the Bankruptcy Code and allowed in accordance with section 502(h) of the Bankruptcy Code and (d) any Claim expressly allowed hereunder.



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     1.5. ASSETS means all assets of the Debtor, including,  without limitation, any stock of or membership interest in the Subsidiaries, the ITSA Note and all Causes of Action of the Debtor.

     1.6. BALLOT means the form or forms distributed to each holder of an impaired Claim or Equity Interest on which is to be indicated acceptance or rejection of this Plan.

     1.7. BALLOT DATE means the date by which all Ballots for acceptance or rejection of this Plan must be received.

     1.8. BANKRUPTCY CODE means the Bankruptcy Reform Act of 1978, as amended and as codified at Title 11, United States Code.

     1.9.  BANKRUPTCY  COURT  means the  United  States  District  Court for the
District of Delaware and, to the extent of any reference under section 157, title 28, United States Code, the unit of such District Court constituted under section 151, title 28, United States Code having jurisdiction over the Reorganization Case.

     1.10. BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075, title 28, United States Code, and any Local Rules of the Bankruptcy Court.

     1.11. BUSINESS DAY means any day other than a Saturday, a Sunday, any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order or Rosh Hashanah (both days), Yom Kippur and the Friday after Thanksgiving.

     1.12. CASH means legal tender of the United States of America.

     1.13. CAUSES OF ACTION means any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, claims and demands whatsoever, whether known or unknown, in law, equity or otherwise, including, without limitation, any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the
Bankruptcy Code or any other causes of action, or rights to payments of claims, that belong to the Debtor.

     1.14. CENTRAL BANK means the Central Bank of Brazil.

     1.15. CENTRAL BANK Fee means the fee, if any, imposed by the Central Bank in connection with the Central Bank's approval of the debt restructuring contemplated by the Plan.

     1.16. CLAIM means (a) any right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.


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     1.17.  CLAIMS  RESERVE  means  one or more  segregated  accounts  in  which
Distributable Cash shall be held in accordance with Section 9 hereof.

     1.18. COLLATERAL means any property or interest in property of the estate of the Debtor subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code.

     1.19. CONFIRMATION DATE means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

     1.20. CONFIRMATION HEARING means the hearing held by the Bankruptcy Court on confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

     1.21. CONFIRMATION ORDER means an order of the Bankruptcy Court confirming this Plan.

     1.22. CREDITORS' COMMITTEE means the statutory creditors' committee, if any, appointed in the Reorganization Case under section 1102 of the Bankruptcy Code.

     1.23. DEBTOR means TV Filme, Inc., as debtor and debtor in possession under the Bankruptcy Code.

     1.24. DEFICIENCY CLAIM means, with reference to a Claim secured by a Lien against Collateral, an amount equal to the difference between (a) the aggregate amount of such Claim and (b) the value of the Collateral securing such Claim.

     1.25. DISBURSING AGENT means the Reorganized Debtor or such Entity as is designated by the Debtor prior to the Confirmation Hearing and approved in the Confirmation Order, in its capacity as a disbursing agent under Section 7.2 hereof.

     1.26. DISCLOSURE STATEMENT means the First Amended Disclosure Statement relating to this Plan, dated as of the date hereof, including the exhibits thereto, as the same may be amended, modified or supplemented from time to time.

     1.27. DISPUTED CLAIM means a Claim or Equity Interest against the Debtor to the extent that the allowance of such Claim or Equity Interest is the subject of a notice of dispute issued by, or a timely objection to such Claim or Equity Interest, interposed by the Debtor in accordance with Section 9.1 hereof.

     1.28. DISTRIBUTABLE CASH means, as of the applicable date of determination,
(i) the $25 million of Cash to be distributed to holders of Senior Secured Claims, (ii) the estimated amount for the payment of Administrative Expense Claims which are projected to be allowed subsequent to the Effective Date, and
(iii) such other sums as may be needed to pay Allowed Claims pursuant to this Plan.



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     1.29.  EFFECTIVE  DATE  means  the later to occur of (a) the  eleventh  day
(calculated under Bankruptcy Rule 9006) after the Confirmation Date if no stay of the Confirmation Order is then in effect or (b) such other date as is fixed from time to time after the Confirmation Date by the Debtor by filing a notice thereof with the Bankruptcy Court, but in no event shall the Effective Date occur earlier than the date of the satisfaction of each of the conditions precedent to the occurrence of the Effective Date of this Plan in Section 11.2 hereof unless waived as provided in Section 11.3 hereof.

     1.30. ENTITY has the meaning assigned to such term in section 101(15) of the Bankruptcy Code.

     1.31. EQUITY INTEREST means any shares of common stock or other instrument evidencing an ownership interest in the Debtor, whether or not transferable, and any warrant, option or right to purchase, sell or subscribe for an interest or security in the Debtor.

     1.32. EXIT FINANCIERS means each holder of in excess of $1 million in principal amount of Secured Notes which (i) commits in writing at least five (5) business days prior to the Confirmation Hearing to participate, on a PRO RATA basis, as a lender in the Exit Financing, and (ii) actually participates on a PRO RATA basis in the Exit Financing.

     1.33. EXIT FINANCING means the $10 million secured line of credit to be provided by the Exit Financiers in accordance with Section 6.2 of this Plan.

     1.34. FINAL ORDER means (a) an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, which has not been reversed, vacated or stayed and as to which the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed, relating to such order shall not cause such order not to be a Final Order.

     1.35. GENERAL UNSECURED CLAIM means any Unsecured Claim (including any Deficiency Claim) that is not an Administrative Expense Claim, a Priority Non-Tax Claim, or a Priority Tax Claim.

     1.36. IMPLEMENTATION DOCUMENTS means the Restructuring Agreement, the New Secured Notes, the New Indenture, certificates evidencing the New Equity Interests, documents evidencing the Exit Financing and such agreements, instruments or documents as the Debtor may reasonably request to implement this Plan and the transactions contemplated hereby and by the Restructuring Agreement.

     1.37. INDENTURE means the Indenture, dated as of December 20, 1996, between TV Filme, Inc. and IBJ Schroeder Bank and Trust Company, as indenture trustee.

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


     1.38. INDENTURE TRUSTEE means The Bank of New York as successor to IBJ Schroeder Bank and Trust Company, (later known as IBJ Whitehall Bank and Trust Company), in its capacity as indenture trustee under the Indenture, or any successor indenture trustee appointed in accordance with the terms of the Indenture.

     1.39. ITSA means ITSA-Intercontinental Telecomuncacoes Ltda., a Brazilian limited liability company.

     1.40. ITSA NOTE means that certain promissory Note in the principal amount of $140 million from ITSA as payor to the Debtor as payee, and all documents executed in connection therewith.

     1.41. LIABILITIES means any and all costs, expenses, actions, causes of action, suits, controversies, damages, claims, liabilities or demands of any nature, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, liquidated or unliquidated, matured or not matured, contingent or direct, whether arising at common law, in equity, or under any statute, based in whole or in part upon any act or omission or other occurrence taking place on or prior to the Effective Date.

     1.42. LIEN has the meaning assigned to such term in section 101(37) of the Bankruptcy Code.

     1.43. NEW EQUITY INTEREST means any shares of stock to be issued by the Reorganized Debtor pursuant to this Plan and the Restructuring Agreement.

     1.44. NEW INDENTURE means the Indenture to be entered into as of the Effective Date between the Reorganized Debtor and an indenture trustee with respect to the New Secured Notes, pursuant to the terms of the Restructuring Agreement, substantially in the form annexed to this Plan as EXHIBIT A.

     1.45. NEW INDENTURE TRUSTEE means the entity appointed as indenture trustee under the New Indenture, or any successor indenture trustee appointed in accordance with the terms of the New Indenture.

     1.46. NEW NOTE AMOUNT means an amount equal to the sum of $35 million plus an amount equal to the amount of the Central Bank Fee.

     1.47. NEW SECURED NOTES means the new secured note or notes, substantially in the form annexed to the New Indenture as Exhibit A, to be issued by ITSA to the Reorganized Debtor in the aggregate principal amount of the New Note Amount, which will then be assigned to the holders of the Secured Notes pursuant to
Section 4.2 of this Plan and the terms of the New Indenture.

     1.48. PETITION DATE means January 26, 2000, the date on which the Debtor filed with the Bankruptcy Court its voluntary petition for relief under the Bankruptcy Code.

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     1.49. PLAN means this First Amended Plan of  Reorganization,  including the schedules and exhibits hereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

     1.50. PLAN RELEASEES means, collectively, (a) the Indenture Trustee, the Specified Holders who are signatories to the Restructuring Agreement and the members of the Creditors' Committee, if any, (b) the respective successors, predecessors, assignors or assignees of any of the foregoing, (c) all current or former partners, members or owners of any of the foregoing (including current or former partners, members or owners of any direct or indirect interest in any of the foregoing) and (d) all current and former officers, directors, trustees, employees, agents, counsel, attorneys, accountants, financial advisors, investment bankers, appraisers and engineers of any of the foregoing.

     1.51. PLAN RELEASES means the releases granted under Sections 13.1 and 13.2 hereof.

     1.52. PRIORITY NON-TAX CLAIM means any Claim of a kind specified in section 507(a) (3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

     1.53. PRIORITY TAX CLAIM means any Claim of a governmental unit of the kind specified in section 507(a) (8) of the Bankruptcy Code.

     1.54. RATABLE PORTION means, with reference to any distribution on account of any Allowed Claim or Allowed Equity Interest in any class, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim or Allowed Equity Interest bears to the aggregate amount of Claims or Equity Interests in the same class.

     1.55. REORGANIZATION CASE means the case commenced under chapter 11 of the Bankruptcy Code by the Debtor on the Petition Date.

     1.56. REORGANIZED DEBTOR means a new Cayman Islands entity which will be the successor in interest to the Debtor as of the Effective Date.

     1.57. RESTRUCTURING AGREEMENT means that certain agreement dated January 24, 2000, among the Debtor and the holders of Secured Notes which are signatories thereto, a copy of which is annexed to this Plan as EXHIBIT B.

     1.58. SCHEDULES means the schedules of assets and liabilities and the statements of financial affairs filed or to be filed by the Debtor under section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended.

     1.59. SECURED CLAIM means a Claim secured by a Lien on Collateral to the extent of the value of the Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code.

     1.60. SECURED NOTES means the "12-7/8% Senior Notes Due 2004" issued and outstanding under the Indenture.


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     1.61.  SECURITIES ACT means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     1.62. SEC means the United States Securities and Exchange Commission.

     1.63. SENIOR SECURED CLAIM means any Secured Claim governed by, arising under or related to the Indenture or evidenced by any of the Secured Notes.

     1.64. SPECIFIED HOLDERS means the holders of Secured Notes who are signatories to the Restructuring Agreement.

     1.65. SUBSIDIARIES means the Entities which are identified on Schedule 1 hereto and all direct and indirect subsidiaries of the Debtor and ITSA.

     1.66. UNSECURED CLAIM means any Claim against the Debtor that is not a Secured Claim.

     1.67. VOTING AGENT means such Entity as is designated by the Debtor in the Disclosure Statement in its capacity as Voting Agent to distribute Ballots and tabulate votes with respect to the Plan.

B.   INTERPRETATION; APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION.

     Unless otherwise specified, all section, article, schedule or exhibit references in this Plan are to the respective section in, article of, or schedule or exhibit to, this Plan, as the same may be amended, waived, or modified from time to time. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to this Plan as a whole and not to any particular section, article, subsection, or clause contained in this Plan. Any defined term used herein that is not otherwise defined shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of this Plan. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of this Plan.

SECTION 2. PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

2.1  ADMINISTRATIVE EXPENSE CLAIMS.

     Except as provided herein, on the Effective Date, each holder of an Administrative Expense Claim shall receive on account of such Administrative Expense Claim an amount in Cash equal to the amount of such Administrative Expense Claim allowed by the Bankruptcy Court, except to the extent that any Entity entitled to payment of any Administrative Expense Claim agrees to a different treatment of such Administrative Expense Claim. All Entities that are awarded allowance of compensation or reimbursement of expenses by the Bankruptcy Court under sections 503(b) (2), 503(b) (3), 503(b) (4) or 503(b) (5) of the
Bankruptcy Code shall be paid in full in such amounts as are allowed by the Bankruptcy Court (a) upon the later of (i) the Effective Date and (ii) the date upon which an order of the Bankruptcy Court with respect to any such Administrative Expense Claim becomes a Final Order or (b) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Debtor. The post-Petition Date reasonable fees and expenses of professionals retained by the Ad Hoc Noteholders' Committee will be paid on the Effective Date.

2.2  PRIORITY TAX CLAIMS.

     On the Effective Date, each holder of an Allowed Priority Tax Claim shall receive on account of such Allowed Priority Tax Claim a payment in Cash equal to the amount of its Allowed Priority Tax Claim, unless the holder of such Claim has agreed to a different treatment.

SECTION 3.     CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

     Claims against and Equity Interests in the Debtor are divided into the following classes:

     Class 1 -- Priority Non-Tax Claims

     Class 2 -- Senior Secured Claims

     Class 3 -- Unsecured Claims

     Class 4 -- Equity Interests

SECTION 4.     PROVISIONS  FOR  TREATMENT  OF  CLAIMS AND EQUITY INTERESTS UNDER
               THIS PLAN

4.1  PRIORITY NON-TAX CLAIMS (CLASS 1).

     On the Effective Date, each holder of an Allowed Priority Non-Tax Claim shall receive on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of its Allowed Priority Non-Tax Claim unless the holder of such Claim has agreed to a different treatment.

4.2  SENIOR SECURED CLAIMS (CLASS 2).

     (a) ALLOWANCE OF SENIOR SECURED CLAIMS. By virtue of an affirmative vote in favor of the Plan, holders of Senior Secured Claims will be making an election pursuant to section 1111(b)(2) of the Bankruptcy Code to treat their entire claim as a Senior Secured Claim. The Senior Secured Claims against the Debtor shall be deemed to be Allowed Claims as of the Petition Date in an amount equal to $140,000,000, plus all interest accrued under the Indenture from and after December 15, 1998 through the Petition Date. By operation of section 1111(b) (1)
(A) (i) of the Bankruptcy Code, any Deficiency Claim relating to the Senior Secured Claims shall be extinguished.

     (b) TREATMENT OF SENIOR SECURED CLAIMS. On the Effective Date, or as soon as practicable thereafter, in exchange for the Secured Notes, each holder of a Secured Note shall receive its Ratable Portion of (i) $25 million in Cash, (ii) New Secured Notes in the aggregate principal amount of the New Note Amount; and
(iii)  eighty  percent  (80%) of the New  Equity  Interests  in the  Reorganized
Debtor. Distributions to holders of Secured Notes shall be made by the Disbursing Agent to the Indenture Trustee for the benefit of the holders of Secured Notes. The Indenture Trustee shall in turn make distributions under the Plan to holders of the Secured Notes. Subsequent distributions to holders of the New Secured Notes will be made in accordance with the New Indenture.

4.3  GENERAL UNSECURED CLAIMS (CLASS 3).

     To the extent unpaid prior to the Effective Date and except to the extent a holder of an Allowed General Unsecured Claim agrees to a different treatment, Allowed General Unsecured Claims shall be unimpaired in accordance with section 1124(2) of the Bankruptcy Code.

4.4  EQUITY INTERESTS IN THE DEBTOR (CLASS 4).

     On the Effective Date, all Equity Interests in the Debtor shall be extinguished. On the Effective Date or as soon as practicable thereafter, holders of Allowed Equity Interests shall receive a Ratable Portion of five percent (5%) of the New Equity Interests in the Reorganized Debtor.

SECTION 5. IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED UNDER THIS PLAN; ACCEPTANCE OR REJECTION OF THIS PLAN

5.1  HOLDERS OF CLAIMS AND EQUITY INTERESTS ENTITLED TO VOTE.

     Each holder of an Allowed Claim or an Allowed Equity Interest in an impaired class of Claims against or Equity Interests in the Debtor shall be entitled to vote separately to accept or reject this Plan as provided in the Disclosure Statement.

     Each of Classes 2 and 4 is impaired hereunder and the holders of Claims or Equity Interests in such Classes are entitled to vote on this Plan.

5.2  ACCEPTANCE BY UNIMPAIRED CLASSES.

     Classes 1 and 3 are unimpaired under this Plan and holders of Claims in such classes are conclusively presumed to have accepted this Plan.

5.3  ELIMINATION OF CLASSES.

     Any class of Claims that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim or by a Claim temporarily allowed under Rule 3018 of the Bankruptcy Rules shall be deemed deleted from this Plan for purposes of determining acceptance or rejection of this Plan by such class under section 1129(a) (8) of the Bankruptcy Code.

5.4  REVOCATION OF PLAN.

     The Debtor reserves the right to revoke and withdraw this Plan at any time prior to entry of the Confirmation Order. If this Plan is so revoked or withdrawn, then this Plan shall be deemed null and void.

SECTION 6.        MEANS OF IMPLEMENTATION

6.1  MEANS OF IMPLEMENTING THE PLAN.

     To implement the Plan, the Debtor will form the Reorganized Debtor. On the Effective Date, the Assets of the Debtor will be transferred to the Reorganized Debtor and the Reorganized Debtor will be the successor in interest to the Debtor. On the Effective Date, the Reorganized Debtor will contribute as equity to its subsidiary, ITSA, $105 million of the ITSA Note less an amount equal to the amount of any Central Bank Fee. The terms of the remaining amount due on the ITSA Note, which amount shall equal $35 million plus an amount equal to the amount of the Central Bank Fee, will be amended and restated. In addition, New Secured Notes in the aggregate principal amount of the New Note Amount will be issued to the Reorganized Debtor, which will then assign the New Secured Notes to holders of the Secured Notes, together with (i) $25 million in Cash and (ii) 80% of the New Equity Interests. On or as soon as practicable after the Effective Date, holders of Allowed Equity Interests and certain members of management of the Reorganized Debtor, or their designee, will receive the allocations of the New Equity Interests, as provided in this Plan and in the Restructuring Agreement.

     On or  prior  to the  Effective  Date,  each  party  to the  Implementation
Documents, including, without limitation, the Indenture Trustee, the New Indenture Trustee and the Disbursing Agent, shall execute and deliver the Implementation Documents to which it is a party.

6.2  EXIT FINANCING.

     On the Effective Date, the Reorganized Debtor will obtain a $10 million secured line of credit from the Exit Financiers on the following terms:

     o Maturity: twelve months from the Effective Date of the Plan.

     o Interest: 15% annual interest rate, payable monthly, in cash.

     o Fees:

          (i) $400,000 (U.S.) upfront underwriting fee to be paid on the Effective Date of the Plan PRO rata to the Specified Holders, who have agreed in the Restructuring Agreement to underwrite and ensure the availability of the Exit Financing to the Reorganized Debtor;

          (ii) $100,000 (U.S.) upfront administration fee to be paid on the Effective Date of the Plan to Resurgence Asset Management LLC, as administrator of the Exit Financing; and

          (iii)$300,000  (U.S.)  facility  fee to be paid only upon the  initial
               draw  down  under  the  Exit  Financing,   payable  to  the  Exit
               Financiers on a PRO RATA basis.

     o Each draw down under the Exit Financing will require the prior approval of the board of directors of the Reorganized Debtor.

     o Security: The Exit Financing will be secured on a PARI PASSU basis with the New Secured Notes.

     o Participation: Each holder of in excess of $1 million in principal amount of Secured Notes may participate on a PRO RATA basis in the Exit Financing if such party commits to do so in writing at least five
          (5) business days prior to the Confirmation Hearing.

6.3  DISTRIBUTIONS UNDER THIS PLAN.

     On the Effective Date, the Disbursing Agent shall make, or shall make adequate reserve for, the distributions required to be made under this Plan from the sources of Cash described in Section 7.3 hereof.

6.4  SECURED NOTES AND INDENTURE.

     As of the Effective Date, the Secured Notes, the Indenture and all guarantees and other documents executed or delivered in connection therewith shall be of no further force or effect other than, with respect to the Secured Notes, to entitle the holders thereof to the distributions described in this Plan. On the Effective Date, the Debtor and the Indenture Trustee shall be discharged from all further responsibilities under the Indenture.

SECTION 7.     PROVISIONS GOVERNING DISTRIBUTIONS

7.1  DATE OF DISTRIBUTIONS.

     Any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon as practicable thereafter. If any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

7.2  DISBURSING AGENT.

     All distributions under this Plan shall be made by the Disbursing Agent, except as otherwise provided herein. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

7.3  SOURCE OF DISTRIBUTIONS.

     All Cash distributions required to be made under this Plan on the Effective Date on account of Allowed Claims required under this Plan to be made on the Effective Date, shall be made from Distributable Cash.

7.4  DELIVERY OF DISTRIBUTIONS.

     Subject to Rule 9010 of the Bankruptcy Rules, all distributions to holders of Allowed Claims and Allowed Equity Interests shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court unless superseded by the address set forth on proofs of claim or proofs of equity interest filed by such holders (or at the last known address of such a holder if no proof of claim or proof of equity interest is filed or if the Debtor or the Disbursing Agent has been notified in writing of a change of address). For holders of Secured Notes, the Disbursing Agent shall make distributions to the Indenture Trustee for the benefit of the holders of Secured Notes who surrender their Secured Notes for cancellation to the Disbursing Agent or its designee. Any holder of a Secured Note who fails to surrender its Secured Note(s) within one (1) year from the Effective Date shall be deemed to have forfeited all rights and Claims and will not participate in any distribution under the Plan. If any distribution to any holder of a Claim or Equity Interest is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest. Amounts in respect of any undeliverable distributions shall be returned to the Disbursing Agent until such distribution is claimed. Any such distribution or the proceeds thereof shall be set aside, and in the case of Cash, held in a segregated interest bearing account to be maintained by the Disbursing Agent. If no proofs of claim or interest are filed and the Schedules filed with the Bankruptcy Court fail to state addresses for holders of Allowed Claims or Allowed Equity Interests, such distributions in respect of such Allowed Claims or Allowed Equity Interests shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property shall revert to and be property of the Reorganized Debtor and the Claim or Equity Interest of any holder to such property shall be discharged and forever barred.

7.5  MANNER OF PAYMENT UNDER THIS PLAN.

     At the option of the Disbursing Agent, any Cash payment to be made pursuant to this Plan may be made by a check or wire transfer or as otherwise required or provided in any applicable Implementation Document.

7.6  DISTRIBUTIONS AFTER EFFECTIVE DATE.

     Distributions made after the Effective Date to holders of Claims or Equity Interests that are not Allowed as of the Effective Date but which later become Allowed shall be deemed to have been made on the Effective Date.

SECTION 8.     RIGHTS AND POWERS OF DISBURSING AGENT

8.1  EXCULPATION.

     The Disbursing Agent, from and after the Effective Date, is hereby exculpated by all Entities, including all holders of Claims and Equity Interests and other parties in interest, from any and all claims, causes of action and other assertions of liability (including breach of fiduciary duty) arising out of the discharge by the Disbursing Agent of the powers and duties conferred upon it by this Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of this Plan, or applicable law, except solely for actions or omissions arising out of the gross negligence or willful misconduct of the Disbursing Agent. No holder of a Claim or an Equity Interest or other party in interest shall have or pursue any claim or cause of action against the Disbursing Agent for making payments in accordance with this Plan or for implementing the provisions of this Plan.

8.2  POWERS OF THE DISBURSING AGENT.

     The Disbursing Agent shall be empowered to (a) effect all actions and execute all instruments and documents necessary to implement this Plan, (b) make all distributions contemplated by this Plan, (c) liquidate property as required to make distributions contemplated by this Plan, (d) comply with this Plan and the obligations thereunder, (e) employ professionals to represent it with respect to its responsibilities and (f) exercise such other powers as may be vested in the Disbursing Agent pursuant to an order of the Bankruptcy Court, pursuant to this Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of this Plan.

8.3  EXPENSES INCURRED ON OR AFTER THE EFFECTIVE DATE.

     Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including reasonable fees and expenses of counsel) shall be paid in Cash by the Reorganized Debtor.

8.4  SUCCESSOR DISBURSING AGENT.

     Upon thirty (30) days prior written notice to the Debtor or, after the Effective Date, the Reorganized Debtor, the Disbursing Agent may resign its position as the Disbursing Agent. The Debtor or the Reorganized Debtor, as the case may be, shall designate a successor Disbursing Agent to replace the existing Disbursing Agent and shall provide written notice of such designation to the resigning Disbursing Agent and the Indenture Trustee. Any successor Disbursing Agent shall perform all the duties and obligations, and shall be entitled to all of the rights and remedies of the Disbursing Agent hereunder.

SECTION 9. PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS AND EQUITY INTERESTS UNDER THIS PLAN

9.1  PROSECUTION OF OBJECTIONS.

     Unless otherwise provided herein or by order of the Bankruptcy Court, all objections to Claims or Equity Interests shall be filed and served on or before the Confirmation Date (except with respect to any claim filed by a governmental unit which deadline for the filing of any objections thereto shall be two hundred ten (210) days after the Effective Date). All objections may be litigated to Final Order. The Debtor or, after the Effective Date, the Reorganized Debtor, may compromise and settle any objections to Claims or Equity Interests. In addition, the Debtor or, after the Effective Date, the Reorganized Debtor, may file a request that the Bankruptcy Court estimate for purposes of distribution the amount of any contingent or unliquidated Claim or Equity Interest, if liquidation of the Claim or Equity Interest would unduly delay the administration of the Reorganization Case.

9.2  NO DISTRIBUTIONS PENDING ALLOWANCE.

     Notwithstanding any other provision hereof, if any portion of a Claim or Equity Interest is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim or Equity Interest unless and until such Disputed Claim becomes Allowed.

9.3  CLAIMS RESERVE.

     On the Effective Date, the Disbursing Agent shall transfer to one or more segregated accounts constituting the Claims Reserve an amount of Distributable Cash equal to (i) the $25 million of Cash to be distributed to holders of Senior Secured Claims, (ii) the estimated amount for the payment of Administrative Expense Claims which are projected to be allowed subsequent to the Effective Date, and (iii) such other sums as may be needed to pay Allowed Claims pursuant to this Plan. The Distributable Cash held in the Claims Reserve shall be held in trust for the benefit of holders of such Claims pending determination of their entitlement thereto.

9.4  DISTRIBUTIONS AFTER ALLOWANCE.

     Payments and distributions to each holder of a Disputed Claim or any other Claim that is not Allowed, to the extent that such Claim or Equity Interest ultimately becomes Allowed, shall be made in accordance with the provisions of this Plan governing the Class of Claims in which such Claim or Equity Interest is classified. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or any other Claim that is not Allowed becomes a Final Order, the Disbursing Agent shall distribute to the holder of such Claim or Equity Interest any payment or property that would have been distributed to such holder if the Claim or Equity Interest had been allowed on the Effective Date, without any interest thereon, which in the case of Cash distributions shall be made from Distributable Cash held in the Claims Reserve.

9.5  DISTRIBUTIONS AFTER DISALLOWANCE.

     Cash held in the Claims Reserve after all Claims have been allowed or disallowed shall be distributed to the Reorganized Debtor.

SECTION 10. PROVISIONS GOVERNING EXECUTORY CONTRACTS AND UNEXPIRED LEASES UNDER THIS PLAN

10.1 GENERAL TREATMENT.

     This Plan constitutes a motion by the Debtor to reject, as of the Effective Date, all executory contracts and unexpired leases to which the Debtor is a party, except for an executory contract or unexpired lease that (a) has been assumed pursuant to Final Order of the Bankruptcy Court prior to the Effective Date, (b) is specifically listed on Schedule 2 hereto or (c) is the subject of a separate motion filed under section 365 of the Bankruptcy Code by the Debtor and pending on the Effective Date.

10.2 AMENDMENTS  TO  SCHEDULE  OF  ASSUMED   EXECUTORY   CONTACTS;   EFFECTS  OF
     AMENDMENTS.

     The Debtor shall assume and assign each of the executory contracts and unexpired leases listed on Schedule 2 hereto; provided that, the Debtor may at any time on or before the Confirmation Date amend Schedule 2 hereto to delete therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract or unexpired lease shall be deemed to be rejected or assumed, respectively, as of the Effective Date. The Debtor shall provide notice of any amendments to Schedule 2 hereto to the parties to the executory contracts or unexpired leases affected thereby. The fact that any contract or lease is scheduled on Schedule 2 hereto shall not constitute or be construed to constitute an admission by the Debtor that such contract or lease (including related agreements and rights) is an executory contract or unexpired lease within the meaning of section 365 of the Bankruptcy Code or that the Debtor has any liability thereunder.

10.3 BAR TO REJECTION DAMAGES.

     If the rejection of an executory contract or unexpired lease by the Debtor results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not theretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtor, or its properties or its interests in property or its agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon the Disbursing Agent with a copy to the Debtor on or before thirty (30) days after the later to occur of (a) the entry of the Confirmation Order and (b) the entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or lease.

SECTION 11.       CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVE DATE

11.1 CONDITIONS PRECEDENT TO CONFIRMATION OF THIS PLAN.

     The confirmation of this Plan is subject to:

     (a) ENTRY OF CONFIRMATION ORDER. The Clerk of the Bankruptcy Court shall have entered the Confirmation Order of the Bankruptcy Court, which shall:

          (i) decree that the transfers contemplated to be made shall be free and clear of all Claims, Liens and encumbrances, except as expressly provided herein or in the Implementation Documents;

          (ii) approve the terms of the Restructuring Agreement and the exhibits thereto, including the New Indenture and the employment agreements with key management personnel of the Reorganized Debtor, approve the terms of the Exit Financing, and authorize and direct the Debtor, the Indenture Trustee, the New Indenture Trustee and the Disbursing Agent to execute and deliver the Implementation Documents, and decree that each of the Implementation Documents shall constitute a legal, valid and binding agreement, instrument or document, as applicable;

          (iii)  decree  that  the   Confirmation   Order  shall  supersede  any
     Bankruptcy Court orders issued prior to the Confirmation Date that may be inconsistent with the Confirmation Order;

          (iv) authorize the implementation of this Plan in accordance with its terms;

          (v) provide that any transfers to be effected under this Plan shall be and are exempt from transfer taxes, and any applicable stamp or similar tax under section 1146 (c) of the Bankruptcy Code;

          (vi) authorize the formation of the Reorganized Debtor and the issuance of the New Secured Notes and New Equity Interests;

          (vii) decree that the New Secured Notes and New Equity Interests are exempt from registration under the Securities Act pursuant to sections 1125(e), 1126(b) and 1145 of the Bankruptcy Code and other applicable law; and

          (viii) confirm this Plan.

     (b) FORM OF CONFIRMATION ORDER. The Clerk of the Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to the Debtor, the Specified Holders and the Creditors' Committee, if one is appointed.

11.2 CONDITIONS PRECEDENT TO EFFECTIVE DATE OF THIS PLAN.

     The   occurrence  of  the  Effective  Date  of  this  Plan  is  subject  to satisfaction of the following conditions precedent:

     (a) FINALITY OF THE CONFIRMATION ORDER. The Clerk of the Bankruptcy Court shall have entered the Confirmation Order and the Confirmation Order shall have become a Final Order.

     (b) GOVERNMENTAL APPROVALS. The Subsidiaries shall have received all necessary approvals to implement the structure contemplated by the Plan from Brazilian government regulatory agencies having jurisdiction with respect to the licenses held by the Subsidiaries.

     (c) APPROVAL OF THE CENTRAL BANK. All required approvals of the Central Bank shall have been received in form and substance satisfactory to the Debtor, the Specified Holders and the Creditors' Committee, if one is appointed.

     (d) DISTRIBUTIONS. The Disbursing Agent shall have fully funded the Claims Reserve. The Disbursing Agent shall have received the Distributable Cash in existence on the Effective Date.

     (e) EXECUTION OF DOCUMENTS. All other actions and documents, including the Implementation Documents, necessary to implement the provisions of this Plan shall have been respectively, effected or executed and delivered.

11.3 WAIVER OF CONDITIONS PRECEDENT.

     Each of the conditions precedent in Sections 11.1 and 11.2 hereof may be waived, in whole or in part, by the Debtor with the consent of the Indenture Trustee, which consent shall not be unreasonably withheld. Any such waiver of a condition precedent in Section 11.1 or 11.2 hereof may be effected at any time, on two (2) Business Days' notice to the Entities that are party to the Restructuring Agreement, without leave or order of the Bankruptcy Court and without any formal action other than proceeding to confirm or consummate this Plan.

SECTION 12.    EFFECT OF CONFIRMATION

12.1 CUSTODY.

     Until the Effective Date, the Bankruptcy Court shall retain custody and jurisdiction of the Debtor, its properties and interests in property and their operations. On the Effective Date, the Debtor, its properties and interests in property and its operations shall be released from the custody and jurisdiction of the Bankruptcy Court, except as provided in Section 14.1 hereof.

12.2 LIENS.

     On the Effective Date, all Liens against any properties and interests in property of the Debtor, except to the extent provided herein, shall be deemed extinguished and discharged, provided that, on the Effective Date, the Indenture Trustee shall have and shall retain all rights granted under and pursuant to this Plan.

12.3 TERM OF INJUNCTIONS OR STAYS.

     Unless otherwise provided, all injunctions or stays provided for in the Reorganization Case pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

SECTION 13.    RELEASES, INJUNCTION AND WAIVER OF CLAIMS

     Nothing in this Section 13 shall be construed to operate to release any Entity from the obligations expressly contemplated by this Plan.

13.1 RELEASES OF THE AFFILIATE RELEASEES.

     (a) RELEASE OF THE DEBTOR. The Debtor's estate shall be released from all Liabilities except those expressly preserved under this Plan.

     (b) RELEASE OF THE AFFILIATE RELEASEES. Without limiting the release provided in Section 13.1(a) and except as provided in the last sentence of this
Section 13.1(b), the Affiliate Releasees are released from all Liabilities in any way relating to (a) the Debtor, the Reorganization Case, or this Plan, and
(b) the Secured Notes or the Indenture. Subject to the limitations provided in the last sentence of this Section 13.1(b), the release of the Affiliate Releasees provided in this Section 13.1(b) includes a release from Liabilities relating to:

          (i) the offer, sale, purchase, resale or ownership of the Secured Notes or the Equity Interests, any sales brochure, registration statement, preliminary prospectus, prospectus, offering memorandum or circular, appraisal, report or inspection, or any disclosure or omission related to any of the foregoing, and any engagement, underwriting, placement agency or other role of, or services rendered by, any Entity in connection with any of the foregoing;

          (ii) the involvement of any of the Affiliate Releasees in or with the sale of the Secured Notes;

          (iii) the ownership, management and operation of any property by any of the Affiliate Releasees;

          (iv) the preparation by any of the Affiliate Releasees of financial statements, appraisals, or other reports or certificates in respect of the Debtor or the other Subsidiaries;

          (v) the actions, payments and obligations required of any of the Affiliate Releasees under, among other things, the Indenture, the Secured Notes and all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing;

          (vi) the use of proceeds by any of the Affiliate Releasees from the Secured Notes or revenues of the property of the Affiliate Releasees; and

          (vii) the undertaking by any of the Affiliate Releasees to restructure the obligations governed by the Indenture and evidenced by the Secured Notes, including any actions taken or not taken in respect of formulating, negotiating, soliciting acceptances to and implementing this Plan.

     The release provided in this Section 13.1 shall not release (a) any defenses of the Debtor or the other Affiliate Releasees to any Liability or (b) any obligations of the Reorganized Debtor arising under this Plan or the Implementation Documents.

13.2 RELEASE OF THE PLAN RELEASEES.

     Except as provided in the last sentence of this Section 13.2, the Plan Releasees are released from all Liabilities in any way relating to (a) the Debtor, the Reorganization Case, or this Plan, and (b) the Secured Notes or the Indenture. Subject to the limitations provided in the last sentence of this
Section 13.2, the release of the Plan Releasees provided in this Section 13.2 includes a release from Liabilities relating to:

          (i) the undertaking by the Plan Releasees to restructure the obligations governed by the Indenture and evidenced by the Secured Notes, including any actions taken or not taken in respect of formulating, negotiating and implementing this Plan;

          (ii) all actions effected or not effected by the Indenture Trustee or the Specified Holders, or their respective advisors, under the Indenture or under any other agreements, instruments or documents relating to the Debtor;

          (iii) the preparation by any of the Plan Releasees of financial statements, appraisals, or other reports or certificates in respect of the Debtor or the Subsidiaries or their properties;

          (iv) the actions, payments, and obligations required of any of the Plan Releasees under, among other things, the Indenture, the Secured Notes, and all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing; and

          (v) the use of proceeds by any of the Plan Releasees from the Secured Notes or the revenues of property of the Subsidiaries.

     The release provided in this Section 13.2 shall not release (a) any defenses of the Plan Releasees to any Liability or (b) any obligations of the Plan Releasees arising under this Plan or the Implementation Documents.

13.3 INJUNCTION.

     The Confirmation Order shall be an injunction to permanently enjoin and restrain all Entities from asserting against the Affiliate Releasees or the Plan Releasees, or their respective properties or interests in property, any Liabilities that are released by the Plan Releases or any Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date (other than actions provided for by the Plan). The Confirmation Order shall also be an injunction to enjoin permanently and restrain all Entities from taking any of the following actions (other than actions brought to enforce any right or obligation provided for by the Plan) against the Affiliate Releasees or the Plan Releasees or their respective properties or interests in property:

          (i) the commencement or continuation of any action or proceeding;

          (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order;

          (iii) creating, perfecting, or enforcing any encumbrance of any kind; and

          (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from any such party.

13.4 VESTING OF PROPERTY IN REORGANIZED DEBTOR.

     Effective as of the Effective Date all Assets of the Debtor shall be transferred to and shall vest in the Reorganized Debtor.

SECTION 14.    RETENTION OF JURISDICTION

14.1 RETENTION OF JURISDICTION.

     The Bankruptcy Court may retain jurisdiction, and if the Bankruptcy Court exercises its retained jurisdiction, shall have exclusive jurisdiction, of all matters arising out of, and related to, the Reorganization Case and this Plan pursuant to, and for the purposes of, sections 105 (a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

     (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

     (b) To determine any and all adversary proceedings, applications and contested matters;

     (c) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

     (d) To hear and determine any timely objections to Administrative Expense Claims or to proofs of claim and equity interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim, in whole or in part;

     (e) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

     (f) To issue such orders in aid of execution of this Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

     (g) To consider any modifications of this Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;

     (h) To hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses related to implementation and consummation of this Plan;

     (i) To hear and determine any disputes regarding the fees and expenses incurred by the Disbursing Agent;

     (j) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan;

     (k) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; and

     (l) To enter a final decree closing the Reorganization Case.

14.2 MODIFICATION OF PLAN.

     Modifications of this Plan may be proposed in writing by the Debtor at any time before confirmation, provided that this Plan, as modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Debtor shall have complied with section 1125 of the Bankruptcy Code. This Plan may be modified by the Debtor at any time after confirmation hereof and before substantial consummation hereof, provided that this Plan, as modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms this Plan as modified under section 1129 of the Bankruptcy Code and the circumstances warrant such modifications. A holder of a Claim or Equity Interest that has accepted this Plan shall be deemed to have accepted this Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

SECTION 15.    MISCELLANEOUS PROVISIONS

15.1 PAYMENT OF STATUTORY FEES.

     All fees payable pursuant to section 1930, title 28, United States Code shall be paid on the Effective Date.

15.2 DISSOLUTION OF CREDITORS' COMMITTEE.

     If a Creditors' Committee has been appointed, it shall automatically be dissolved on the Effective Date.

15.3 FEES AND EXPENSES OF PROFESSIONAL PERSONS.

     Except as may otherwise be or have been ordered by the Bankruptcy Court, all professionals seeking payment of reasonable fees and expenses incurred after the Effective Date in connection with the implementation of this Plan shall transmit a written invoice of such request to the Disbursing Agent with a copy to the Reorganized Debtor. If no written objection to the payment of such fees and expenses is received by the Disbursing Agent within thirty (30) days of the receipt by the Disbursing Agent of such request, the Disbursing Agent shall pay from the Distributable Cash held in the Claims Reserve such fees and expenses. If an objection to the payment of such fees and expenses is received by the Disbursing Agent within such 30-day period, the Disbursing Agent shall pay such fees and expenses only upon order of the Bankruptcy Court or the withdrawal of such objection.

15.4 SEVERABILITY OF PLAN PROVISIONS.

     If, prior to the Confirmation Date, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Debtor, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

15.5 GOVERNING LAW.

     Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit hereto provides otherwise, the rights, duties and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

15.6 PAYMENT OF WITHHOLDING OF TAXES; ALLOCATION OF PAYMENTS.

     Except as otherwise specifically provided in the Plan, all distributions made pursuant to the Plan shall, where applicable, be subject to information reporting to appropriate governmental authorities and to withholding of taxes. Except as otherwise prohibited by applicable tax law, the consideration received by Class 2 Creditors shall, for all income tax purposes, be allocated and applied first to the unpaid principal amount of the Secured Notes and thereafter to the unpaid accrued interest on the Secured Notes.

15.7 NOTICES.

     All notices, requests, and demands to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

     If to the Debtor:

                                 TV Filme, Inc.
                                 SCS, Quadra 07-Bloco A
                                 Ed. Executive Tower, Sala 601
                                 70.300-911 Brasilia-DF
                                 Brazil

                                 with a copy to:

                                 Kelley Drye and Warren, LLP
                                 101 Park Avenue
                                 New York, New York 10178
                                 Attn:  Mark I. Bane, Esq.
                                 Telephone: (212) 808-7800
                                 Telecopier: (212) 808-7897

     If to the Indenture Trustee:

                                 The Bank of New York
                                 101 Barclay Street
                                 Floor 21 West
                                 New York, New York  10286
                                 Attn:  Ms. Loretta Lundberg
                                 Telephone:  (212) 815-5080
                                 Telecopier:  (212) 815-5915

                                 with a copy to:

                                 Battle Fowler LLP
                                 75 East 55th Street
                                 New York, New York 10022
                                 Attn:  Douglas L. Furth, Esq.
                                 Telephone: (212) 856-6978
                                 Telecopier: (212) 230-7639

     Ad Hoc Noteholders' Committee:

                                 Resurgence Asset Management, LLC
                                 10 New King Street
                                 White Plains, New York
                                 Attn:  Steven Audi

                                 with a copy to:

                                 Jones Day Reavis & Pogue LLP
                                 599 Lexington Avenue
                                 New York, New York 10022
                                 Attn:  Marc S. Kirschner, Esq.
                                 Telephone: (212) 326-3939
                                 Telecopier: (212) 755-7306

Dated:        February 29, 2000

                                Respectfully submitted,

                                TV FILME, INC.

                                By: S/ HERMANO ALBUQUERQUE
                                    ----------------------
                                    Name: Hermano Albuquerque
                                    Title:  President and CEO

                      SCHEDULE 1 TO PLAN OF REORGANIZATION

                              LIST OF SUBSIDIARIES




ITSA-INTERCONTINENTAL   TELECOMUNICACOES
TV   FILME   BRASILIA   SERVICOS   DE TELECOMUNICACOES
TV FILME GOIANIA SERVICOS DE  TELECOMUNICACOES
TV FILME BELEM SERVICOS   DE   TELECOMUNICACOES
TV   FILME   CAMPINA   GRANDE   SERVICOS   DE TELECOMUNICACOES LTDA.
TV FILME PROGRAMADORA LTDA.
TV FILME SISTEMAS LTDA.
TV FILME ITSA OF CAYMAN, LTD.
TV FILME SERVICOS DE TELECOMUNICACOES LTDA.
TV FILME OPERACOES LTDA.
TV FILME OF CAYMAN, LTD.

                      SCHEDULE 2 TO PLAN OF REORGANIZATION

                       LIST OF ASSUMED EXECUTORY CONTRACTS


1. Agreement dated May 11, 1999, between the Debtor and Chanin Capital Partners relating to the retention of Chanin Capital Partners by the Ad Hoc Noteholders' Committee.

                                                                       EXHIBIT A

                  ITSA-INTERCONTINENTAL TELECOMUNICACOES LTDA.

                                    as Issuer

              TV FILME BRASILIA SERVICOS DE TELECOMUNICACOES LTDA.

               TV FILME GOIANIA SERVICOS DE TELECOMUNICACOES LTDA.

                TV FILME BELEM SERVICOS DE TELECOMUNICACOES LTDA.

           TV FILME CAMPINA GRANDE SERVICOS DE TELECOMUNICACOES LTDA.

                           TV FILME PROGRAMADORA LTDA.

                             TV FILME SISTEMAS LTDA.

                   TV FILME SERVICOS DE TELECOMUNICACOES LTDA.
                              -------------------
                            TV FILME OPERACOES LTDA.

                                  As Guarantors


                        12% SENIOR SECURED NOTES DUE 2004


                              -------------------


                                    INDENTURE


                               Dated as of , 2000





                              THE BANK OF NEW YORK


                                   as Trustee

                            CROSS-REFERENCE TABLE(1)

Trust Indenture Act Section                                    Indenture Section
---------------------------                                    -----------------

310   (a)(1)...............                                               7.10
      (a)(2)...............                                               7.10
      (a)(3)...............                                               N.A.
      (a)(4)...............                                               N.A.
      (a)(5)...............                                               7.10
      (b)..................                                          7.3, 7.10
      (c)..................                                               N.A.
311   (a)..................                                               7.11
      (b)..................                                               7.11
      (c)..................                                               N.A.
312   (a)..................                                                2.5
      (b)..................                                               12.3
      (c)..................                                               12.3
313   (a)..................                                                7.6
      (b)(1)...............                                               N.A.
      (b)(2)...............                                           7.6, 7.7
      (c)..................                                          7.6, 12.2
      (d)..................                                                7.6
314   (a)..................                                                4.3
         (a)(4)............                                               12.5
      (b)..................                                               N.A.
      (c)(1)...............                                               12.4
      (c)(2)...............                                               12.4
      (c)(3)...............                                               N.A.
      (d)..................                                         10.3, 10.4
      (e)..................                                               12.5
      (f)..................                                               N.A.
315   (a)..................                                             7.1(b)
      (b)..................                                          7.5, 12.2
      (c)..................                                             7.1(a)
      (d)..................                                             7.1(c)
      (e)..................                                               6.11
316   (a)(last sentence)...                                                2.9
      (a)(1)(A)............                                                6.5
      (a)(1)(B)............                                                6.4
      (a)(2)...............                                               N.A.
      (b)..................                                                6.7
      (c)..................                                                9.4
317   (a)(1)...............                                                6.8
      (a)(2)...............                                                6.9
      (b)..................                                                2.4
318   (a)..................                                               12.1
      (b)..................                                               N.A.
      (c)..................                                               12.1
------------------------------
(1)  This Cross-Reference Table is not part of this Indenture.
N.A. means not applicable

                                TABLE OF CONTENTS


                                                                            PAGE

ARTICLE 1   DEFINITIONS AND INCORPORATION BY REFERENCE.........................1
SECTION 1.1.  DEFINITIONS......................................................1
SECTION 1.2.  OTHER DEFINITIONS...............................................15
SECTION 1.3.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT...............15
SECTION 1.4.  RULES OF CONSTRUCTION...........................................16

ARTICLE 2   THE NOTES.........................................................16
SECTION 2.1.  FORM AND DATING.................................................16
SECTION 2.2.  EXECUTION AND AUTHENTICATION....................................17
SECTION 2.3.  TRUSTEE, REGISTRAR AND PAYING AGENT.............................18
SECTION 2.4.  PAYING AGENT TO HOLD MONEY IN TRUST.............................18
SECTION 2.5.  HOLDER LISTS....................................................19
SECTION 2.6.  TRANSFER AND EXCHANGE...........................................19
SECTION 2.7.  CERTIFICATED NOTES..............................................22
SECTION 2.8.  REPLACEMENT NOTES...............................................23
SECTION 2.9.  OUTSTANDING NOTES...............................................23
SECTION 2.10.  TREASURY NOTES.................................................23
SECTION 2.11.  TEMPORARY NOTES................................................23
SECTION 2.12.  CANCELLATION...................................................24
SECTION 2.13.  DEFAULTED INTEREST.............................................24
SECTION 2.14.  PERSONS DEEMED OWNERS..........................................24
SECTION 2.15.  CUSIP NUMBERS..................................................24

ARTICLE 3   REDEMPTION AND PREPAYMENT.........................................24
SECTION 3.1.  NOTICES TO TRUSTEE..............................................24
SECTION 3.3.  NOTICE OF REDEMPTION............................................25
SECTION 3.4.  EFFECT OF NOTICE OF REDEMPTION..................................26
SECTION 3.5.  DEPOSIT OF REDEMPTION PRICE.....................................26
SECTION 3.6.  NOTES REDEEMED IN PART..........................................26
SECTION 3.7.  OPTIONAL REDEMPTION.............................................26
SECTION 3.8.  MANDATORY REDEMPTION............................................27

ARTICLE 4   COVENANTS.........................................................27
SECTION 4.1.  PAYMENT OF NOTES................................................27
SECTION 4.2.  MAINTENANCE OF OFFICE OR AGENCY.................................27
SECTION 4.3.  PROVISIONS OF REPORTS AND OTHER INFORMATION.....................28
SECTION 4.4.  COMPLIANCE CERTIFICATE..........................................28
SECTION 4.5.  TAXES...........................................................29
SECTION 4.6.  STAY, EXTENSION AND USURY LAWS..................................29
SECTION 4.7.  LIMITATION ON RESTRICTED PAYMENTS...............................29
SECTION 4.8.  LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS
              AFFECTING SUBSIDIARIES..........................................31
SECTION 4.9.  LIMITATION ON INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK...31
SECTION 4.10.  LIMITATION ON ASSET SALES......................................32
SECTION 4.11.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.....................35
SECTION 4.12.  LIMITATION ON LIENS............................................35
SECTION 4.13.  GUARANTORS.....................................................35
SECTION 4.14.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.....................36
SECTION 4.15.  CORPORATE EXISTENCE............................................37

SECTION 4.16.  LIMITATION ON ASSET SWAPS......................................37
SECTION 4.17.  LIMITATION ON SALE LEASEBACK TRANSACTIONS......................38
SECTION 4.18.  MAINTENANCE OF BUSINESS, PROPERTIES AND INSURANCE..............38
SECTION 4.19.  IMPAIRMENT OF SECURITY INTEREST................................39
SECTION 4.20.  PAYMENT OF ADDITIONAL AMOUNTS..................................39

ARTICLE 5  SUCCESSORS.........................................................40
SECTION 5.1.  MERGER, CONSOLIDATION, OR SALE OF ASSETS........................40
SECTION 5.2.  SUCCESSOR COMPANY SUBSTITUTED...................................42

ARTICLE 6   DEFAULTS AND REMEDIES.............................................42
SECTION 6.1.  EVENTS OF DEFAULT...............................................42
SECTION 6.2.  ACCELERATION....................................................44
SECTION 6.3.  OTHER REMEDIES..................................................44
SECTION 6.4.  WAIVER OF PAST DEFAULTS.........................................44
SECTION 6.5.  CONTROL BY MAJORITY.............................................44
SECTION 6.6.  LIMITATION ON SUITS.............................................44
SECTION 6.7.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT...................45
SECTION 6.8.  COLLECTION SUIT BY TRUSTEE......................................45
SECTION 6.9.  TRUSTEE MAY FILE PROOFS OF CLAIM................................45
SECTION 6.10.  PRIORITIES.....................................................46
SECTION 6.11.  UNDERTAKING FOR COSTS..........................................46

ARTICLE 7   TRUSTEE...........................................................46
SECTION 7.1.  DUTIES OF TRUSTEE...............................................46
SECTION 7.2.  RIGHTS OF TRUSTEE...............................................47
SECTION 7.3.  INDIVIDUAL RIGHTS OF TRUSTEE....................................48
SECTION 7.4.  TRUSTEE'S DISCLAIMER............................................48
SECTION 7.5.  NOTICE OF DEFAULTS..............................................48
SECTION 7.6.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES......................48
SECTION 7.7.  COMPENSATION AND INDEMNITY......................................49
SECTION 7.8.  REPLACEMENT OF TRUSTEE..........................................49
SECTION 7.9.  SUCCESSOR TRUSTEE BY MERGER, ETC................................50
SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION..................................50
SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY..............50

ARTICLE 8   DEFEASANCE AND DISCHARGE..........................................51
SECTION 8.1.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE........51
SECTION 8.2.  LEGAL DEFEASANCE................................................51
SECTION 8.3.  COVENANT DEFEASANCE.............................................51
SECTION 8.4.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE......................52
SECTION 8.5.  DISCHARGE.......................................................52
SECTION 8.6.  DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST...53
SECTION 8.7.  REPAYMENT TO COMPANY............................................53
SECTION 8.8.  REINSTATEMENT...................................................54

ARTICLE 9   AMENDMENT, SUPPLEMENT AND WAIVER..................................54
SECTION 9.1.  WITHOUT CONSENT OF HOLDERS OF NOTES.............................54
SECTION 9.2.  WITH CONSENT OF HOLDERS OF NOTES................................54
SECTION 9.3.  COMPLIANCE WITH TRUST INDENTURE ACT.............................56
SECTION 9.4.  REVOCATION AND EFFECT OF CONSENTS...............................56
SECTION 9.5.  NOTATION ON OR EXCHANGE OF NOTES................................56
SECTION 9.6.  TRUSTEE TO SIGN AMENDMENTS, ETC.................................56
SECTION 9.7.  PAYMENTS FOR CONSENT............................................57

ARTICLE 10   COLLATERAL AND SECURITY..........................................57

SECTION 10.1.  SECURITY DOCUMENTS.............................................57
SECTION 10.2.  OPINIONS.......................................................57
SECTION 10.3.  RELEASE OF COLLATERAL..........................................57
SECTION 10.4.  CERTIFICATES OF THE COMPANY....................................58
SECTION 10.5.  AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE
               UNDER THE SECURITY DOCUMENTS...................................58
SECTION 10.6.  AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER
               THE SECURITY DOCUMENTS.........................................58

ARTICLE 11   GUARANTEE OF NOTES...............................................59
SECTION 11.1.  GUARANTEE......................................................59
SECTION 11.2.  GUARANTEE UNCONDITIONAL, ETC...................................60
SECTION 11.3.  LIMITATION OF GUARANTOR'S LIABILITY............................60
SECTION 11.4.  CONTRIBUTION...................................................60
SECTION 11.5.  RELEASE........................................................61
SECTION 11.6.  ADDITIONAL GUARANTORS..........................................61
SECTION 11.7.  GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.............61
SECTION 11.8.  SUCCESSORS AND ASSIGNS.........................................61
SECTION 11.9.  WAIVER OF STAY, EXTENSION OR USURY LAWS........................61

ARTICLE 12   MISCELLANEOUS....................................................62
SECTION 12.1.  TRUST INDENTURE ACT CONTROLS...................................62
SECTION 12.2.  NOTICES........................................................62
SECTION 12.3.  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF  NOTES.63
SECTION 12.4.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.............63
SECTION 12.5.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION..................63
SECTION 12.6.  RULES BY TRUSTEE AND AGENTS....................................64
SECTION 12.7.  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES
               AND OTHERS.....................................................64
SECTION 12.8.  GOVERNING LAW..................................................64
SECTION 12.9.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS..................64
SECTION 12.10. SUCCESSORS....................................................64
SECTION 12.11. SEVERABILITY..................................................64
SECTION 12.12. ORIGINALS.....................................................65
SECTION 12.13. TABLE OF CONTENTS, HEADINGS, ETC..............................65
SECTION 12.14. COUNTERPARTS..................................................65
SECTION 12.15. AGENT FOR SERVICE; SUBMISSION TO JURISDICTION;
               WAIVER OF IMMUNITIES..........................................65
SECTION 12.16. CURRENCY OF ACCOUNT; CONVERSION OF CURRENCY; FOREIGN
               EXCHANGE RESTRICTIONS.........................................66


                                      ANNEX

Annex I       EXISTING INDEBTEDNESS......................................Annex-1
Annex II      GUARANTORS.................................................Annex-2


                                    EXHIBITS

Exhibit A     FORM OF NOTE...................................................A-1
Exhibit B     CERTIFICATE OF TRANSFEROR......................................B-1


                                    SCHEDULE

Schedule I    SECURITY DOCUMENTS.............................................S-1

         This INDENTURE, dated as of , 2000, is by and among ITSA-Intercontinental Telecomunicacoes Ltda., a Brazilian limited liability company, as issuer (the "Company"), TV Filme Brasilia Servicos de Telecomunicacoes Ltda., a Brazilian limited liability company, TV Filme Goiania Servicos de Telecomunicacoes Ltda., a Brazilian limited liability company, TV Filme Belem Servicos de Telecomunicacoes Ltda., a Brazilian limited liability company, TV Filme Campina Grande Servicos de Telecomunicacoes Ltda., a Brazilian limited liability company, TV Filme Programadora Ltda., a Brazilian limited liability company, TV Filme Sistemas Ltda., a Brazilian limited liability company, TV Filme Servicos de Telecomunicacoes Ltda., a Brazilian limited liability company and TV Filme Operacoes Ltda., a Brazilian limited liability company, as guarantors (collectively, the "Guarantors") and The Bank of New York, as trustee (the "Trustee").

                                    RECITALS

     WHEREAS, the Company has issued to TV Filme, Inc., in a private placement offering, its promissory note, dated December 20, 1996, in the principal amount of US$140,000,000 (the "Existing Note"), the entire principal amount of which remains outstanding on the date hereof;

     WHEREAS, TV Filme, Inc. has transferred its assets to [NEW CAYMAN], as a result of which [NEW CAYMAN] has become the current holder of the Existing Note;

     WHEREAS, [NEW CAYMAN], on the date hereof, is contributing to the capital of the Company US$105,000,000 principal amount of the Existing Note;

     WHEREAS,[NEW CAYMAN] and the Company desire to restructure, amend and restate the remaining [US$35,000,000] outstanding principal amount of the Existing Note as 12% Senior Secured Notes due 2004 of the Company (the "Notes"), subject to the terms and conditions of this Indenture; and

     WHEREAS, for all purposes, the provisions of this Indenture shall not be construed to mean that the Existing Note has been prepaid or terminated before its original final maturity;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises, the parties listed above mutually covenant and agree, for the equal and ratable benefit of all Holders of the Notes, as follows:


                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.  DEFINITIONS.

     "Accounts" means all present and future rights of the Company and each Restricted Subsidiary to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person will be deemed to be control.

     "Agent" means any Registrar or Paying Agent.

     "Amendment Effective Date" means , 2000.

     "Applicable Law," except as the context may otherwise require, means all applicable laws, rules, regulations, ordinances, judgments, decrees, injunctions, writs and orders of any court or governmental agency or authority and rules, regulations, orders, licenses and permits of any United States federal, state, municipal, regional, or other governmental body, instrumentality, agency or authority, in each case in any way applicable to the Company, any Guarantor or the Collateral (or the ownership or use thereof).

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback or similar arrangement) other than sales or dispositions in the ordinary course of business consistent with past practices; and (ii) the issuance or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries. Notwithstanding the foregoing, none of the following will be deemed an Asset Sale: (a) a transfer of assets by the Company to a Restricted Subsidiary that is a Guarantor or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary that is a Guarantor; (b) a Restricted Payment that is permitted under Section 4.7; (c) dispositions in any fiscal year with Net Proceeds in the aggregate amount of US$500,000 (or the equivalent thereof at time of determination) or less; (d) an Asset Swap that is permitted under Section 4.16; (e) a contribution to an Unrestricted Subsidiary which complies with Section 4.7; (f) a sale and leaseback which complies with Section 4.17; (g) any liquidation of any Cash Equivalent; (h) the issuance or sale of Equity Interests of a Restricted Subsidiary to the Company or one of its other Restricted Subsidiaries; (i) sales or other dispositions of excess inventory of decoders or antennae; (j) sales or other dispositions of the assets or Capital Stock of TV Filme Programadora
Ltda.; but only if and to the extent that consideration other than cash is received for such sales or other dispositions; and (k) sales or issuances of the Capital Stock of a Restricted Subsidiary to Persons other than the Company or another Restricted Subsidiary in consideration of the transfer or contribution to the Restricted Subsidiary of assets that (i) have a value at least equal to the Fair Market Value of such Capital Stock at the time of such transaction and
(ii) would constitute a Related Business Investment if acquired by such Restricted Subsidiary with Net Proceeds of an Asset Sale; PROVIDED that, if such Restricted Subsidiary is a Guarantor, such sale or issuance of Capital Stock will not impair the Guarantee given by such Restricted Subsidiary and, PROVIDED, further, that the acquisition of such assets constitutes a Permitted Investment.

     "Asset Swap" means the execution of a definitive agreement, subject only to approvals of the Ministry of Communications or such other applicable Brazilian governmental authority or agency and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Telecommunications Assets between the Company or any of its Restricted Subsidiaries and another Person or group of Persons who are Affiliates of one another; PROVIDED that any amendment to or waiver of any closing condition which individually or in the aggregate is material to the Asset Swap will be deemed to be a new Asset Swap.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Authority" means any national, federal, state, provincial, municipal or local government or quasi-governmental agency or authority.

     "Bankruptcy Law" means Title 11, United States Code, or Brazilian Decree Law No. 7,661 of June 21, 1945 as each may be amended from time to time, or any similar federal, state or foreign law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, "concordata" or relief of debtors, that is applicable to the Company or any of its Subsidiaries.

     "Brazil" means the Federative Republic of Brazil.

     "Brazilian GAAP" means generally accepted accounting principles in Brazil, applied on a consistent basis.

     "Business Day" means any day other than a Saturday, Sunday, public holiday or day on which banking institutions in New York City (or, with respect to any payments or transfers to be made by the Trustee or any Agent, as applicable, in the city where such Trustee or Agent is located) are authorized or obligated by law to close.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital  Stock" means (i) in the case of a corporation,  corporate  stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights, quotas or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the Brazilian or United States government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Brazilian regulated bank or member bank of the U.S. Federal Reserve System having capital and surplus in excess of US$500,000,000 (or equivalent thereof at the time of determination) (or a branch of any such bank), (iii) repurchase obligations with a term of not more than seven calendar days for underlying securities of the types described in clauses
(i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above and (iv) commercial paper having the rating of at least P-1 from Moody's or at least A-1 from S&P and in each case maturing within 180 calendar days after the date of acquisition.

     "Casualty" means, with respect to any Collateral, loss of, damage to or destruction of all or any part of such Collateral.

     "Certificated Note" means a certificated Note bearing the securities legend set forth in Section 2.6(f).

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation, but excluding any foreclosure on the Collateral by the Trustee) the result of which is that any "person" (as defined above), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the voting stock of the Company or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Collateral" means (i) all of the Capital Stock of the Company and its Restricted Subsidiaries which is owned by the Company or another Restricted Subsidiary, (ii) non-cash consideration received as consideration for an Asset Sale pursuant to Section 4.10, and Related Business Investments acquired with Net Proceeds from an Asset Sale, Insurance Proceeds or Condemnation Proceeds,
(iii) all Collateral Property and all of the other assets (other than Capital Stock (except as provided for in clause (i) or (ii)) or cash and Cash Equivalents (except as provided for in this clause (iii)), whether now existing or from time to time hereafter acquired, of the Company or any Restricted

Subsidiary that is a Guarantor, including, without limitation, any and all real property and leasehold interests in real property now or hereafter owned by the Company or any such Restricted Subsidiary, all Equipment, the Collateral Account and all monies, Cash Equivalents, securities and instruments deposited or required to be deposited in the Collateral Account, copyrights (including all reissues and renewals thereof), patents (including all reissues and renewals thereof), licenses used in the Telecommunications Business, trademarks, trade secrets, trade secret rights, contracts, contract rights, general intangibles, goods, chattel paper, instruments, documents, and all proceeds and products of any and all of the foregoing, and (iv) any other property or assets securing the Notes and proceeds of any and all of the foregoing from time to time pursuant to this Indenture or any Security Document.

     "Collateral Account" means the collateral account established by the Trustee in accordance with the terms and conditions of [------------].

     "Collateral Agent" means the Trustee or a collateral agent appointed by the Trustee pursuant to any Security Document.

     "Collateral Property" means any and all real property and leasehold interests in real property (and all Equipment, Fixtures, and Improvements located thereon and on any leasehold properties) now or hereafter owned by the Company or any Restricted Subsidiary that is a Guarantor.

     "Commission" or "SEC" means the Securities and Exchange Commission, and any successor thereto.

     "Common Equity Interests" means (i) with respect to a person which is a corporation, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's Common Stock and includes, without limitation, all series and classes of such Common Stock and (ii) with respect to a Person which is not a corporation, Equity Interests which have characteristics similar in all material respects to those of Common Stock of a corporation.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Condemnation" means any taking of the Collateral or any part thereof, in or by condemnation, expropriation, or similar proceedings, eminent domain proceedings, seizure or forfeiture, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Collateral, or any part thereof, by any Authority.

     "Condemnation Proceeds" means any awards, proceeds, payment or other compensation arising out of a Condemnation.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in computing Consolidated Net Income, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale,
(ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, (iii) Consolidated Interest Expense and
(iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period, and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period), minus (v) non-cash items increasing consolidated revenues in determining such Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserves for, anticipated cash charges in any prior period and excluding the recognition of deferred sign-on or hook-up fee revenue), in each case, on a consolidated basis and determined in accordance with GAAP and (vi) to the extent included in computing Consolidated Net Income, an amount equal to any extraordinary gain. Notwithstanding the foregoing, the amounts referred to in clauses (i) through
(vi) of the preceding sentence with respect to Restricted Subsidiaries will only be added to (deducted from) Consolidated Net Income to compute Consolidated Cash Flow to the extent (and in the same proportion) that the Net Income of such

Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be paid as a dividend to such Person by such Restricted Subsidiary without direct or indirect restriction pursuant to the terms of its charter and by-laws and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Restricted Subsidiaries plus (ii) the aggregate liquidation value of all Disqualified Stock of such Person, in each case determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, interest payments in respect of Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (if such Guarantee or Lien is called upon and to the extent such interest payments are satisfied under or by means of such Lien), commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, in each case, on a consolidated basis and in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Guarantor or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person as to which Consolidated Net Income is being calculated or a Restricted Subsidiary thereof which is a Guarantor, (ii) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such Net Income to the specified Person as to which Consolidated Net Income is being calculated would not be permitted at the date of determination directly or indirectly, pursuant to the terms of such Restricted Subsidiary's charter and by-laws and all agreements, instruments, judgments, decrees, orders, statutes, rules or governmental regulations applicable to such Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, (iv) the cumulative effect of a change in accounting principles will be excluded and (v) the Net Income of any Unrestricted Subsidiary will be excluded, except to the extent of the amount of dividends or distributions paid in cash by such Unrestricted Subsidiary to the specified Person as to which Consolidated Net Income is being calculated or its Restricted Subsidiaries that are Guarantors.

         "Consolidated Net Worth" means, (a) with respect to a partnership as of any date, the sum of the common and preferred partnership interests of such Person and its consolidated Restricted Subsidiaries as of such date, as determined on a consolidated basis in accordance with GAAP, and (b) with respect to any other Person as of any date, the sum of (i) the consolidated equity of the common equity holders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred equity; PROVIDED that the preferred partnership interests or the preferred equity, as the case may be, is not (A) Disqualified Stock and (B) by its terms entitled to the payment of dividends or other distributions, unless such dividends or other distributions may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred partnership interests or preferred equity, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Amendment Effective Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Guarantors (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Contaminant" means any pollutant, contaminant (as those terms are defined in 42 U.S.C. ss. 9601(33) toxic pollutant (as that term is defined in 33 U.S.C. ss. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. ss. 9601(14)), hazardous chemical (as that term is defined by 29 CFR ss.
1910.1200(c)), hazardous waste (as that term is defined in 42 U.S.C. ss. 6903(5)), or any state oR local equivalent of such laws and regulations, including, without limitation, radioactive material, polychlorinated biphenyls, asbestos, petroleum, including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof, or any constituent of any such substance or waste.

     "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on the Amendment Effective Date, or (ii) was nominated for election or elected to such Board with the approval of two-thirds of the following members of such Board:
(a) the members of such Board who are described in clause (i) of this definition and (b) members of such Board previously nominated for election or elected to such Board as described in this clause (ii).

     "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company.

     "Custodian"   means   any   receiver,   trustee,   assignee,    liquidator,
sequestrator, custodian, "sindico," "comissario" or similar official under any Bankruptcy Law.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Depository" means, The Depository Trust Company, until a successor shall have been appointed and becomes such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" will mean or include such successor.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 calendar days after the date on which the Notes mature.

     "Environment" means all components of the earth, including, without limitation, air (and all layers of the soil, underground spaces and cavities and all land submerged under water) and water (and all surface and underground water), organic and inorganic matter and living organisms and the interacting
natural  systems  that  include  the  components   referred  to  above  in  this
definition.

     "Environmental Laws" means all Applicable Laws imposing liability or standards of conduct for or relating to the protection of the Environment, including, without limitation, (i) any actual or potential Release of any Contaminant into the Environment; (ii) the required notification of same; (iii) preventive or remedial measures in connection with any event or occurrence referred to in clause (i) of this definition above; and (iv) the manufacturing, processing, use, handling, packaging, labeling, sale, storage, recycling, disposal, destruction, incineration, or transportation of any Contaminant, or any solicitation or offer to do any activity referred to in this clause (iv) in connection with any Contaminant.

     "Equipment" means all equipment now or hereafter owned by the Company or any Restricted Subsidiary that is a Guarantor or in which any of them has or shall acquire an interest, now or hereafter located on, attached to or contained in or used or usable in connection with any Collateral Property, and shall also mean and include all building materials, construction materials, personal property constituting furniture, fittings, appliances, apparatus, leasehold improvements, machinery, devices, interior improvements, appurtenances, equipment, plant, furnishings, fixtures, computers, electronic data processing equipment, telecommunications equipment and other fixed assets now owned or hereafter acquired by the Company or any Restricted Subsidiary that is a Guarantor and now or hereafter used in the operation of any Collateral Property, and all proceeds thereof and all additions to, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, and wherever located, now or hereafter owned by the Company or any Restricted Subsidiary that is a Guarantor, and used or intended to be used in connection with, or with the operation of, any Collateral Property or the buildings, structures, or other improvements now or hereafter located at any Collateral Property, or in connection with any construction being conducted or which may be conducted thereon, all regardless of whether the same are located on any Collateral Property or are located elsewhere (including, without limitation, in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation and all extensions and replacements to, and proceeds of, any of the foregoing.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Existing   Indebtedness"   means  Indebtedness  of  the  Company  and  its
Restricted Subsidiaries in existence on the Amendment Effective Date listed on Annex I to this Indenture, until such amounts are repaid.

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy; PROVIDED that if such value exceeds US$1,000,000 (or equivalent thereof at the time of determination), such determination will be made in good faith by the Board of Directors of the Company.

     "Fixtures" means all Equipment now owned or hereafter acquired by the Company or any Restricted Subsidiary that is a Guarantor which is so related to the building or land in which or on which it is located that it is deemed fixtures or real property under the laws of the state or province in which it is located, together with all accessions, appurtenances, additions, replacements and substitutions for any of the foregoing and the proceeds thereof.

     "GAAP" means, as to any determination date, generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on such date.

     "Government Securities" means direct obligations of, or obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

     "Guarantee" means any obligation, contingent or otherwise, of any Person, directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay for (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by arrangement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guaranteed Obligations" has the meaning provided in Section 11.1.

     "Guarantor" means each Restricted Subsidiary of the Company existing on the Amendment Effective Date and identified on Annex II, and each Restricted Subsidiary created or acquired after the Amendment Effective Date that executes and delivers a Guarantee of the Obligations under the Notes.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest or currency exchange rate swap agreements, interest or currency exchange rate cap agreements and interest or currency exchange rate collar agreements and (ii) other agreements or arrangements, in any case, designed to protect such Person against fluctuations in interest or currency exchange rates.

     "Holder" or "Securityholder" means a Person in whose name a Note is registered on the Register.

     "Improvements" means all buildings, structures, Fixtures and improvements of every nature whatsoever to the extent such items are not owned by tenants or by equipment lessors that lease such property to the Company or a Restricted Subsidiary, and are situated on the land comprising any Collateral Property on the Amendment Effective Date or thereafter (including, without limitation, gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing, heating and ventilating fixtures, elevators, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to the land or said buildings, structures or improvements and including any additions, enlargements, extensions, modifications, repairs or replacements thereto).

     "Indebtedness" means, with respect to any Person, without duplication, (i) any liability, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), whether as a cash advance, bill, overdraft or money market facility loan, or (b) evidenced by a note, debenture or similar instrument or, to the extent drawn upon and not reimbursed, letters of credit or other similar liability evidenced by book-entry mechanism, or (c) for the payment of money relating to a Capital Lease Obligation or other obligation relating to the deferred purchase price of property; PROVIDED, HOWEVER, that Indebtedness will not include trade payables arising in the ordinary course of business consistent with past practice, or (d) in respect of any Hedging Obligation; (ii) any liability of others of the kind described in the preceding clause (i) which the Person has Guaranteed or which is otherwise its legal liability; and (iii) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or will otherwise be such Person's legal liability; PROVIDED, HOWEVER, for purposes of this clause (iii), if such obligation is not assumed by such Person, or not otherwise the legal liability of such Person, such obligation will only be included in Indebtedness to the extent of the Fair Market Value of such property or assets.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Insurance Proceeds" means any payment, proceeds or other amounts received at any time under any insurance policy as compensation in respect of a Casualty, PROVIDED, that, business interruption insurance proceeds shall not constitute Insurance Proceeds.

     "Interest Payment Date" means June 20 and December 20 of each year, commencing on June 20, 2000.

     "Inventory" means all of the Company's and each Restricted Subsidiary's (to the extent such Restricted Subsidiary is a Guarantor) now owned and hereafter existing or acquired inventory used or useful in the business of the Company and each Restricted Subsidiary (to the extent such Restricted Subsidiary is a Guarantor), wherever located.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions (for consideration) of Indebtedness,

Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that an acquisition of assets, Equity Interests or other securities by the Company or any of its Restricted Subsidiaries for consideration consisting of Common Stock of the Company will not be deemed to be an Investment.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, and any lease in the nature thereof).

     "Loss Event" means a Condemnation or Casualty involving an actual or constructive total loss or agreed or compromised actual or constructive total loss of all or substantially all of any Collateral Property except where the Company reasonably concludes that Restoration of such Collateral Property can be made in accordance with this Indenture and elects to do so in an Officers' Certificate delivered to the Trustee within 120 calendar days of the relevant Condemnation or Casualty.

     "Material Telecommunications License" means one or more authorizations issued by the Ministry of Communications or other applicable Brazilian governmental authority or agency used or useful in the operation of a Telecommunications Business that individually or collectively have a Fair Market Value exceeding US$1,000,000 (or the equivalent thereof at time of determination).

     "Moody's" means Moody's Investors Service, Inc., or any successor to its rating business.

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sales (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), any relocation expenses incurred as a result thereof, any taxes paid or payable by the Company or any of its Restricted Subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be paid to any Person (other than the Company, its Restricted Subsidiaries or its Affiliates) having a Lien on the assets subject to the Asset Sale, amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale, and any reserve for adjustments in respect of the sale price of such asset or assets established in accordance with GAAP; PROVIDED, HOWEVER, that if such proceeds are received by any such Restricted Subsidiary, all of the Equity Interests of which are not owned directly or indirectly by the Company, as a result of an Asset Sale by it, Net Proceeds for purposes of Section 4.10 will mean the proportion of such proceeds (as so adjusted) which is the same as the proportion of such Equity Interests owned directly or indirectly by the Company.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) as to which the lenders have expressly waived any recourse which they may have, in law, equity or otherwise, whether based on misrepresentation, control, ownership or otherwise, to the Company or any of its Restricted Subsidiaries, including, without limitation, a waiver of the benefits of the provisions of Section 1111(b) of Title 11, United States Code, as amended.

     "Note Custodian" means the custodian with respect to the Global Note or any successor person thereto and shall initially be the Trustee.

     "Notes" means the Company's 12% Senior Secured Notes due 2004 issued under this Indenture as an amendment and restatement of the Existing Note.

     "Obligations"   means   any   principal,    interest,    penalties,   fees,
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the chief executive officer, the president, the chief operating officer, the chief financial officer, the chief accounting officer, the treasurer, any assistant treasurer, the controller, the secretary, any assistant secretary or any vice-president of such Person.

     "Officers' Certificate" means a certificate signed on behalf of a Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, that meets the requirements set forth in this Indenture.

     "Operating Agreement" means any and all agreements between the Company or a Restricted Subsidiary, on the one hand, and another Restricted Subsidiary or Affiliate of the Company that holds any license or permit related to the business of the Company and its Subsidiaries, on the other hand.

     "Opinion of Counsel" means an opinion, to be obtained at the sole cost and expense of the Company or any Subsidiary of the Company, from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.5 hereof. The counsel may be counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Permits" means all licenses, permits, variances, approvals and certificates used in connection with the ownership, operation, improvement, use or occupancy of or installations at, any Collateral Property (including, without limitation, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Authority concerning ownership, improvement, operation, use or occupancy of such Collateral Property).

     "Permitted Investments" means (i) any Investment in the Company or in a Restricted Subsidiary of the Company which is a Guarantor; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any of its Restricted Subsidiaries in a Person engaged in the Telecommunications Business if, as a result of such Investment, (a) such Person becomes a Restricted Subsidiary of the Company and a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company which is a Guarantor; (iv) Investments in Restricted Subsidiaries that are not Guarantors in an aggregate amount not to exceed US$5,000,000 (or the equivalent thereof at the time of determination), PROVIDED, HOWEVER, that Investments in such Restricted Subsidiaries will be excluded from the calculation of such aggregate amount (A) if concurrently with such Investment such Restricted Subsidiary becomes a Guarantor or (B) from the time after such Investment such Restricted Subsidiary becomes a Guarantor; (v) Investments in Persons engaged in the Telecommunications Business, taken together with all other Investments made pursuant to this clause (v), in an aggregate amount not to exceed US$5,000,000 (or the equivalent thereof at time of determination); (vi) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10; (vii) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;
(viii) Investments the payment for which consists exclusively of Equity Interests (excluding Disqualified Stock) of the Company; (ix) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of the foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment; (x) Investments in shares of money market funds having assets in excess of US$500,000,000; and (xi) Investments existing on the Amendment Effective Date.

     "Permitted Liens" means (i) Liens securing any senior secured Indebtedness which may be incurred pursuant to clause (i) of Section 4.9(b); (ii) Liens in favor of the Company or any of its Restricted Subsidiaries which are Guarantors;
(iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Restricted Subsidiaries, PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any such Restricted Subsidiary; (iv) Liens on property or securing any Acquired Debt and which exist at the time of acquisition thereof by the Company or any of its Restricted
Subsidiaries, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens arising under this Indenture in favor of the Trustee; (vi) Liens existing on the Amendment Effective Date; (vii) Liens arising by reason of (1) any judgment, decree or order of any court, so long as enforcement of such Lien is effectively stayed and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation or other insurance; (4) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of money), bids, licenses, performance or similar bonds and other obligations of a like nature, in the ordinary course of business; (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessees), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations or in lieu of surety or appeal bonds; (7) surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; or (8) operation of law or statute and incurred in the ordinary course of business, including without limitation, those in favor of mechanics, materialman, suppliers, laborers or employees, and, if securing sums of money, for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;
(viii) Liens created by the Security Documents; (ix) Liens granted by the Company or any Restricted Subsidiary to secure Indebtedness incurred pursuant to clause (x) of Section 4.9(b), in each case representing all or part of the cost of purchase, lease, construction or improvement of property acquired, constructed or improved after the date hereof owed to a Person not an Affiliate of the Company; PROVIDED, HOWEVER, that (x) in any such case such Lien shall extend only to the specific property of the Company or any Restricted Subsidiary leased, acquired, constructed or improved with the proceeds of such Indebtedness and (y) the aggregate amount of Indebtedness secured by any such Lien shall not exceed the cost of purchase, lease, construction, or improvement of such property and (z) such Liens shall attach to such property within 90 calendar days of the acquisition or lease of, or completion of construction or improvement on, such property; (x) Liens incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries which do not secure obligations of the Company or any Restricted Subsidiary, including, without limitation, licenses and leases granted or made by the Company or any Restricted Subsidiary as licensor or lessor or which secure obligations that in the aggregate do not exceed US$2,000,000 (or the equivalent thereof at time of determination) at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or any such Restricted Subsidiary; and (xi) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; PROVIDED that the principal amount of the Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien will be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

     "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any such Restricted Subsidiary; PROVIDED that:
(i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, plus accrued interest and the amount of any premiums and transaction costs and reasonable expenses incurred in connection therewith; (ii) such Permitted Refinancing Debt has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred only by the Company or the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Programming Agreement" means the Programming License Agreement, dated as of June 27, 1996, between Tevecap S.A. and the TV Filme, Inc.

     "Related Business" means the businesses carried out by the Company or a Restricted Subsidiary on the date hereof and any reasonable extensions thereof, directly or indirectly, related to the Telecommunications Business.

     "Related Business Investment" means any expenditure by the Company or a Restricted Subsidiary, as the case may be, to acquire assets, or the Equity Interests of any Person that will as a result become a Restricted Subsidiary and a Guarantor and which owns assets, to be used in the ordinary course of a Related Business of the Company or such Restricted Subsidiary, as the case may be, which shall constitute Collateral.

     "Release" means any releasing, spilling, emitting, emptying, leaking, pumping, pouring, injecting, depositing, disposing, dumping, discharge, dispersing, leaching, escaping, emanating or migrating of any Contaminant in, on, into or onto the Environment, including without limitation the movement of any Contaminant through or in the environment, the abandonment or discard of barrels, containers, tanks or other receptacles containing any Contaminant, or any release, emission or discharge other than as permitted under any Environmental Laws.

     "Restoration" or "Restore" means the physical repair, restoration or rebuilding of all or any portion of the Collateral following any Casualty or Condemnation other than a Loss Event.

     "Restricted   Investment"  means  an  Investment  other  than  a  Permitted
Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Security Documents" means all of the security documents listed on Schedule I hereto.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Amendment Effective Date.

     "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc, or any successor to its rating business.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Telecommunications Assets" means assets used or useful in the ownership or operation of a Telecommunications Business.

     "Telecommunications Business" means, when used in reference to any Person, that such Person, directly or indirectly, is engaged primarily in the business of (i) transmitting video, voice or data, (ii) creating, developing or packaging entertainment or communications programming, (iii) offering private telephony services or (iv) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i), (ii) or (iii) above.

     "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), and the rules and regulations thereunder, as in effect on the date on which this Indenture is qualified under the TIA (except as provided in Sections 9.1(e) and 9.3).

     "Trading Day" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor or any subsequent successor, serving hereunder in the capacity as Trustee.

     "TV Filme Servicos" means TV Filme Servicos de Telecomunicacoes Ltda., a Brazilian limited liability company.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Company, but only to the extent that such Subsidiary (i) has no Indebtedness other than Non-Recourse Debt, (ii) does not own any Equity Interests of, or own or hold any Lien on, any property of the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated), (iii) has not, and the Subsidiaries of such Subsidiary have not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries, (iv) is not party to any material agreement, contract, arrangement or understanding with the Company or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the

Company, (v) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, (vi) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries and (vii) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that (i) such designation complied with the foregoing conditions, (ii) was permitted under Section 4.7 and
(iii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such designation. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted
Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.9, the Company will be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, PROVIDED that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted under Section 4.9, and (ii) no Default or Event of Default would be in existence following such designation.

     "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than the U.S. dollar at any one time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York City time) on the date one Business Day prior to the date of such determination.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person 95% or more of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.2.  OTHER DEFINITIONS.

                                                               Defined in
Term                                                           Section

"Additional Amounts"                                           4.20
"Affiliate Transaction"                                        4.11
"Asset Sale Offer"                                             4.10(b)
"Base Currency"                                                14.16(b)(i)
"Change of Control Offer"                                      4.14(a)
"Change of Control Payment"                                    4.14(a)
"Change of Control Payment Date"                               4.14(b)
"Covenant Defeasance"                                          8.3
"Discharge"                                                    8.5

"Event of Default"                                             6.1
"Excess Proceeds Amount"                                       4.10(b)
"Excluded Holder"                                              4.20
"Funding Guarantor"                                            11.4
"Global Note"                                                  2.1(b)
"incur"                                                        4.9(a)
"judgment currency"                                            14.16(b)(i)
"Legal Defeasance"                                             8.2
"Net Proceeds Offer Price"                                     4.10(b)
"Net Proceeds Purchase Date"                                   4.10(b)
"Participant"                                                  2.1(b)
"Paying Agent"                                                 2.3
"Paying Agent Agreement"                                       2.3
"Payment Default"                                              6.1(e)
"rate of exchange"                                             12.16(b)(v)
"Register"                                                     2.3
"Registrar"                                                    2.3
"Restricted Payments"                                          4.7(a)
"Taxes"                                                        4.20

SECTION 1.3.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security holder" means a Holder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligor" on the Notes means the Company, each Guarantor and any successor obligor the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4.  RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) "or" is not exclusive;

     (d) words in the singular include the plural, and in the plural include the singular;

     (e) provisions apply to successive events and transactions;

     (f) references to sections of or rules under the Securities Act or the Exchange Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

     (g) "herein," "hereof" and other words or similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision.


                                    ARTICLE 2
                                    THE NOTES

SECTION 2.1.  FORM AND DATING.

     (a) Provisions relating to the Notes are set forth in this Section 2.1. The Notes shall be substantially in the form of Exhibit A hereto which is hereby incorporated in and expressly made a part of this Indenture. Each Note shall be dated the date of its authentication.

     (b) Global Notes. Notes issued to a Person who has an account with, or is a member of, the Depository (a "Participant") shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons with the global securities legend and other securities legend set forth in Exhibit A hereto (each, a " Global Note"), which shall be deposited on behalf of the Holders of the Notes represented thereby with the Note Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, as hereinafter provided.

     (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to the Global Notes deposited with or on behalf of the Depository.

     The Company shall execute and the Trustee  shall,  in accordance  with this
Section 2.1(c), authenticate and deliver initially one or more Global Notes that
(a) shall be registered in the name of the Depository or the nominee of the Depository and (b) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Trustee as custodian for the Depository.

     Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

     (d) Certificated Notes. Except as provided in this Section 2.1, Section 2.6 or Section 2.7, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Certificated Notes. Notes issued to a Person who is not a Participant or will not be holding the Notes through a Participant will receive Certificated Notes; PROVIDED, HOWEVER, that upon transfer of such Certificated Notes to a Participant or a Person holding through a Participant, such Certificated Notes will, unless the relevant Global Note has previously been exchanged, be exchanged for an interest in a Global Note pursuant to the provisions of Section 2.6.

     (e) Provisions Applicable to Forms of Notes. The Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any Applicable Law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Officer of the Company executing such Notes, as conclusively evidenced by his/her execution of such Notes. All Notes will be otherwise substantially identical except as provided herein.

     Subject to the provisions of this Article 2, a registered Holder of a beneficial interest in a Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.2.  EXECUTION AND AUTHENTICATION.

     An Officer will sign the Notes for the Company by manual or facsimile signature. The Company's seal may be reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

     A Note will not be valid or obligatory for any purpose or entitled to the benefits of this Indenture until authenticated by the manual signature of the Trustee or its authenticating agent. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount of [US$35,000,000] upon a written order of the Company signed by two Officers. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of securities is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed [US$35,000,000] except (i) as provided in Section 2.8, and
(ii) that the principal amount of the Notes will increase if, on any of the first four Interest Payment Dates occurring after the date hereof, interest on the Notes is, at the option of the Company, to be paid in kind instead of in cash. Upon such an event, the Company will issue to each Holder of the Notes on any such Interest Payment Date, and the Trustee will authenticate, upon a written order of the Company signed by two Officers, an additional Note substantially in the form set forth in Exhibit A registered in the name of such Holder and having a principal amount equal to the amount of interest paid in kind on all of the outstanding Notes held by such Holder on such Interest Payment Date.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes.

     An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.3.  TRUSTEE, REGISTRAR AND PAYING AGENT.

     The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register ("Register") of the Notes and of their transfer and exchange. The Company may also from time to time appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar in accordance with the terms of Paying Agent Agreement, dated as of December 20, 1996, among the Company, Japan Bankers Trust Company, Ltd. and Bankers Trust Company, as may be amended from time to time (the "Paying Agent Agreement"). The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee will act, subject to the last paragraph of this Section 2.3, as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar; PROVIDED, HOWEVER, that none of the Company, its Subsidiaries or the Affiliates of the foregoing will act (i) as Paying Agent in connection with redemptions, offers to purchase, discharges and defeasance, as otherwise specified in this Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

     The Company hereby appoints The Bank of New York, at its Corporate Trust Office, as the Trustee hereunder and The Bank of New York hereby accepts such appointment. The Trustee will have the powers and authority granted to and conferred upon it in the Notes and hereby and such further powers and authority to act on behalf of the Company as may be mutually agreed upon by the Company and the Trustee, and the Trustee will keep a copy of this Indenture available for inspection during normal business hours at its Corporate Trust Office.

     The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar and to act as Note Custodian with respect to the Global Notes. Japan Bankers Trust Company, Ltd. will continue to act in its capacity as principal Paying Agent pursuant to the terms and conditions of the Paying Agent Agreement.

     All of the terms and provisions with respect to such powers and authority contained in the Notes are subject to and governed by the terms and provisions hereof.

     The Trustee may resign as Registrar or Paying Agent, if applicable, upon 30 calendar days prior written notice to the Company.

SECTION 2.4.  PAYING AGENT TO HOLD MONEY IN TRUST.

     The Company will require each Paying Agent other than the Trustee or the Company to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, or interest on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment of all such money over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

SECTION 2.5.  HOLDER LISTS.

         The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders pursuant to TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may require of the names and addresses of the Holders of Notes and the Company will strictly comply with TIA Section 312(a).

SECTION 2.6.  TRANSFER AND EXCHANGE.

     (a) Transfer and Exchange of Certificated Notes. If Certificated Notes are presented by a Holder to the Registrar with a request:

     (i) to register the transfer of the Certificated Notes; or

     (ii) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar will register the transfer or make the exchange as requested if its requirements for such transactions are met; PROVIDED, HOWEVER, that the Certificated Notes presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by such Holder's attorney, duly authorized in writing.

     (b) Restrictions on Transfer of a Certificated Note for a beneficial interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) certification from the Holder thereof (in substantially the form of Exhibit B hereto) that such Certificated Note is being transferred to a Participant or will be held through a Participant; and

          (ii) written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an adjustment on its books and records with respect to the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, such instructions to contain information regarding the Depository account to be credited with such increase;

then the Trustee shall cancel such Certificated Note and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Global Note equal to the principal amount of the Certificated Note so cancelled. If no applicable Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

     (c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests in Global Notes will be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note to another Global Note shall deliver to the Registrar: (A) if applicable, instructions given in accordance with the Depository's procedures directing the Trustee to credit or cause to be credited a beneficial interest in the applicable Global Note in an amount equal to the beneficial interest in the Global Note to be exchanged; and (B) a written order given in accordance with the Depository's procedures containing information regarding the Participant account of the Depository to be credited with such increase.

         The Registrar shall, in accordance with such instructions, instruct the Depository to increase and reduce, as applicable, the principal amount of each applicable Global Note to the extent required and to credit to the account of the Person specified in such instructions a beneficial interest in the applicable Global Note and to debit from the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

          (ii) Notwithstanding any provision of this Indenture (other than the provisions set forth in Section 2.7), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

     (d) Transfer of a Beneficial Interest in a Global Note for a Certificated Note. (i) Any person having a beneficial interest in a Global Note may transfer such beneficial interest in the form of a Certificated Note to a Person that is acquiring the Note and is not a Participant or is not holding the Note through a Participant upon receipt by the Trustee of an instruction, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an adjustment on its books and records with respect to the Global Note to reflect a decrease in the aggregate principal amount of the Notes represented by such Global Note, such instructions to contain information regarding the Participant account to be debited with such decrease. Upon receipt by the Trustee of such instructions and instruments, the Trustee or the Note Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of the Global Note to be reduced on its books and records and, following such reduction, the Company will execute and the Trustee will authenticate, upon a written order of the Company signed by two Officers, and deliver to the transferee a Certificated Note equal to the principal amount of the Global Note being reduced.

          (ii) Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Notes to the persons in whose names such Notes are so registered in accordance with the instructions of the Depository.

     (e) Authentication of Certificated Notes in Absence of Depository. If at any time:

          (i) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes or, if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act, and a successor Depository for the Global Notes is not appointed by the Company within 90 calendar days after delivery of such notice; or

          (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture in exchange for all or any part of the Notes represented by a Global Note or Global Notes, the Depository or the Note Custodian will surrender such Global Note to the Trustee, without charge, and then the Company will execute, and the Trustee will, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver in exchange for such Global Notes, Certificated Notes in an aggregate principal amount equal to the principal amount of such Global Notes. Such Certificated Notes will be registered in such names as the Depository shall direct in writing.

     (f) Legend.

          (i) Each Note certificate evidencing Global Notes will bear legends in substantially the following form:

               THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

               UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY TO A

               SUCCESSOR NOMINEE, OR BY THE DEPOSITORY OR NOMINEE TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC ), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE. TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE.

          (ii) Each note certificate evidencing Certificated Notes will bear legends in substantially the following form:

               THIS  IS  A  SECURITY   WITHIN  THE  MEANING  OF  THE   INDENTURE
               HEREINAFTER REFERRED TO.

               TRANSFERS OF THIS SECURITY OR PORTIONS OF THIS SECURITY TO GLOBAL FORM SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE.

     (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes will be returned to or retained and cancelled by the Trustee or its agent in accordance with Section
2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

     (h) General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Certificated Notes and Global Notes at the Registrar's request.

          (ii) No service charge will be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.11, 3.6, 3.7, 4.10, 4.14 and 9.5 hereto).

          (iii)Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

          (iv) Neither the Registrar nor the Company will be required:

               (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 Business Days before the day of any selection of Notes for redemption under Article III hereof and ending at the close of business on the day of selection; or

               (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

               (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          (v) Upon a written order of the Company signed by two Officers, the Trustee will authenticate Certificated Notes and Global Notes in accordance with the provisions of Section 2.2 hereof.

SECTION 2.7.  CERTIFICATED NOTES.

     (a) A Global Note deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.6 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depository is not appointed by the Company within 90 calendar days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture.

     (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.7 shall be surrendered by the Depository to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate, upon a written order of the Company signed by two Officers, and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section
2.7 shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct.

     (c) In the  event  of the  occurrence  of any of the  events  specified  in
Section 2.7(a), the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form without interest coupons.

SECTION 2.8.  REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company will, upon the written request of the Holder thereof, issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by such Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

     The provisions of this Section 2.8 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.9.  OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it (or its agent), those delivered to it (or its agent) for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is replaced pursuant to Section 2.8 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note (other than a mutilated Note surrendered for replacement) is held by a bona fide purchaser (as such term is defined in Section 8-302 of the Uniform Commercial Code as in effect in the State of New York).

     If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company or any of its Subsidiaries) holds, on a redemption date or maturity date, cash or Cash Equivalents sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

SECTION 2.10.  TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee has actual knowledge are so owned will be so disregarded.

SECTION 2.11.  TEMPORARY NOTES.

     Until Certificated Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes will be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as will be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate, upon a written order of the Company signed by two Officers, Certificated Notes in exchange for temporary Notes.

     Until such exchange, Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

SECTION 2.12.  CANCELLATION.

     The Company at any time may deliver Notes to the Trustee or its Agent for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee (or its Agent) and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes will be delivered to the Company from time to time. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee (or its Agent) for cancellation. If the Company acquires any of the Notes, such acquisition will not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee (or its Agent) for cancellation pursuant to this Section 2.12.

SECTION 2.13.  DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date will be less than 10 calendar days prior to the related payment date for such defaulted interest. At least 15 calendar days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such defaulted interest to be paid.

SECTION 2.14.  PERSONS DEEMED OWNERS.

     Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, the Company and any agent of the foregoing will deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes (including the purpose of receiving payment of principal of and interest on such Note; PROVIDED that defaulted interest will be paid as set forth in Section 2.13), and none of the Trustee, any Agent, the Company or any agent of the foregoing will be affected by notice to the contrary.

SECTION 2.15.  CUSIP NUMBERS.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will print CUSIP numbers on the Notes, and the Trustee may use CUSIP numbers in notices of redemption and purchase as a convenience to Holders; PROVIDED, HOWEVER, that any such notices may state that no representation is made as to the correctness of such numbers as printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or purchase will not be affected by any defect or omission in such numbers.


                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.1.  NOTICES TO TRUSTEE.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it will furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of Section 3.7 pursuant to which the redemption will occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and accrued and unpaid interest and (v) whether it requests the Trustee to give notice of such redemption. Any such notice may be cancelled at any time prior to the mailing of notice of such redemption to any Holder and will thereby be void and of no effect.

SECTION 3.2.  SELECTION OF NOTES TO BE REDEEMED.

     If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of any applicable Depository and securities exchange requirements or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate and in such manner as complies with any such requirements and any applicable legal requirements; PROVIDED that no Notes of $1,000 principal amount or less will be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, will be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.3.  NOTICE OF REDEMPTION.

     At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder's registered address.

     The notice will identify the Notes to be redeemed and will state:

     (a) the redemption date;

     (b) the redemption price and accrued and unpaid interest;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

     (d) the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company will have delivered to the Trustee, at least 40 days prior to the redemption date (unless a shorter period is acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4.  EFFECT OF NOTICE OF REDEMPTION.

         Unless otherwise stated therein, once notice of redemption is mailed in
accordance  with  Section  3.3  hereof,   Notes  called  for  redemption  become
irrevocably due and payable on the redemption date at the redemption price.

SECTION 3.5.  DEPOSIT OF REDEMPTION PRICE.

     On or prior to the redemption date, the Company will deposit with the Paying Agent (other than the Company or any of its Subsidiaries) money sufficient in immediately available funds to pay the redemption price of, and accrued interest on all, Notes to be redeemed on that date. The Paying Agent will promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed. If the money is deposited on the redemption date, such deposit will be made by 11:00 a.m. New York City time.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption whether or not such Notes are presented for payment, and the only remaining right of the Holders of such Notes will be to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest will be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption will not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal from the redemption date until such principal is paid and to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

SECTION 3.6.  NOTES REDEEMED IN PART.

     Upon surrender of a Note that is redeemed in part, the Company will issue and, upon the Company's written request, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7.  OPTIONAL REDEMPTION.

     (a) The Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve month period beginning on December 20 of the years indicated below:

    YEAR                                     PERCENTAGE

    2000                                     106.4375%
    2001                                     104.2917%
    2002                                     102.1458%
    2003 and thereafter                      100.0000%

     (b) Any redemption pursuant to this Section 3.7 will be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

SECTION 3.8.  MANDATORY REDEMPTION.

     Except as set forth under Sections 4.10 and 4.14 hereof, the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.1.  PAYMENT OF NOTES.

     The Company will pay or cause to be paid in the Borough of Manhattan, The City of New York the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Paying Agent will return to the Company, no later than two Business Days following the date of payment, any money (including accrued interest) in excess of the amounts paid on the Notes.

         The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim enforceable against the debtor under any Bankruptcy Law) on overdue principal and premium, if any, at a rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim against the debtor under such Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful.

SECTION 4.2.  MAINTENANCE OF OFFICE OR AGENCY.

     The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

SECTION 4.3.  PROVISIONS OF REPORTS AND OTHER INFORMATION.

     (a) The Company and each Guarantor will deliver to the Trustee and each Holder within 15 calendar days after the filing of the same with the Commission, copies of the annual reports and of the information, documents and other reports, if any, which the Company or such Guarantor is required to file with
the   Commission   pursuant  to  Section  13  or  15(d)  of  the  Exchange  Act.
Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such other information that would be required to be contained in a filing with the Commission if the Company were required to file such reports under Sections 13 and 15(d) of the Exchange Act PROVIDED, HOWEVER, that (i) such reports may be prepared in accordance with Brazilian GAAP (with annual U.S. GAAP reconciliation in accordance with the Commission's rules), (ii) such reports shall include, without limitation, a balance sheet, income statement and cash flow statement and shall contain condensed consolidating financial statements concerning the Company and its
Subsidiaries, and (iii) such annual reports shall be furnished within 105 calendar days following the end of each fiscal year of the Company. The Company will include an unaudited consolidating balance sheet and related statements of income and cash flows for the Company and its Subsidiaries separately identifying the Company and its Restricted Subsidiaries as one group and the

Company's Unrestricted Subsidiaries as a separate group, in all reports containing the consolidated financial statements (which in the case of annual reports will be audited) of the Company and its consolidated Subsidiaries which are required to be delivered by the Company to the Holders of Notes pursuant to this Section 4.3, including the Company's Annual Reports on Form 20-F and any interim reports on Form 6-K. If required by the terms thereof, the Company will also comply with the provisions of TIA Section 314(a).

     (b) Delivery of such reports, information and documents to the Trustee is for information purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.4.  COMPLIANCE CERTIFICATE.

     (a) The Company will deliver to the Trustee, within 120 calendar days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each of the Company and its Restricted Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each of the Company and the Restricted Subsidiaries is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Notes are prohibited or, if such event has occurred, a description of the event and what action each of the Company and its Restricted Subsidiaries is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3 above will be accompanied by a written statement of the Company's independent public accountants (who will be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that either the Company or any of the Guarantors has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants will not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company and each of the Guarantors will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5.  TAXES.

     The Company will pay, and will cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except (i) such as are contested in good faith and by appropriate proceedings, (ii) such for which reserves or other appropriate provision, if any, as shall be required to be made in conformity with Brazilian GAAP, has been made therefor, or (iii) where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.6.  STAY, EXTENSION AND USURY LAWS.

         The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7.  LIMITATION ON RESTRICTED PAYMENTS.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to any direct or indirect holder of the Company's Equity Interests in its capacity as such, other than dividends or distributions (A) paid or payable in Equity Interests (other than Disqualified Stock) of the Company or (B) paid or payable to the Company or any Restricted Subsidiary of the Company or (C) paid or payable in respect of Equity Interests of a Restricted Subsidiary to Persons other than the Company or a Restricted Subsidiary of the Company on not more favorable terms than a PRO RATA basis with dividends or distributions being paid in respect of Equity Interests held by the Company or a Restricted Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company or any Restricted Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company which is a Guarantor); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except at or following final maturity of such Indebtedness; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

          (I) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (II) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by the Company and its Restricted Subsidiaries after the Amendment Effective Date will not exceed, at the date of determination, the sum of (A) an amount equal to the Company's Consolidated Cash Flow from the first day of the Company's first full fiscal quarter following the Amendment Effective Date to the end of the Company's most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, less the product of 1.5 times the Company's Consolidated Interest Expense from the first day of the Company's first full fiscal quarter following the Amendment Effective Date to the end of the Company's most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, plus (B) 100% of the aggregate amount of cash and marketable securities contributed to the capital of the Company after the Amendment Effective Date, plus (C) 100% of the aggregate net cash proceeds received by the Company from the issue or sale after the Amendment Effective Date of Equity Interests of the Company or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (D) to the extent that any Restricted Investment that was made after the Amendment Effective Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (1) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (2) the initial amount of such Restricted Investment, plus (E) the aggregate amount of any cash dividends or distributions on any Restricted Investment and any repayment in cash of loans constituting Restricted Investments and the amount of any guarantee that constituted a Restricted Investment and is or has been released.

     (b) The provisions of Section 4.7(a) will not prohibit (i) the payment of any dividend or other distribution within 60 calendar days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition will be excluded from clause (II)(C) of Section 4.7(a); (iii) the defeasance, redemption, retirement or acquisition for value or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition will be excluded from clause (II)(C) of Section 4.7(a); (iv) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company from an employee or former employee of the Company or any of its Subsidiaries in connection with such employee's death, disability or termination of employment; PROVIDED that the amount expended by the Company or any of its Restricted Subsidiaries in connection with such redemption, repurchase, retirement or other acquisition does not exceed US$500,000 (or the equivalent thereof at time of determination) per year; and (v) the redemption, repurchase, retirement or other acquisition of any Equity Interest of any of the Company's Wholly Owned Restricted Subsidiaries.

     (c) The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under Section 4.7(a). All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of
(i) the net book value of such Investments at the time of such designation, (ii) the Fair Market Value of such Investments at the time of such designation and
(iii) the original Fair Market Value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Upon being so designated as an Unrestricted Subsidiary, any Guarantee which was previously executed by such Unrestricted Subsidiary will be deemed terminated.

     (d) The amount of all Restricted Payments not made in cash will be the Fair Market Value (which, if it exceeds US$1,000,000 (or the equivalent thereof at time of determination), will be determined by, and set forth in, a resolution of the Board of Directors of the Company and described in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the fiscal quarter end following the date of making any Restricted Payment, the Company will deliver to the Trustee an Officers' Certificate stating that all Restricted Payments during such quarter were permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.8. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries, (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, (iv) grant any Liens or security interests in favor of the Holders of the Notes and the Trustee or (v) guarantee the Notes and any renewals or refinancings thereof, except for such encumbrances or restrictions existing under or by reason of (A) Existing Indebtedness, (B) Applicable Law, (C) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that in the case of

Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (D) by reason of (x) customary non-assignment provisions in leases, licenses, sales agreements or other contracts entered into in the ordinary course of business and consistent with past practices or (y) restrictions imposed pursuant to a binding agreement for the sale or disposition of all or substantially all of the Equity Interests or assets of any Restricted Subsidiary, provided such restrictions apply solely to the Equity Interests or assets being sold, (E) Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations, mortgage financings or other purchase money obligations or obligations under other financing transactions relating to capital expenditures, incurred pursuant to clause (ix) of Section 4.9(b), (F) restrictions imposed by Permitted Liens on the transfer of the assets that are subject to such Liens, (G) Permitted Refinancing Debt, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive, as a whole, than those contained in the agreements governing the Indebtedness being refinanced or (H) provisions in agreements with other persons who own Equity Interests in a Restricted Subsidiary which have the effect of requiring that transactions described in clauses (ii) or (iii) above be effected on terms no more favorable to the Company or its Restricted Subsidiaries than a PRO RATA basis in accordance with Equity Interests owned in such Restricted Subsidiary.

SECTION 4.9.  LIMITATION ON INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) or Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock.

     (b) The foregoing provisions will not apply to:

          (i)  the   incurrence  by  the  Company  or  any  of  its   Restricted
               Subsidiaries of senior secured Indebtedness on commercially reasonable terms (as determined by the Board of Directors of the Company) in an aggregate principal amount not to exceed US$10,000,000 outstanding at any time, which Indebtedness will
               (A) rank PARI PASSU with or subordinate to the Notes, (B), if secured, be equally and ratably secured by the Collateral pursuant to security documents containing terms and conditions substantially similar to the Security Documents and (C) be subject to the terms and conditions of customary intercreditor agreements to be executed by the holders of such Indebtedness and the Trustee on behalf of the Holders in accordance with Section 7.1(g); PROVIDED, that all of the terms and conditions of such Indebtedness and all documentation pertaining thereto shall be approved by the Board of Directors of the Company, such approval to be set forth in a resolution of the Board of Directors and described in an Officers' Certificate delivered to the Trustee; and PROVIDED, further, that the Trustee shall be furnished with an Opinion of Counsel to the effect that the requirements of subclauses (A) and (B) of this clause (i) have been met;

          (ii) Indebtedness of any Restricted Subsidiary consisting of a guarantee of any senior secured Indebtedness incurred pursuant to clause (i) above, PROVIDED that (A) such Restricted Subsidiary is a Guarantor and (B) the obligations of such Restricted Subsidiary under its Guarantee of the Notes will rank PARI PASSU with its obligations under such guarantees of other senior secured Indebtedness;

          (iii) Existing Indebtedness;

          (iv) the incurrence by the Company of Indebtedness represented by the Notes (including, without limitation, Notes issued in payment of accrued interest on outstanding Notes) and this Indenture;

          (v) the incurrence of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided that (A) if the Company is an obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes, (B) if a Restricted Subsidiary is an obligor on such Indebtedness, such Restricted Subsidiary must be a Guarantor and (C) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, subject to the limitations set forth in Section 4.9(a);

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or for the purpose of fixing or hedging currency exchange risk, in each case incurred in the ordinary course of business and not for speculative reasons;

          (vii)the   incurrence  by  the  Company  or  any  of  its   Restricted
               Subsidiaries of Permitted Refinancing Debt;

          (viii) issuance of preferred stock by a Restricted Subsidiary of the Company to the Company or any of its Restricted Subsidiaries; or

          (ix) Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations, mortgage financings or other purchase money obligations or obligations under other financing transactions relating to capital expenditures, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Telecommunications Business.

SECTION 4.10.  LIMITATION ON ASSET SALES.

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (which, if it exceeds US$1,000,000 (or the equivalent thereof at time of determination), will be determined by, and set forth in, a resolution of the Board of Directors of the Company and described in an Officers' Certificate of the Company delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of, (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; PROVIDED that any (1) liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are cancelled or assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability, and (2) notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are promptly (but in any event, within 30 calendar days) converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) in each case will be deemed to be cash or Cash Equivalents for purposes of this provision,  (iii)  such  Asset  Sale is not  made by the  Company  to any of its
Restricted Subsidiaries, (iv) the Company shall cause the Net Proceeds consisting of cash or Cash Equivalents received in respect thereof to be deposited in the Collateral Account and the other consideration received to become Collateral as and when received by the Company or by any Restricted Subsidiary, (v) no Default or Event of Default shall have occurred and be continuing on the date of such proposed Asset Sale and (vi) such Asset Sale will not materially adversely affect or materially impair the value of the remaining Collateral or materially interfere with the Trustee's ability to realize such value and will not materially impair the maintenance and operation of the remaining Collateral, as determined by the Board of Directors of the Company, which determination shall be set forth in a resolution of the Board of Directors and described in an Officers' Certificate delivered to the Trustee.

     (b) The Company shall apply, or cause such Restricted Subsidiary to apply, the Net Proceeds of such Asset Sale and any Insurance Proceeds or Condemnation Proceeds, as the case may be, resulting from a Loss Event, within 270 calendar days of consummation of such Asset Sale or the collection of such Insurance
Proceeds or Condemnation Proceeds, as the case may be, for the following purposes, individually or in combination:

          (i) (A) to purchase or otherwise invest in Related Business Investments which shall constitute additional Collateral under the relevant Security Documents and which shall be subject to a first priority Lien in favor of the Trustee for the benefit of the Holders, subject to Liens permitted under the Security
               Documents in respect of the relevant item of Collateral; PROVIDED, that such purchase or Investment shall be made by the Company or such Restricted Subsidiary, (B) to purchase Notes in open-market transactions; PROVIDED, that the Company shall be deemed to have applied such Net Proceeds, Insurance Proceeds or Condemnation Proceeds pursuant to this clause (B) in satisfaction of the requirements of this covenant in an amount equal to the lesser of (x) the purchase price paid in such open-market transactions and (y) 100% of the principal amount of the Notes repurchased; PROVIDED, further that the aggregate amount of Net Proceeds, Insurance Proceeds or Condemnation Proceeds that may be deemed to be applied pursuant to this clause (B) shall not exceed US$5,000,000 in the aggregate from the Amendment Effective Date, and (C) to repay senior secured Indebtedness of the Company or its Restricted Subsidiaries incurred pursuant to clause (i) of
               Section 4.9(b); and

          (ii) if and to the extent that the Company fails to expend any Net Proceeds, Insurance Proceeds or Condemnation Proceeds remaining after application pursuant to the preceding subparagraph (b)(i) (the "Excess Proceeds Amount"), the Company shall make an offer to repurchase Notes (an "Asset Sale Offer") in an amount (expressed as an integral multiple of US$1,000) equal to the maximum aggregate principal amount of Notes that may be purchased with the Excess Proceeds Amount at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any (the "Net Proceeds Offer Price"), to the date of purchase (the "Net Proceeds Purchase Date") in accordance with the procedures set forth in this Section 4.10. The Company may defer the Asset Sale Offer until the aggregate unutilized Excess Proceeds Amount equals or exceeds US$10,000,000 resulting from one or more Asset Sales or Loss Events (at which time, the entire unutilized Excess Proceeds Amount, and not just the amount in excess of US$10,000,000, shall be applied as required pursuant to this paragraph). All amounts remaining after the consummation of any Asset Sale Offer pursuant to this paragraph shall remain subject to the Lien of the Security Documents and may be used by the Company only to purchase or otherwise invest in Related Business Investments (which shall constitute additional Collateral under the Security Documents) or to purchase Notes in open market transactions up to the maximum set forth in clause
               (i)(B) of this paragraph (b) or to permanently repay Indebtedness of the Company or any Guarantor that is not subordinated to the Notes.

     (c) Each notice of an Asset Sale Offer shall be mailed by first class mail to the record Holders as shown on the register of Holders not less than 30 calendar days nor more than 60 calendar days before the Net Proceeds Purchase Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of US$1,000 principal amount in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Excess Proceeds Amount, Notes of tendering Holders will be purchased on a PRO RATA basis (based on amounts tendered). An Asset Sale Offer shall remain open for a period of 20 Business Days and until the close of business on the Net Proceeds Purchase Date or such longer period as may be required by law. Each notice of an Asset Sale Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer and shall identify the Notes (including CUSIP number) and shall state the following terms: (i) that the Asset Sale Offer is being made pursuant to this Section 4.10 and that all Notes tendered will be accepted for payment; PROVIDED, HOWEVER, that if the aggregate principal amount of Notes tendered in an Asset Sale Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Asset Sale Offer, the Company shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of US$1,000 or multiples thereof shall be purchased);
(ii) the Net Proceeds Offer Price and the Net Proceeds Purchase Date; (iii) that any Note not tendered will continue to accrue interest; (iv) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Net

Proceeds Purchase Date; (v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Net Proceeds Purchase Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Net Proceeds Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and (vii) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; PROVIDED that each Note purchased and each new
Note issued shall be in an original principal amount of US$1,000 or an integral multiple thereof.

     On or before 11:00 a.m. on the Net Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Asset Sale Offer which are to be purchased in accordance with clause (ii) of paragraph (b) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Net Proceeds Offer Price of all Notes to be purchased and
(iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the Net Proceeds Offer Price. For purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

     If an offer is made to repurchase the Notes pursuant to an Asset Sale Offer, the Company will comply with the requirements of Section 14(e) of the Exchange Act, if applicable, the provisions of Rule 13e-4 and Rule 14e-1, if applicable, and any other tender offer rules under the Exchange Act or other relevant United States Federal and state securities legislation which may then be applicable and will file Schedule 13E-4 or any other schedule required thereunder in connection with any offer by the Company to purchase Notes pursuant to an Asset Sale Offer. Notes repurchased pursuant to an Asset Sale Offer shall be delivered to the Trustee for cancellation pursuant to Section 2.12.

     (d) All Net Proceeds, Insurance Proceeds and Condemnation Proceeds from Loss Events and non-cash consideration from Asset Sales, including all Excess Proceeds Amounts, shall be deposited in the Collateral Account and be subject to the perfected first priority Lien in favor of the Trustee subject to Liens permitted under the Security Documents in respect of the relevant item of Collateral. To the extent not applied as set forth above, such Excess Proceeds Amounts shall remain on deposit in the Collateral Account in accordance with this Indenture and the Security Documents. Excess Proceeds Amounts so deposited in the Collateral Account may be withdrawn from the Collateral Account pursuant to Section 4.10(b).

     (e) Notwithstanding the foregoing, any disposition of Collateral that is governed under and complies with Article 5 shall not be deemed to be an Asset Sale, except that in the event of the transfer of substantially all (but not all) of the Property of the Company and its Subsidiaries to a Person in a transaction permitted under Article 5, the successor corporation shall be deemed to have sold the Collateral not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such Property of the Company or its Subsidiaries deemed to be sold shall be deemed to be Net Proceeds for purposes of this Section 4.10.

SECTION 4.11.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (other than the Company or a Wholly Owned Restricted Subsidiary) (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate
Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions after the Amendment Effective Date involving aggregate consideration in excess of US$2,000,000 (or the equivalent thereof at time of determination), a resolution described in an Officers' Certificate, certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions after the Amendment Effective Date involving aggregate consideration in excess of US$5,000,000 (or the equivalent thereof at time of determination), an opinion as to the fairness to the Holders of the Notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of recognized national standing in Brazil; PROVIDED that (1) any transaction with an officer or director of the Company or any Restricted Subsidiary (in connection with such person's compensation, employee benefit or severance arrangements) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and customary in the industry of the Company or such Restricted Subsidiary, (2) transactions between or among the Company and its Restricted Subsidiaries, (3) the Programming Agreement, (4) any Operating Agreement that contains terms and conditions substantially the same as the Master Operating Agreement dated July 24, 1996 between the Company and TV Filme Servicos, and (5) Restricted Payments and Permitted Investments that are permitted under Section 4.7, in each case, will not be deemed Affiliate Transactions.

SECTION 4.12.  LIMITATION ON LIENS.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, affirm, assume or suffer to exist any Lien of any kind on any property or asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except for Liens securing any senior secured Indebtedness incurred pursuant to clause (i) of Section 4.9(b), PROVIDED that no such Lien shall be senior to the Liens on the Collateral granted to the Trustee under the Security Documents; PROVIDED, HOWEVER, that the foregoing will not prohibit or restrict Permitted Liens.

SECTION 4.13.  GUARANTORS.

     (a) If at any time on or after the Amendment Effective Date, and at any time that any of the Obligations remain outstanding, the Company or any Restricted Subsidiary establishes or creates a Restricted Subsidiary and either the Company elects to have such Restricted Subsidiary become a Guarantor or the establishment or creation of such Restricted Subsidiary would be a Restricted Investment unless it becomes a Guarantor, then the Company (or the Restricted Subsidiary directly owning Capital Stock of such other Restricted Subsidiary) shall (i) cause each such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which each such Restricted Subsidiary shall guarantee the Obligations of the Company on a senior basis together with an opinion of counsel (which counsel may be an employee of the Company) to the effect that the supplemental indenture has been duly executed and delivered by each such Restricted Subsidiary and is in compliance in all material respects with the terms of this Indenture, (ii) cause such Restricted Subsidiary to execute and deliver to the Trustee such Security Documents, and do all other acts and things, as may be required to convey to the Trustee a first priority security interest in all property of such Restricted Subsidiary included within the definition of "Collateral" herein, and (iii) deliver to the Trustee for the benefit of the Holders the stock certificates representing the Capital Stock of any such Restricted Subsidiary, together with stock powers with respect to such Capital Stock in blank.

     (b) The Company will not permit any Restricted Subsidiary that is a Guarantor to issue or sell any Capital Stock other than to the Company or a Restricted Subsidiary, (i) if such issuance or sale could adversely affect or impair the legality or enforceability of, or the ability of the Trustee to realize upon, the Guarantee granted by such Restricted Subsidiary hereunder;

(ii) if such issuance or sale would result in any Person or Persons (other than the Company or a Restricted Subsidiary), directly or indirectly, owning or controlling 15% or more of the Capital Stock of any Restricted Subsidiary that is a Guarantor; PROVIDED, HOWEVER, that any sale of 100% of the shares of Capital Stock of any Restricted Subsidiary that is a Guarantor effected in accordance with Section 4.10 or Section 5.1 shall be permitted; and (iii) unless such Restricted Subsidiary receives the Fair Market Value for such Capital Stock.

SECTION 4.14.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

     (a) Upon the occurrence of a Change of Control, the Company will make an offer (a "Change of Control Offer") to repurchase all or any part (equal to US$1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within 30 calendar days following any Change of Control, the Company will mail a notice to each Holder describing the transaction that constitutes the Change of Control and offering to repurchase Notes pursuant to the procedures required by this Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. The Change of Control provisions described in this Section 4.14 will be applicable whether or not any other provisions of this Indenture are applicable.

     (b) Notice of a Change of Control Offer will be mailed by the Company, with a copy to the Trustee, or, at the Company's option, by the Trustee (at the Company's expense) not more than 30 calendar days after the Change of Control to each Holder of the Notes at such Holder's last registered address appearing in the Register. In such notice, the Company will describe the transaction that constitutes the Change of Control and offer to repurchase Notes pursuant to the procedures established by this Section 4.14 and described in such notice. The notice will contain all instructions and materials necessary to enable Holders to tender Notes pursuant to the Change of Control Offer. In addition, the notice will state: (i) that the Change of Control Offer is being made pursuant to this
Section 4.14 and that all Notes tendered will be accepted for payment; (ii) the Change of Control Payment and the purchase date, which will be no sooner than 60 nor later than 90 calendar days after the Change of Control (the "Change of Control Payment Date"); (iii) that any Note not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to deliver the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, the Depository (if appointed by the Company), or the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Company, the Depository or the Paying Agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to at least US$1,000 in principal amount or an integral multiple thereof.

     (c) On the Change of Control Payment Date, the Company will (i) accept for payment Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money in immediately available funds sufficient to pay the purchase price of all Notes or portions thereof so accepted, and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. If the Company complies with its obligations set forth in the immediately preceding sentence, whether or not a Default or Event of Default has occurred and is continuing on the Change of Control Payment Date, the Paying Agent will as promptly as practicable mail or deliver to each Holder of Notes so accepted payment in an amount equal to the purchase price, and the Company will execute and the Trustee will as promptly as practicable authenticate and mail or deliver to such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered; PROVIDED that each such new Note will be in a principal amount of US$1,000 or an integral multiple thereof. Any Notes not so accepted will be as promptly as practicable mailed or delivered by the Trustee to the Holders thereof. The Company will publicly announce the results of the Change of Control Offer on or as promptly as practicable after the Change of Control Payment Date. For purposes of this Section 4.14, the Trustee will act as the Paying Agent.

     (d) Prior to complying with the other provisions of this Section 4.14, but in any event within 90 calendar days following a Change of Control, the Company will either repay all outstanding Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Indebtedness to permit the repurchase of Notes required by this Section 4.14.

     (e) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.15.  CORPORATE EXISTENCE.

     Except as otherwise permitted pursuant to the terms hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents (as the same may be amended from time to time), and (ii) the material rights (charter and statutory), licenses and franchises of the Company and each of its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company will not be required to preserve any such right, license or franchise belonging to it or any of its Restricted Subsidiaries, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof would not reasonably be expected to be adverse in any material respect to the Holders of the Notes.

SECTION 4.16.  LIMITATION ON ASSET SWAPS.

     The  Company  will  not,  and  will  not  permit  any  of  its   Restricted
Subsidiaries to, in one or a series of related transactions, directly or indirectly, engage in any Asset Swaps, unless:

     (i) at the time of entering into the agreement to swap assets and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (ii) the respective Fair Market Values of the assets being purchased and sold by the Company or any of its Restricted Subsidiaries are substantially the same at the time of entering into the agreement to swap assets; and

     (iii)at the time of the consummation of the proposed Asset Swap, the percentage of any decline in the Fair Market Value of the asset or assets being acquired by the Company and its Restricted Subsidiaries will not be significantly greater than the percentage of any decline in the Fair Market Value of the assets being disposed of by the Company or its Restricted Subsidiaries, calculated from the time the agreement to swap assets was entered into.

SECTION 4.17.  LIMITATION ON SALE LEASEBACK TRANSACTIONS.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company may enter into a sale and leaseback transaction if the Company could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 4.12.

SECTION 4.18.  MAINTENANCE OF BUSINESS, PROPERTIES AND INSURANCE.

     (a) The  Company  will  not,  and will  not  permit  any of its  Restricted
Subsidiaries to, engage in any business other than the Telecommunications Business and such business activities as are incidental or directly related thereto.

     (b) The Company shall, and shall cause each of the Restricted Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals, replacements, additions, betterments and improvements thereto to actively conduct and carry on its business; PROVIDED, HOWEVER, that nothing in this Section 4.18 shall prevent the Company or any of the Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders as determined by the Board of Directors of the Company.

     (c) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of Brazil or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies in Brazil and for companies similarly situated in the industry; PROVIDED, HOWEVER, that the Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, directors and officers liability insurance with reputable insurers.

     (d) The Company shall, and shall cause each of its Restricted Subsidiaries to comply with all Applicable Laws of any Authority except to the extent that noncompliance could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise) or prospects of the Company or its Restricted Subsidiaries, as determined by the Board of Directors of the Company.

     (e) The Company will not permit the Operating Agreement to terminate or be modified in any way which prevents the Company and the Restricted Subsidiaries from operating pay television systems relating to the Company's authorizations, licenses or Permits.

SECTION 4.19.  IMPAIRMENT OF SECURITY INTEREST.

     Neither the Company nor any of its Subsidiaries will take or omit to take any action which action or omission could reasonably be expected to have the result of materially and adversely affecting or materially impairing the security interests in favor of the Trustee, on behalf of itself and the Holders, with respect to the Collateral. Neither the Company nor any of its Subsidiaries will enter into any agreement or instrument that by its terms requires the Net Proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person prior to the repayment in full of the Notes, other than the Indebtedness permitted under
Section 4.9(b)(i) to the extent such repayment, redemption, defeasance, acquisition or retirement is permitted under Section 4.10(b).

SECTION 4.20.  PAYMENT OF ADDITIONAL AMOUNTS.

     All payments by the Company in respect of the Notes or any Guarantor in respect of its Guarantee of the Notes shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, including penalties, interest and any other liabilities related thereto, imposed or levied by or on behalf of Brazil or any relevant jurisdiction or any political subdivision or authority thereof or therein having power to tax ("Taxes"). In the event that the Company or any Guarantor, as the case may be, is required to make any withholding or deduction for or on account of any Taxes from any payment made under or with respect to the Notes, or its Guarantee, as the case may be, the Company or any Guarantor, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received had such Taxes not been withheld or deducted; PROVIDED, that no Additional Amounts will be payable to a Holder (an "Excluded Holder") (i) with which the Company or any Guarantor, as the case may be, does not deal at arm's length at the time of making such payment, (ii) which is subject to such Taxes by reason of its being connected with Brazil or any political subdivision or authority thereof otherwise than by the mere holding of the Notes or the receipt of payments thereunder, (iii) which presents any Note for payment of principal more than 60 calendar days after the later of (x) the date on which payment first became due and (y) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount payable having been so received, notice to that effect shall have been given to the Holders by the Company, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Note for payment on the last day of the applicable 60-day period, (iv) which failed to duly and timely comply with a timely request of the Company to provide information, documents or other evidence concerning the Holder's nationality, residence, entitlement to treaty benefits, identity or connection with Brazil or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such Holder but for this clause
(iv), (v) on account of any estate, inheritance, gift, sale, transfer, personal property or other similar Tax, (vi) which is a fiduciary, a partnership, or not the beneficial owner of any payment on a Note, if and to the extent that any beneficiary or settlor of such fiduciary, any partner in such partnership, or the beneficial owner of such payment (as the case may be) would not have been entitled to receive Additional Amounts with respect to such payment if such beneficiary, settlor, partner or beneficial owner had been the Holder of such Note or (vii) any combination of the foregoing numbered clauses of this proviso.

     The Company or any Guarantor, as the case may be, will also (i) make such withholding or deduction as required by applicable law and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company or any Guarantor, as the case may be, will furnish, within 60 calendar days after the date the payment of any Taxes is due pursuant to applicable law, to the Trustee copies of tax receipts evidencing that such payment has been made by the Company or such Guarantor, as the case may be, in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to the Company or such Guarantor, as the case may be. The Trustee shall make such evidence available to the Holders of Notes upon written request.

     If the Company or any Guarantor, as the case may be, has paid any Additional Amounts to any Holder or, if different, the beneficial owners of an interest in any Note, and such person is entitled to a refund of the Taxes to which such Additional Amounts are attributable from any competent taxation authority or other governmental body, then (a) such person shall so notify the Company or such Guarantor as promptly as practicable after learning of such entitlement, and as soon as practicable but in any event within 30 calendar days after receiving a written request therefor from the Company or such Guarantor, as the case may be, comply with any administrative procedure to obtain such refund and (b) upon receipt of such refund, promptly pay over such refund to the Company or such Guarantor, as the case may be. If Additional Amounts are paid to a Holder, or, if different, the beneficial owner of an interest in any Note, and it is subsequently determined that such Person was not entitled to such Additional Amounts, then such Person shall promptly refund to the Company or such Guarantor, as the case may be, the amount of all such Additional Amounts previously paid to such Person.

     The Company will indemnify and hold harmless each Holder of Notes that are outstanding on the date that withholding or deduction was required pursuant to applicable law (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of (i) any taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes or any Guarantee, as the case may be, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and
(iii) any taxes  imposed with respect to any  reimbursement  under clause (i) or
(ii) above.

     Whenever in this Indenture there is mentioned, in any context, (a) the payment of principal (and premium, if any), (b) purchase prices in connection with a repurchase of Notes, (c) interest or (d) any other amount payable on or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.


                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.1.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

     (a) The Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity, unless:

     (i) the Company is the surviving entity or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of Brazil;

     (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

     (iii)immediately after giving effect to such transaction, no Default or Event of Default exists or would exist;

     (iv) such transaction will not result in the loss or suspension or material impairment of any Material Telecommunications License;

     (v) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will (treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction) (A) have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately prior to the transaction and (B) be in compliance with the Indebtedness limitation set forth in Section 4.9(b); and

     (vi) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in form reasonably satisfactory to the Trustee, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

     (b) Subject to the provisions described in Section 5.1(e), no Guarantor may consolidate or merge with or into (whether or not such Guarantor is the surviving entity or Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, entity or Person unless:

     (i) the entity or Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Guarantor under the Guarantee, in form satisfactory to the Trustee;

     (ii) immediately after such transaction, no Default or Event of Default exists;

     (iii)the Company and its Restricted Subsidiaries will have a Consolidated Net Worth immediately after such transaction equal to or greater than the Consolidated Net Worth of the Company and its Restricted Subsidiaries immediately preceding such transaction and be in compliance with the Indebtedness limitation set forth in Section 4.9(b) (treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction);

     (iv) the Company shall have delivered to the Trustee an Officers' Certificate, and an Opinion of Counsel in form reasonably satisfactory to the Trustee, each stating that such consolidation, merger or transfer complies with this Indenture; and

     (v) such Guarantor shall have delivered a written instrument in form reasonably satisfactory to the Trustee confirming its Guarantee after giving effect to such consolidation, merger or transfer.

Notwithstanding the foregoing, any Guarantor may merge into, consolidate with or transfer all or part of its properties or assets to the Company, one or more Guarantors or one or more Restricted Subsidiaries of the Company which become Guarantors concurrently therewith.

     (c) Notwithstanding Section 5.1(b), if no Default exists or would exist under this Indenture, concurrently with any sale or disposition (by merger or otherwise) of any Guarantor in accordance with the terms of this Indenture (other than a transaction subject to the provisions of Section 5.1(b)) by the Company or any of its Restricted Subsidiaries to any Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries, such Guarantor will automatically and unconditionally be released from all obligations under its Guarantee; PROVIDED, HOWEVER, that any such release will occur only to the extent that all obligations of such Guarantor under, and all of its guarantees of, and all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company or any of its Restricted Subsidiaries will also terminate upon such release, sale or transfer; and PROVIDED, further, that the Company deposits the Net Proceeds of such Asset Sale in the Collateral Account in accordance with Section 4.10.

     (d) For purposes of this Section 5.1, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more of the Subsidiaries of the Company or a Guarantor, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company or such Guarantor, as the case may be, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company or such Guarantor, as the case may be.

     (e)   Notwithstanding   Section  5.1(a),  any  Restricted   Subsidiary  may
consolidate with, merge into or transfer all or part of its properties and assets to, the Company or another Restricted Subsidiary.

SECTION 5.2.  SUCCESSOR COMPANY SUBSTITUTED.

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole in accordance with Section 5.1, the successor corporation formed by such consolidation or into which the Company or the Restricted Subsidiary is merged or to which such transfer is made, will succeed to, and be substituted for, and may exercise every right and power of the Company or the Restricted Subsidiary under this Indenture with the same effect as if such successor corporation had been named as the Company or the Restricted Subsidiary herein; and thereafter, if the Company or the Restricted Subsidiary is dissolved following a transfer of all or substantially all of its assets in accordance with this Indenture, the Company or the Restricted Subsidiary will be discharged and released from all obligations and covenants under this Indenture, the Security Documents and the

Notes. The Trustee will enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company or the Restricted Subsidiary.


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.1.  EVENTS OF DEFAULT.

     An "Event of Default" occurs if one of the following shall have occurred and be continuing:

     (a) the Company defaults in the payment when due of any interest payable with respect to the Notes at any time, which default continues for a period of 30 calendar days;

     (b) the Company defaults in payment when due of the principal of or premium, if any, on the Notes at maturity, upon repurchase (including, without limitation, pursuant to a Change of Control Offer or an Asset Sale Offer), upon acceleration, redemption or otherwise;

     (c) the granting by the Company or any Restricted Subsidiary of any Lien to secure Indebtedness in excess of US$100,000 (other than a Permitted Lien);

     (d) the Company fails to comply with the provisions of Sections 4.10, 4.14,
4.19 or 5.1;

     (e) the Company fails to comply with any of its other agreements in this Indenture or the Notes and such failure continues for 30 calendar days after notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

     (f) the Company defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed of the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists or is created after the Amendment Effective Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness following the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates US$5,000,000 (or the equivalent thereof at time of determination) or more;

     (g) the Company or any of its Restricted Subsidiaries fails to pay final non-appealable judgments rendered against the Company or any of its Restricted Subsidiaries aggregating in excess of US$2,500,000 (or the equivalent thereof at time of determination), which judgments are not paid, discharged or stayed for a period of 60 calendar days after such judgments become final and non-appealable;

     (h) the Company or any Restricted Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, (v) admits in writing its inability to pay its debts generally as they become due or (vi) takes any comparable action under any foreign laws relating to insolvency;

     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding, (ii) appoints a

Custodian of the Company or any Significant Subsidiary of the Company or for all or substantially all of its respective properties, or (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company, or any similar relief is granted under any foreign laws, and in each case the order or decree remains unstayed and in effect for 60 calendar days;

     (j) (a) a default in the observance or performance of any covenant or agreement contained in any Security Document which default continues for 20 calendar days after notice has been given to the Company by the Trustee or the holders of at least 25% in principal amount of the outstanding Notes, or (b) for any reason other than the satisfaction in full and discharge of all obligations secured thereby or any action or inaction of the Trustee or the Holders after receiving notice of the requirement to take any such action from the Company, any of the Security Documents ceases to be in full force and effect (other than in accordance with its respective terms), or any of the Security Documents ceases to give the Trustee the Liens, rights, powers and privileges purported to be created thereby, or any Security Document is declared null and void, or the Company or any of its Restricted Subsidiaries denies any of its obligations under any Security Document, in each case with respect to Collateral the aggregate value of which is in excess of US$100,000, or the Collateral becomes subject to one or more Liens other than Permitted Liens securing one or more obligations in excess of US$100,000 in the aggregate; or

     (k) any Guarantee is declared null and void or ceases to be in full force and effect (except as permitted under this Indenture) or any Guarantor shall deny or disaffirm its obligations under its Guarantee.

     Notwithstanding  the foregoing,  if an Event of Default specified in clause
(f) above occurs and is continuing, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) will be annulled and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if (i) the Indebtedness that is the subject of such Event of Default has been repaid, or (ii) the default relating to such Indebtedness is waived or cured (and if such Indebtedness has been accelerated, when the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness).

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

SECTION 6.2.  ACCELERATION.

     If any Event of Default (other than an Event of Default specified in Section 6.1 (h) or (i)) occurs and is continuing, then the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare the unpaid principal of, and any accrued interest on, all the Notes to be due and payable immediately. If any Event of Default specified in Section 6.1(h) or (i) hereof occurs with respect to the Company, any Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding principal and interest on the Notes will be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Notes then outstanding, by written notice to the Trustee and to the Company, may rescind an acceleration (except an acceleration due to a default in payment of the principal of, or premium or interest on, any of the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, interest that have become due solely because of the acceleration) have been cured or waived.

SECTION 6.3.  OTHER REMEDIES.

     Subject to Section 6.2, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect any payment due on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4.  WAIVER OF PAST DEFAULTS.

     Subject to Section 9.2, Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder (including without limitation acceleration and its consequences, including any related payment default that resulted from such acceleration) except a continuing Default or Event of Default in the payment of the principal of, or premium or interest on the Notes. Upon any such waiver, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured for every purpose of this Indenture; but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5.  CONTROL BY MAJORITY.

     The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder or that involves the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.6.  LIMITATION ON SUITS.

     Subject to the provisions of Section 6.7 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes (including, without limitation, the institution of any proceeding, judicial or otherwise, with respect to the Notes or this Indenture or for the appointment of a receiver or trustee for the Company and/or any of its Subsidiaries) unless:

     (a) the Holder has given to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made a written request to the Trustee to pursue the remedy;

     (c) such Holders have offered to provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee has not complied with the request within 60 calendar days after receipt of the request and the offer of indemnity; and

     (e) during such 60-day period, the Holders of a majority in aggregate principal amount of the Notes then outstanding have not given the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.7.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

     The right of any Holder of a Note to receive payment of principal of, and premium, if any, or interest on, such Note, on or after the respective due dates expressed in such Note (including in the case of a redemption, the applicable redemption price on the applicable redemption date), or to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such Holder.

SECTION 6.8.  COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for principal of, premium, if any, and interest on, the Notes and interest on overdue principal and, to the extent lawful, interest, and such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee under Section 7.7.

SECTION 6.9.  TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and will be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same will be secured by a Lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES.

     If the Trustee collects any money pursuant to this Article 6, it will pay out the money in the following order:

     First:  to the  Trustee,  its agents and  attorneys  for  amounts due under
Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

     Third: the remainder to the Company or to such party as a court of competent jurisdiction may direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, each party to this Indenture agrees, and each Holder by its acceptance of its Notes will be deemed to have agreed, that any court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.1.  DUTIES OF TRUSTEE.

     (a) If a Default or an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

     (b) Except during the continuance of a Default or an Event of Default:

          (i) the Trustee will not be liable hereunder except for such duties of the Trustee which will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers' Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not such documents conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii)the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b) and (c) of this Section 7.1.

     (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability whatsoever in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder. The Trustee will be under no obligation to exercise any of its rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to the Trustee in its sole subjective discretion (which discretion will be exercised in good faith) against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) In the event the Company incurs senior secured Indebtedness pursuant to clause (i) of Section 4.9(b), the Trustee shall, and the Holders shall be deemed to have authorized the Trustee to, enter into appropriate intercreditor agreements providing for the ratable sharing of the Collateral between the holders of senior secured Indebtedness and the Trustee for the benefit of the Holders of the Notes and otherwise giving effect to the provisions of clause (i) of Section 4.9(b). For this purpose, the Trustee may consult with counsel and rely on Opinions of Counsel and Officers' Certificates.

SECTION 7.2.  RIGHTS OF TRUSTEE.

     (a) Subject to Section 7.1, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may consult with counsel and require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes in its sole subjective discretion (which discretion will be exercised in good faith) to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) The permissive right of the Trustee to act hereunder will not be construed as a duty.

     (f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an authorized Officer of the Company.

     (g) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole subjective discretion (which discretion will be exercised in good faith) against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (h) The Trustee will not be required to take notice or deemed to have notice of any Event of Default hereunder, except failure by the Company to make any of the payments to the Trustee pursuant to Section 6.1(a) or (b), unless the Trustee shall be specifically notified in writing of such Event of Default by the Company or by one or more of the Holders.

SECTION 7.3.  INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in TIA Section 310(b)), it must eliminate such conflict within 90 calendar days, apply to the SEC for permission to continue as trustee (to the extent permitted under TIA Section 310(b)) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and
7.11 hereof.

SECTION 7.4.  TRUSTEE'S DISCLAIMER.

     The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it will not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5.  NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 calendar days after such event occurs. Except in the case of a Default or Event of Default under Section 6.1(a) or (b) (including, without limitation, the payment of the Change of Control Payment on the Change of Control Payment Date, the payment of the applicable redemption price on the redemption date and the payment of the Net Proceeds Offer Price on the Net Proceeds Purchase Date), the Trustee may withhold such notice if it determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.6.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

     Within 60 calendar days after each July 31 beginning with the July 31 following the Amendment Effective Date, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes will be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed in accordance with and to the extent required by TIA Section 313(d). The Company will promptly notify the Trustee if the Notes become listed on any stock exchange or automatic quotation system.

SECTION 7.7.  COMPENSATION AND INDEMNITY.

     Absent any other agreement to the contrary, the Company will pay to the Trustee from time to time compensation as may be agreed upon between the Company and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Trustee will promptly notify the Company of any claim for which it may seek indemnity. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel; PROVIDED that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense with counsel acceptable to and approved by the Trustee (such approval not to be unreasonably withheld) and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent, which consent will not be unreasonably withheld. The Company need not reimburse the Trustee for any expense or indemnity against any liability or loss of the Trustee to the extent such expense, liability or loss is attributable to the gross negligence, bad faith or willful misconduct of the Trustee.

     The obligations of the Company under this Section 7.7 will survive the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this Section, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee will comply with the provisions of TIA Section 313(b)(2) .

SECTION 7.8.  REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing upon 60 calendar days notice and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor trustee with the consent of the Company. The Company may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a receiver, Custodian or public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint or request the Trustee to appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 calendar days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders of the Notes. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof will continue for the benefit of the retiring Trustee.

SECTION 7.9.  SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act will, if the resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

     There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least US$100,000,000 as set forth in its most recent published annual report of condition.

     This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a) (1), (2) and (5). The Trustee shall comply with TIA Section 310(b) .

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed will be subject to TIA Section 311(a) to the extent indicated therein.


                                    ARTICLE 8
                            DEFEASANCE AND DISCHARGE

SECTION 8.1.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.2.  LEGAL DEFEASANCE.

     Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company will, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.6 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, will execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged pursuant to this Indenture: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in
Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, and premium, if any, and interest on, such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and, to the extent such obligations are not satisfied by payment from such trust fund, Section 4.1 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3.  COVENANT DEFEASANCE.

     Upon  the  Company's  exercise  under  Section  8.1  hereof  of the  option applicable to this Section 8.3, and subject to the satisfaction of the conditions set forth in Section 8.4 hereof, the Company will be released from its obligations under the covenants contained in Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18, 4.19, 4.20, 5.1, and
5.2 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company need not comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Company's exercise under Section
8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(d),
(f) and (g) hereof will not constitute Events of Default.

SECTION 8.4.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     In order to exercise either Legal Defeasance or Covenant Defeasance, the Company must irrevocably deposit, or cause to be deposited, with the Trustee (or another trustee satisfying the requirements of this Indenture), in trust for such purpose, (1) money in an amount, (2) non-callable Government Securities which through the scheduled payment of principal, interest and premium, if any, in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment money in an amount, or (3) a combination thereof, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, and premium, if any, and interest on, the outstanding Notes at maturity or upon redemption, together with all other amounts payable by the Company under this Indenture. Such Legal Defeasance or Covenant Defeasance will become effective 123 calendar days after such deposit if and only if:

              (i) no Default or Event of Default with respect to the Notes shall have occurred and be continuing immediately prior to the time of such deposit;

              (ii) no Default or Event of Default pursuant to Section 6.1(h) or 6.1(i) shall have occurred at any time in the period ending on the 123rd day after the date of such deposit and will be continuing on such 123rd day;

              (iii) such defeasance does not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound (and, in furtherance of such condition, no Default or Event of Default will result under this Indenture due to the incurrence of Indebtedness to fund such deposit and the entering into of customary documentation in connection therewith, even though such documentation may contain provisions that would otherwise give rise to a Default or Event of Default); and

              (iv) the Company has delivered to the Trustee (A) (1) in the case of Legal Defeasance, an Opinion of Counsel to the effect that (x) there has been published by the Internal Revenue Service a ruling or (y) since the Amendment Effective Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, or (2) in the case of Covenant Defeasance, an Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (B) an Opinion of Counsel to the effect that after the 123rd day after the date of such deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (C) an Officers' Certificate stating that such deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (D) an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to such Legal Defeasance or Covenant Defeasance have been complied with.

SECTION 8.5.  DISCHARGE.

     If (i) either (a) all such Notes theretofore authenticated and delivered except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust with the Trustee and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or (b) all such Notes not heretofore delivered to the Trustee for cancellation have become due and payable by their terms and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount of money in U.S. dollars sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for the principal amount, premium, if any, accrued and unpaid interest, to the date of such deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof; (ii) the Company has paid all other sums payable by it under this Indenture; and (iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been theretofore deposited in trust with the Trustee and thereafter repaid to the Company or discharged from such trust) at maturity, as the case may be, then this Indenture will cease to be of further force or effect and, at the written request of the Company, accompanied by an Officers' Certificate and Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with, and upon payment of the costs, charges and expenses incurred or to be incurred by the Trustee in relation thereto or in carrying out the provisions of this Indenture, the Trustee will satisfy and discharge this Indenture ("Discharge"); PROVIDED that the Company's obligations with respect to the payment of principal, premium, if any, and interest will not terminate until the Trustee shall apply the moneys so deposited to the payment to the Holders of Notes of all sums due and to become due thereon.

SECTION 8.6. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
             OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 8.7 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.6, the "Trustee") pursuant to Section 8.4 or 8.5 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any of its Subsidiaries or Affiliates acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

     The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or Government Securities deposited pursuant to this Section 8.6 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in this
Section 8.6 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance, Covenant Defeasance or Discharge.

SECTION 8.7.  REPAYMENT TO COMPANY.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company or any of its Subsidiaries or Affiliates, in trust for the payment of the principal of, or premium, if any, or interest on, any Note and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable will be paid to the Company on its request or (if then held by the Company or any of its subsidiaries or Affiliates) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company or any of its Subsidiaries or Affiliates as trustee thereof, will thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, at the pre-paid expense of the Company, cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 calendar days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.8.  REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.2, 8.3 or 8.5 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3 or 8.5 hereof until such time as the Trustee or Paying Agent is permitted to apply all such assets in accordance with Section 8.2, 8.3 or 8.5 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, or premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1.  WITHOUT CONSENT OF HOLDERS OF NOTES.

     Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Security Documents or the Guarantees without the consent of any Holder:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

     (c) to provide for the assumption of the Company's obligations to the Holders of Notes in the case of a merger or consolidation pursuant to Article 5 hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder; or

     (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA as then in effect.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.2 hereof, the Trustee will join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

SECTION 9.2.  WITH CONSENT OF HOLDERS OF NOTES.

     Except as provided in Section 9.1 and in this Section 9.2, this Indenture, the Notes, the Security Documents or the Guarantees may be amended or supplemented by the Company, each Guarantor, and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.4 and 6.7 and the second to last paragraph of Section 6.1, any existing Default, Event of Default (other than a Default or Event of Default in the payment of principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or non-compliance with any provision of this Indenture, the Notes, the Security Documents or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes).

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture (or amendment or supplement to the Security Documents or the Guarantees, as the case may be), and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
7.2 hereof, the Trustee will join with the Company in the execution of such amended or supplemental Indenture (or amendment or supplement to the Security Documents or the Guarantees, as the case may be), and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture or any other document in connection with this Indenture that adversely affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

     It will not be necessary for the consent of the Holders of Notes under this
Section 9.2 to approve the particular form of any proposed amendment or waiver, but it will be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Section 3.7);

     (c) reduce the rate of or change the time for payment of interest on any Note;

     (d) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration) or reduce the Change of Control Payment, the Net Proceeds Offer Price or the applicable redemption price;

     (e) make any Note payable in money other than that stated in the Notes;

     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium, if any, or interest on, the Notes;

     (g) waive a redemption payment with respect to any Note (other than provisions relating to Section 3.7);

     (h) release any Collateral from the Lien created by the Security Documents, except in accordance with the terms thereof, or amend such terms; or

     (i) make any change in the foregoing amendment and waiver provisions.

SECTION 9.3.  COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4.  REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment has been approved by the requisite Holders. An amendment, supplement or waiver becomes effective when approved by the requisite Holders and executed by the Trustee (or, if otherwise provided in such waiver, supplement or amendment, in accordance with its terms) and thereafter binds every Holder.

     The Company may, but will not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, will be entitled to consent to such amendment or waiver or revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent will be valid or effective for more than 90 calendar days after such record date except to the extent that the requisite number of consents to the amendment, supplement or waiver have been obtained within such 90-day period or as set forth in the next paragraph of this Section 9.4.

     After an amendment, supplement or waiver becomes effective, it will bind every Holder, unless it makes a change described in any of clauses (a) through
(i) of Section 9.2, in which case, the amendment, supplement or waiver will bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder's Note, PROVIDED that any such waiver shall not impair or affect the right of any other Holder to receive payment of principal, premium, or interest on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION 9.5.  NOTATION ON OR EXCHANGE OF NOTES.

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee or require the Holder to put an appropriate notation on the Note. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note will issue and the Trustee will authenticate a new Note that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.6.  TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.1) will be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel to the effect that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

SECTION 9.7.  PAYMENTS FOR CONSENT.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of this Indenture, the Notes, the Security Documents or the Guarantees unless such consideration is offered to be paid or is paid to all Holders of the Notes that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10
                             COLLATERAL AND SECURITY

SECTION 10.1.  SECURITY DOCUMENTS.

     The due and punctual payment of the principal and premium, if any, of, and interest on, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other Obligations of the Company to the Holders of the Notes and the Trustee under this Indenture with respect to the Notes, shall be secured as provided in the Security Documents.

     The Company shall, and shall cause each of its Restricted Subsidiaries to, do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee or the Collateral Agent, if any, the security interest in the Collateral contemplated hereby and by the Security Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and the Notes secured hereby, according to the intent and purposes herein and therein expressed. The Company shall, and shall cause each of its Restricted Subsidiaries to, take, upon request of the Trustee or the Collateral Agent, if any, any and all actions required to cause the Security Documents to create and maintain, valid and enforceable, perfected (except as expressly provided herein or therein), Liens in and on all the Collateral, in favor of the Trustee, superior to and prior to the rights of all other third Persons, and subject to no other Liens, other than Permitted Liens.

SECTION 10.2.  OPINIONS.

     The Company shall furnish to the Trustee within three months after each anniversary of the date hereof, an Opinion of Counsel, dated as of such date of delivery, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re- recording, re-registering and refiling of the Security Documents and all supplements thereto or to this Indenture, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Security Documents and reciting the details of such action or (ii) in the opinion of such Counsel, no such action is necessary to maintain such Liens, which Opinion of Counsel also shall state what actions it then believes are necessary to maintain the effectiveness of such Liens during the next two years.

SECTION 10.3.  RELEASE OF COLLATERAL.

     (a) Unless a Default or Event of Default shall have occurred and be continuing, Collateral shall be released from the Liens created by the Security Documents from time to time at the sole cost and expense of the Company:

          (i) upon payment in full of the Notes and all other Obligations of the Company to the Holders of the Notes and the Trustee under this Indenture with respect to the Notes then due and owing, or

          (ii) upon the sale or other disposition of such Collateral pursuant to an Asset Sale made in accordance with Section 4.10 hereof or pursuant to a transaction which is deemed not to be an Asset Sale as provided in the definition of such term,

PROVIDED, that the Trustee shall not release any Lien on any Collateral unless and until it shall have received an Officers' Certificate certifying that all conditions precedent hereunder have been met and such other documents required by Section 10.4 hereof. Upon compliance with the above provisions, the Trustee shall execute, deliver or acknowledge any necessary or proper instrument of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents;

     (b) The disposition of Inventory or Accounts in the ordinary course of business may be made without delivery to the Trustee of certificates required by TIA ss.314(d); and

     (c) The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the Security Documents if and to the extent the Collateral is released pursuant to the terms of this Indenture and the Security Documents.

SECTION 10.4.  CERTIFICATES OF THE COMPANY.

     The Company shall furnish to the Trustee prior to each proposed release of Collateral other than by reason of transactions referred to in Section 10.3(b), all documents required by TIA sec. 314(d). The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA ss. 314(d).

SECTION 10.5. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.

     The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder. The Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

SECTION 10.6. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.

     The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.


                                   ARTICLE 11
                               GUARANTEE OF NOTES

SECTION 11.1.  GUARANTEE.

     (a) Each Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not a surety, to each Holder of a Note now or hereafter authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company hereunder or thereunder, (i) the due and punctual payment of the principal, premium, if any, interest (including post-petition interest in any proceeding under any Bankruptcy Law whether or not an allowed claim in such proceeding) on overdue principal, premium, if any, and interest, if lawful on such Note, and
(ii) all other monetary Obligations payable by the Company, under this Indenture (including under Section 7.7 hereof) and the Notes (all of the foregoing being hereinafter collectively called the "Guaranteed Obligations"), when and as the same shall become due and payable, whether by acceleration thereof, call for redemption or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), in accordance with the terms of any such Note and of this Indenture, subject, however, in the case of (i) and (ii) above, to the limitations set forth in
Section 11.3 hereof. Each Guarantor hereby agrees that the Guaranteed Obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, the recovery of any judgment against the Company, any action to enforce the same by the Holders or the Trustee, or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of a merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee shall not be discharged as to any such Note except by payment in full of the principal thereof, premium, if any, and all accrued interest thereon.

     (b) Each Guarantor further agrees that this Guarantee constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any Note held for payment of the Guaranteed Obligations.

     (c) Each Guarantor agrees that it will not exercise any right of subrogation in relation to the Holders or the Trustee in respect of any Guaranteed Obligations until such time as the Notes and all other Guaranteed Obligations are indefeasibly paid in full. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Guarantor's Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6 hereof, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of this Article 11.

     (d) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Article 11.

     (e) The Guarantee set forth in this Article 11 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

     (f) Each Guarantee is secured by a first priority security interest (subject to Permitted Liens) in the Collateral.


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

SECTION 11.2.  GUARANTEE UNCONDITIONAL, ETC.

     Upon failure of payment when due of any Guaranteed Obligation for whatever reason, each Guarantor will be obligated to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of: the recovery of any judgment against the Company or any Guarantor; any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise; any modification or amendment of or supplement to this Indenture or any Note; any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note; the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Company, the Trustee, any Holder or any other Person, whether in connection herewith or any unrelated transactions; PROVIDED, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal, premium, if any, or interest on any Note or any other Guaranteed Obligation; or any other act or omission to act or delay of any kind by the Company, the Trustee, any Holder or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 11.2, constitute a legal or equitable discharge of the Guarantors' obligations hereunder. Subject to Section 11.5, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demand whatsoever and covenants that this Guarantee will not be discharged except by the complete performance of the obligations contained in the Notes, this Indenture and in this Article 11. Each Guarantor's obligations hereunder shall remain in full force and effect until the Indenture shall have terminated and the principal of and interest on the Notes and all other Guaranteed Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other payment in respect of any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time, and this Article 11, to the extent therefore discharged, shall be reinstated in full force and effect. Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof.

SECTION 11.3.  LIMITATION OF GUARANTOR'S LIABILITY.

     Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, federal, state or provincial fraudulent conveyance laws or other legal principles. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee of the Notes or pursuant to Section 11.4 hereof, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance under applicable law.

SECTION 11.4.  CONTRIBUTION.

     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a PRO RATA amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guarantee.


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

SECTION 11.5.  RELEASE.

     Upon the sale or disposition of all of the Equity Interests of a Guarantor to an entity which is not the Company or a Restricted Subsidiary of the Company, which is otherwise in compliance with this Indenture, such Guarantor shall be deemed released from all its obligations under this Indenture without any further action required on the part of the Trustee or any Holder; PROVIDED, HOWEVER, that any such termination shall occur if and only to the extent that all Obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets which secure, Indebtedness of the Company and the other Guarantors shall also terminate upon such release, sale or transfer; PROVIDED further, that without limiting the foregoing, any proceeds received by the Company or any Restricted Subsidiary of the Company from such transaction shall be applied as provided in Section 4.10. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.5. Any Guarantor not released in accordance with the first sentence of this Section 11.5, remains liable for the full amount of principal, premium, if any, and interest on the Notes as provided in this Article 11.

SECTION 11.6.  ADDITIONAL GUARANTORS.

     Any Person that was not a Guarantor on the Amendment Effective Date may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including, without limitation, the representations and warranties in this Article 11 and Article 10) of this Indenture as a Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion). The Guarantee of each Person described in this Section 11.6 shall apply to all Notes whether executed, authenticated and delivered on, before or after the date such Person becomes a Guarantor.

SECTION 11.7.  GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

     Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

SECTION 11.8.  SUCCESSORS AND ASSIGNS.

     This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Noteholders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.9.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

     Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


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

                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.1.  TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), such TIA-imposed duties will control.

SECTION 12.2.  NOTICES.

     Any notice or communication by the Company or a Guarantor or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

     If to the Company or a Guarantor:

              ITSA-Intercontinental Telecomunicacoes Ltda.
              SCS, Quadra 07-B1.A
              Ed. Executive Tower
              Sala 601
              70.300.911 Brasilia-DF Brazil
              Phone No.: 011-55-61-314-9908
              Telecopier No.: 011-55-61-323-5660
              Attention: _____________________

              With a copy to:

              Kelley Drye & Warren LLP
              Two Stamford Plaza
              281 Tresser Boulevard
              Stamford, CT 06901-3229
              Phone No.:  (203) 324-1400
              Telecopier No.: (203) 964-3188
              Attention: John T. Capetta, Esq.

     If to the Trustee:

              The Bank of New York
              101 Barclay Street, Floor 21 West
              New York, NY 10286
              Phone No.:  (212) 815-5080
              Telecopier No.:  (212) 815-5915
              Attention: Loretta A. Lundberg

              With a copy to:

              Battle Fowler LLP
              75 East 55th Street
              New York, New York 10022
              Phone No.: (212) 856-7000
              Telecopier No.: (212) 339-9150
              Attention: Douglas L. Furth, Esq. and Benjamin Dean, Esq.


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

     The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; ten Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, in each case to the address shown above. Notwithstanding the foregoing, notices to the Trustee will only be effective upon actual receipt thereof by the Trustee at the Corporate Trust Office of the Trustee.

     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Register. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

SECTION 12.3.  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else will have the protection of TIA Section 312(c).

SECTION 12.4.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which will include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which will include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.5.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a) (4)) will comply with the provisions of TIA
Section 314(e) and will include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief  statement  as to the  nature and scope of the  examination  or
investigation   upon  which  the  statements  or  opinions   contained  in  such
certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.6.  RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.7.  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               OTHERS.

     No past, present or future director, officer, employee, incorporator, partner or stockholder of either of the Company or any of its Subsidiaries, as such, will have any liability for any obligations of the Company or its Subsidiaries under the Notes, the Security Documents, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

SECTION 12.8.  GOVERNING LAW.

     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

SECTION 12.9.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10.  SUCCESSORS.

     This Indenture will inure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns, except that the Company may not assign this Indenture or its obligations hereunder except as expressly permitted by Sections 5.1 and 5.2. Without limiting the generality of the foregoing, this Indenture will inure to the benefit of all Holders from time to time. Nothing expressed or mentioned in this Indenture is intended or shall be construed to give any Person, other than the parties hereto, their respective successors and assigns, and the Holders, any legal or equitable right, remedy or claim under or in respect of this Indenture or any provision herein contained.

SECTION 12.11.  SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12.  ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.


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

SECTION 12.13.  TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.14.  COUNTERPARTS.

     This Indenture may be signed in counterparts and by the different parties hereto in separate counterparts, each of which will constitute an original and all of which together will constitute one and the same instrument.

SECTION 12.15. AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES.

     By the execution and delivery of this Indenture or any amendment or supplement hereto, the Company (i) acknowledges that it has, by separate written instrument, designated and appointed Corporation Service Company currently located at Two World Trade Center, Suite 8746, New York, New York 10048-0203, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, the Notes, this Indenture (other than an insolvency, liquidation or bankruptcy proceeding or any other proceeding in the nature of an in rem or quasi in rem proceeding), that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that Corporation Service Company has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon Corporation Service Company shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of Corporation Service Company in full force and effect so long as this Indenture shall be in full force and effect; PROVIDED that the Company and each Guarantor may and shall (to the extent Corporation Service Company ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 12.15 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (a) counsel for the Company or (b) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 12.15. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Holder of a Note, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company appointed and acting in accordance with this Section 12.15.

     To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Notes, to the extent permitted by law.

SECTION 12.16. CURRENCY OF ACCOUNT; CONVERSION OF CURRENCY; FOREIGN EXCHANGE RESTRICTIONS.

     (a) U.S. dollars are the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes or this Indenture, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company will only constitute a discharge to the Company to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Company will indemnify it against any loss sustained by it as a result as set forth in Section 12.16(b). In any event, the Company will indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 12.16, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 12.16 constitute a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

     (b) The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes and this Indenture:

            (i) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the "judgment currency") an amount due in any other currency (the "Base Currency"), then the conversion shall be made at the rate of exchange (as defined in clause (v) below) prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

            (ii) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

            (iii) In the event of the winding-up of the Company at any time while any amount or damages owing under the Notes and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company will indemnify and hold the Holders of the Notes and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the U.S. Dollar Equivalent of the amount due or contingently due under the Notes and this Indenture (other than under this subsection (b) (iii) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b) (iii), the final date for the filing of proofs of claim in the winding-up of the Company will be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereof.

            (iv)   The  obligations  contained in subsections  (a), (b) (ii) and
         (b) (iii) of this Section 12.16 shall constitute separate and independent obligations from the other Indenture obligations of the Company, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder of a Note or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under subsection (b) (iii) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders of the Note or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the liquidator or otherwise or any of them. In the case of subsection (b) (iii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

            (v) The term "rate(s) of exchange" shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York City time) for spot purchases of the Base Currency with the judgment currency other than the Base Currency referred to in subsections (b) (i) and (b) (ii) above and includes any premiums and costs of exchange payable.

     (c) In the event that on any payment date in respect of the Notes, any restrictions or prohibition of access to the Brazilian foreign exchange market exists, the Company agrees to pay all amounts payable under the Notes in the currency of the Notes by all reasonable means (which shall not include commencement of legal proceedings against the Central Bank of Brazil or any other governmental agency or authority or central bank), on any due date for payment under the Notes, for the purchase of the currency of such Notes. All costs and taxes payable in connection with the procedures referred to in this
Section 12.16 shall be borne by the Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Indenture this , 2000.

                          ITSA-INTERCONTINENTAL TELECOMUNICACOES LTDA.


                          By:_________________________________________
                             Name:
                             Title:

                          TV FILME BRASILIA SERVICOS DE TELECOMUNICACOES LTDA.


                          By:_________________________________________
                             Name:
                             Title:

                          TV FILME GOIANIA SERVICOS DE TELECOMUNICACOES LTDA.


                          By:_________________________________________
                             Name:
                             Title:

                          TV FILME BELEM SERVICOS DE TELECOMUNICACOES LTDA.


                          By:_________________________________________
                             Name:
                             Title:

                          TV FILME PROGRAMADORA LTDA.


                          By:_________________________________________
                             Name:
                             Title:

                          TV FILME SISTEMAS LTDA.


                          By:_________________________________________
                             Name:
                             Title:

                          TV FILME SERVICOS DE TELECOMUNICACOES LTDA.


                          By:_________________________________________
                             Name:
                             Title:

                          TV FILME OPERACOES LTDA.

                          By:_________________________________________
                             Name:
                             Title:

                          THE BANK OF NEW YORK, as trustee


                          By:_________________________________________
                             Name:
                             Title:


WITNESSES:


Name:


Name:

STATE OF NEW YORK     )
                         :  ss.
COUNTY OF NEW YORK    )

     On this ____ day of ________________, 2000, before me, a notary public within and for said county, personally appeared ________________________, to me personally known who being duly sworn, did say that he was the ______________________ of The Bank of New York, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


Notary Public


[NOTARIAL SEAL]



STATE OF NEW YORK     )
                         :  ss.
COUNTY OF NEW YORK    )

     On this ___ day of ___________, 2000, before me, a notary public within and for said county, personally appeared ________________, to me personally known who being duly sworn, did say that he was the Chief Executive Officer of ITSA - Intercontinental Telecomunicacoes Ltda., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


Notary Public


[NOTARIAL SEAL]



STATE OF NEW YORK     )
                         :  ss.
COUNTY OF NEW YORK    )

     On this ___ day of _____________, 2000, before me, a notary public within and for said county, personally appeared ________________, to me personally known who being duly sworn, did say that he was the Chief Executive Officer of TV Filme Brasilia Servicos de Telecomunicacoes Ltda., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK     )
                         :  ss.
COUNTY OF NEW YORK    )

     On this ___ day of ___________, 2000, before me, a notary public within and for said county, personally appeared________________ , to me personally known who being duly sworn, did say that he was the Chief Executive Officer of TV Goiania Servicos de Telecomunicacoes Ltda., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


Notary Public


[NOTARIAL SEAL]




STATE OF NEW YORK     )
                         :  ss.
COUNTY OF NEW YORK    )

     On this ___ day of _____________, 2000, before me, a notary public within and for said county, personally appeared________________ , to me personally known who being duly sworn, did say that he was the Chief Executive Officer of TV Filme Belem Servicos de Telecomunicacoes Ltda., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


Notary Public


[NOTARIAL SEAL]




STATE OF NEW YORK     )
                         :  ss.
COUNTY OF NEW YORK    )

     On this ___ day of ______________, 2000, before me, a notary public within and for said county, personally appeared _________________, to me personally known who being duly sworn, did say that he was the Chief Executive Officer of TV Filme Campina Grande Servicos de Telecomunicacoes Ltda., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK     )
                         :  ss.
COUNTY OF NEW YORK    )


     On this ___ day of ______________, 2000, before me, a notary public within and for said county, personally appeared ____________________, to me personally known who being duly sworn, did say that he was the Chief Executive Officer of TV Filme Programadora Ltda., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


Notary Public


[NOTARIAL SEAL]



STATE OF NEW YORK     )
                         :  ss.
COUNTY OF NEW YORK    )

     On this ___ day of _____________, 2000, before me, a notary public within and for said county, personally appeared _________________, to me personally known who being duly sworn, did say that he was the Chief Executive Officer of TV Filme Sistemas Ltda., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


Notary Public


[NOTARIAL SEAL]



STATE OF NEW YORK     )
                         :  ss.
COUNTY OF NEW YORK    )

     On this ___ day of ________________, 2000, before me, a notary public within and for said county, personally appeared ______________________, to me personally known who being duly sworn, did say that he was the Chief Executive Officer of TV Filme Servicos de Telecomunicacoes Ltda., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


Notary Public


[NOTARIAL SEAL]

STATE OF NEW YORK     )
                         :  ss.
COUNTY OF NEW YORK    )

         On this ___ day of , 2000, before me, a notary public within and for said county, personally appeared , to me personally known who being duly sworn, did say that he was the Chief Executive Officer of TV Filme Operacoes Ltda., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


Notary Public


[NOTARIAL SEAL]

                                                                         ANNEX I


                              EXISTING INDEBTEDNESS















                                    Annex-1

                                                                        ANNEX II

                                   GUARANTORS



TV Filme Brasilia Servicos de Telecomunicacoes Ltda.

 TV Filme Goiania Servicos de Telecomunicacoes Ltda.

TV Filme Belem Servicos de Telecomunicacoes Ltda.

TV Filme Campina Grande Servicos de Telecomunicacoes Ltda.

TV Filme Programadora Ltda.

TV Filme Sistemas Ltda.

TV Filme Servicos de Telecomunicacoes Ltda.

TV Filme Operacoes Ltda.




                                    Annex-2

                                                                       EXHIBIT A


                                 (Face of Note)

     [IF GLOBAL NOTE:] THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH
NOMINEE OF THE DEPOSITORY TO A SUCCESSOR NOMINEE, OR BY THE DEPOSITORY OR NOMINEE TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE. TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE.


     [IF CERTIFICATED NOTE:] THIS IS A SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

TRANSFERS OF THIS SECURITY OR PORTIONS OF THIS SECURITY TO GLOBAL FORM SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN
SECTION 2.6 OF THE INDENTURE.

                  ITSA-INTERCONTINENTAL TELECOMUNICACOES LTDA.

                        12% Senior Secured Notes due 2004

No.  __________                                                US$__________
                                                       [CUSIP No. __________](1)
                                                       [CUSIP No. __________](2)


ITSA-Intercontinental Telecomunicacoes Ltda., a Brazilian limited liability company (the "Company") promises to pay to ______________________________ or registered assigns, the principal sum of ________________________ Dollars on December 20, 2004

Interest Payment Dates: June 20 and December 20 of each year, commencing on June 20, 2000.

Record Dates: June 1 and December 1.

     IN WITNESS  WHEREOF,  the Company has caused this Note to be duly executed.

                                    Dated: __________, 2000

                                    ITSA-INTERCONTINENTAL TELECOMUNICACOES LTDA.


                                    By:_________________________________________
                                       Name:
                                       Title:


-------------------
*   CUSIP NO. for the Global Note.

**  CUSIP NO. for the Certificated Notes.

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK,
  as Trustee


By:________________________________
         Authorized Signatory

Dated:_____________________________

STATE OF NEW YORK     )
                         :  ss.
COUNTY OF NEW YORK    )

     On this _____ day of ______________, 2000, before me, a notary public within and for said country, personally appeared ___________________, to me personally known who being duly sworn, did say that he was the of ITSA-Intercontinental Telecomunicacoes Ltda., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.




Notary Public


[NOTARIAL SEAL]






STATE OF NEW YORK     )
                         :  ss.
COUNTY OF NEW YORK    )

     On this _____ day of ________________, 2000, before me, a notary public within and for said country, personally appeared_________________ , to me personally known who being duly sworn, did say that he was the of The Bank of New York, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.




Notary Public


[NOTARIAL SEAL]

                                 (Back of Note)

                        12% Senior Secured Notes due 2004

     Capitalized terms used herein but not defined will have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST.

     On any of the first four Interest Payment Dates occurring after the date of the Indenture, interest on the Notes shall, at the option of the Company, be paid in kind instead of in cash. Upon such an event, the Company will issue to Holders of the Notes on any such Interest Payment Date, and the Trustee will authenticate, an additional Note substantially in the form hereof registered in the name of such Holder and having a principal amount equal to the amount of interest paid in kind on all of the outstanding Notes held by such Holder on such Interest Payment Date. The Notes will mature on December 20, 2004. The Company promises to pay interest on the principal amount of this Note from December 20, 1999 until maturity. The Company will pay interest semi-annually on June 20 and December 20 of each year, commencing June 20, 2000, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue at the rate of 12% per annum from the most recent date to which interest has been paid or, if no interest has been paid, from December 20, 1999. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim enforceable against the debtor under such Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to 1% per annum in excess of the then applicable interest rate on this Note to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim against the debtor under such Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     2. METHOD OF PAYMENT.

     The Company will pay the principal of, and premium, and interest on, the Notes on the dates and in the manner provided herein and in the Indenture. Principal, premium, if any, and interest on, Certificated Notes will be payable, and Certificated Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. Principal of, and premium and interest on, Global Notes will be payable by the Company through the Trustee to the Depository in immediately available funds. Holders of Certificated Notes will be entitled to receive interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, will remain in effect until revoked by such Holder. If wire instructions have not been received by the Trustee with respect to any Holder of a Certificated Note, payment of interest may be made by check in immediately available funds mailed to such Holder at the address set forth upon the Register maintained by the Registrar.

     3. PAYING AGENT AND REGISTRAR.

     Initially, Japan Bankers Trust Company, Ltd. will act as principal Paying Agent, and The Bank of New York, the Trustee under the Indenture, will act as Registrar. The Company may change any Paying Agent or Registrar in accordance with the terms of the Paying Agent Agreement. The Company or any of its Subsidiaries may act in any such capacity, PROVIDED, HOWEVER, that none of the Company, its Subsidiaries or the Affiliates of the foregoing will act (i) as Paying Agent in connection with any redemption, offer to purchase, discharge or defeasance, as otherwise specified in the Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

     4. INDENTURE.

     The Company issued the Notes under an Indenture dated as of ____________, 2000 (as such may be amended, supplemented or restated from time to time, the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are senior obligations of the Company ranking PARI PASSU in right of payment with all existing and future senior Indebtedness of the Company and ranking senior in right of payment to any future subordinated Indebtedness of the Company.

     5. OPTIONAL REDEMPTION.

     The Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest if any, thereon to the applicable redemption date, if redeemed during the twelve month period beginning on December 20 of the years indicated below:

           Year                                 Percentage
           ----                                 ----------
           2000                                 106.4375%
           2001                                 104.2917%
           2002                                 102.1458%
           2003 and thereafter                  100.0000%

     6. MANDATORY REDEMPTION.

     Except as set forth in paragraph 7 below, the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7. REPURCHASE AT OPTION OF HOLDER.

     (a) Upon a Change of Control, the Company will be required to make an offer to Holders to repurchase all or any part (equal to US$1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase as provided in, and subject to the terms of, the Indenture.

     (b) If the Company or any Restricted Subsidiary consummates any Asset Sale, the Company may be required, subject to the terms and conditions of the Indenture, to utilize a certain portion of the proceeds received from such Asset Sale to repurchase Notes at a purchase price equal to Net Proceeds Offer Price on the Net Proceeds Purchase Date.

     8. DENOMINATIONS, TRANSFER, EXCHANGE.

     The Notes are in registered form without coupons in denominations of US$1,000 and integral multiples of US$1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 calendar days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

     9. PERSONS DEEMED OWNERS.

     The registered Holder of a Note may be treated as its owner for all purposes.

     10. UNCLAIMED MONEY.

     If money for the payment of principal, premium or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money will cease.

     11. DEFEASANCE PRIOR TO REDEMPTION OR MATURITY.

     Subject to certain conditions contained in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or Government
Securities sufficient to pay the principal of, premium, and interest on, the Notes to redemption or maturity, as the case may be.

     12. AMENDMENT, SUPPLEMENT AND WAIVER.

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of Certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA as then in effect.

     13. DEFAULTS AND REMEDIES.

     An "Event of Default" occurs if one of the following shall have occurred and be continuing:

     (a) the Company defaults in the payment when due of any interest payable with respect to the Notes at any time, which default continues for a period of 30 calendar days;

     (b) the Company defaults in payment when due of the principal of or premium, if any, on the Notes at maturity, upon repurchase (including, without limitation, pursuant to a Change of Control Offer or an Asset Sale Offer), upon acceleration, redemption or otherwise;

     (c) the granting by the Company or any Restricted Subsidiary of any Lien to secure Indebtedness in excess of US$100,000 (other than a Permitted Lien);

     (d) the Company fails to comply with the provisions of Sections 4.10, 4.14,
4.19 or 5.1 of the Indenture;

     (e) the Company fails to comply with any of its other agreements in this Indenture or the Notes and such failure continues for 30 calendar days after notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

     (f) the Company defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed of the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists or is created after the Amendment Effective Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness following the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates US$5,000,000 (or the equivalent thereof at time of determination) or more;

     (g) the Company or any of its Restricted Subsidiaries fails to pay final non-appealable judgments rendered against the Company or any of its Restricted Subsidiaries aggregating in excess of US$2,500,000 (or the equivalent thereof at time of determination), which judgments are not paid, discharged or stayed for a period of 60 calendar days after such judgments become final and non-appealable;

     (h) the Company or any Restricted Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, (v) admits in writing its inability to pay its debts generally as they become due or (vi) takes any comparable action under any foreign laws relating to insolvency;

     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding, (ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company or for all or substantially all of its respective properties, or (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company, or any similar relief is granted under any foreign laws, and in each case the order or decree remains unstayed and in effect for 60 calendar days;

     (j) (a) a default in the observance or performance of any covenant or agreement contained in any Security Document which default continues for 20 calendar days after notice has been given to the Company by the Trustee or the holders of at least 25% in principal amount of the outstanding Notes, or (b) for any reason other than the satisfaction in full and discharge of all obligations secured thereby or any action or inaction of the Trustee or the Holders after receiving notice of the requirement to take any such action from the Company, any of the Security Documents ceases to be in full force and effect (other than in accordance with its respective terms), or any of the Security Documents ceases to give the Trustee the Liens, rights, powers and privileges purported to be created thereby, or any Security Document is declared null and void, or the Company or any of its Restricted Subsidiaries denies any of its obligations under any Security Document, in each case with respect to Collateral the aggregate value of which is in excess of US$100,000, or the Collateral becomes subject to one or more Liens other than Permitted Liens securing one or more obligations in excess of US$100,000 in the aggregate; or

     (k) any Guarantee is declared null and void or ceases to be in full force and effect (except as permitted under this Indenture) or any Guarantor shall deny or disaffirm its obligations under its Guarantee.

     Notwithstanding  the foregoing,  if an Event of Default specified in clause
(f) above occurs and is continuing, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) will be annulled and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if (i) the Indebtedness that is the subject of such Event of Default has been repaid, or (ii) the default relating to such Indebtedness is waived or cured (and if such Indebtedness has been accelerated, when the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness).

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     If any Event of Default (other than an Event of Default specified in clause
(h) or (i) above occurs and is continuing), then the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare the unpaid principal of, and any accrued interest on, all the Notes to be due and payable immediately. If any Event of Default with respect to the Company specified in clause (h) or (i) hereof occurs with respect to the Company, any Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding principal and interest on the Notes will be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Notes then outstanding, by written notice to the Trustee and to the Company, may rescind an acceleration (except an acceleration due to a default in payment of the principal of, or premium or interest on, any of the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, interest that have become due solely because of the acceleration) have been cured or waived.

     Subject to the preceding paragraph, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect any payment due, or to enforce the performance of any provision, under the Notes, this Indenture or the Security Documents. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except under clauses (a) or (b) above) if it determines that withholding notice is in their interest.

     14. INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in TIA Section 310(b)), it must eliminate such conflict within 90 calendar days, apply to the SEC for permission to continue as trustee (to the extent permitted under TIA Section 310(b)) or resign. Any Agent may do the same with like rights and duties.

     15. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHERS.

     No past, present or future director, officer, employee, incorporator, partner or stockholder of either of the Company or any of its Subsidiaries, as such, will have any liability for any obligations of the Company or its Subsidiaries under the Notes, the Security Documents, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

     16. AUTHENTICATION.

     This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. ABBREVIATIONS.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18. CUSIP NUMBERS.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     19. GOVERNING LAW.

     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

              ITSA-Intercontinental Telecomunicacoes Ltda.
              SCS, Quadra 07-B1.A
              Ed. Executive Tower
              Sala 601
              70.300.911 Brasilia-DF Brazil
              Phone No.: 011-55-61-314-9908
              Telecopier No.: 011-55-61-323-5660
              Attention: _____________________

                                                   Assignment Form

         To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to


     ___________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

     ___________________________________________________________________________


     ___________________________________________________________________________


     ___________________________________________________________________________


     ___________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________


Date:_____________   Your Name:_________________________________________________
                                (Print your name exactly as it appears on the face of this Note)

                     Your Signature:____________________________________________
                                (Sign exactly as your name appears on the face of this Note)

                     Signature Guarantee*:______________________________________



* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

     If you elect to have this Note purchased by the Company pursuant to Section
4.10 or Section 4.14 of the Indenture, check the appropriate box below:

         | __ | Section 4.10                | __ | Section 4.14

     If you elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount (in minimum denominations of US$1,000 or integral multiples thereof) you elect to have purchased: US$_________


Date:_____________   Your Name:_________________________________________________
                                (Print your name exactly as it appears on the face of this Note)

                     Your Signature:____________________________________________
                                (Sign exactly as your name appears on the face of this Note)

                     Social Security or Tax Identification No.:_________________

                     Signature Guarantee**:_____________________________________








** Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                   SCHEDULE OF EXCHANGES OF CERTIFICATED NOTE(1)

     The following exchanges of a part of this Global Note for Certificated Notes have been made:


Date of Exchange     Amount of decrease in        Amount of increase in         Principal Amount
                      Principal Amount of          Principal Amount of             Global Note
                       this Global Note             this Global Note             following such
                                                                                  (or increase)




*  This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B


                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                        REGISTRATION OF TRANSFER OF NOTES


Re: 12% Senior Secured Notes due 2004 of ITSA-Intercontinental Telecomunicacoes Ltda.

     This  Certificate  relates to US$_______  principal amount of Notes held in
*|__|  global  or  *|__|  certificated  form  by   ______________________   (the
"Transferor").

The Transferor* has requested the Trustee by written order to exchange or register the transfer of a Note or Notes as follows:


Date:_____________   Your Name:_________________________________________________
                                (Print your name exactly as it appears on the face of this Note)

                     Your Signature:____________________________________________

                     Social Security or Tax Identification No.:_________________

                     Signature Guarantee*:______________________________________




* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                      SCHEDULE I


                               SECURITY DOCUMENTS

                                                                       EXHIBIT B












                            RESTRUCTURING AGREEMENT

                          dated as of January 24, 2000

                                      among

                                 TV FILME, INC.

                                       and

                        EACH OF THE SPECIFIED HOLDERS OF

                          12-7/8% SENIOR NOTES DUE 2004

                                TABLE OF CONTENTS
                                                                            Page

SECTION 1             DEFINITIONS..............................................1

SECTION 2             AGREEMENT TO RESTRUCTURE.................................3

     Section 2.1      Restructuring............................................3

     Section 2.2      Financing Agreement......................................4

     Section 2.3      Implementation of Restructuring..........................5

     Section 2.4      Conditions...............................................5

SECTION 3             PLAN SOLICITATION AND CONFIRMATION.......................5

     Section 3.1      Solicitation and Confirmation............................5

     Section 3.2      Acceptance of Plan.......................................6

SECTION 4             RESTRICTIONS UPON TRANSFERS..............................6

     Section 4.1      Restrictions.............................................6

     Section 4.2      Permitted Transfers......................................6

SECTION 5             AGREEMENTS AND REPRESENTATIONS...........................7

     Section 5.1      Negative Covenants of the Company........................7

     Section 5.2      Forbearance..............................................7

     Section 5.3      Employee Benefits........................................7

     Section 5.4      Management Stock.........................................7

     Section 5.5      Specified Holders' Representations.......................7

     Section 5.6      Company's Representations................................8

SECTION 6             MISCELLANEOUS............................................9

     Section 6.1      No Waiver; Modifications in Writing......................9

     Section 6.2      Notices..................................................9

     Section 6.3      No Solicitation..........................................9

     Section 6.4      Further Assurances.......................................9

     Section 6.5      Amendments..............................................10

     Section 6.6      Appointment to Creditors' Committee.....................10

     Section 6.7      Specific Performance....................................10

     Section 6.8      Prior Negotiations......................................10

     Section 6.9      No Third-Party Beneficiaries............................10

     Section 6.10     Consideration...........................................10

     Section 6.11     Term....................................................10

                               TABLE OF CONTENTS
                                  (continued)
                                                                            Page

     Section 6.12     Execution in Counterparts...............................10

     Section 6.13     Assignment..............................................10

     Section 6.14     Governing Law; Jurisdiction.............................10

     Section 6.15     Headings................................................11

EXHIBIT A  SCHEDULE OF SPECIFIED HOLDERS......................................13

EXHIBIT B  PLAN OF REORGANIZATION.............................................14

EXHIBIT C  DISCLOSURE STATEMENT...............................................15

EXHIBIT D  LIST OF PERSONS RECEIVING 15% OF NEW EQUITY INTERESTS..............16

EXHIBIT E  EMPLOYMENT AGREEMENTS..............................................17

EXHIBIT F  NEW INDENTURE......................................................18

                             RESTRUCTURING AGREEMENT

         Restructuring Agreement (the "AGREEMENT") dated as of January 24, 2000 among TV Filme, Inc., a Delaware corporation (the "COMPANY"), and each holder of 12-7/8% Senior Notes due 2004 ("OLD NOTES") of the Company that is a signatory hereto (each, a "SPECIFIED HOLDER" and, collectively, the "SPECIFIED HOLDERS").

         The Specified Holders own or have proxies to vote the principal amounts of Old Notes set forth on EXHIBIT A and collectively own or have proxies to vote 65.77% of the aggregate principal amount of Old Notes outstanding. As described herein, the Specified Holders consent to and will support the Company's solicitation (the "SOLICITATION") of votes for acceptance of the Company's plan of reorganization substantially in the form attached hereto as EXHIBIT B (the "PLAN") under chapter 11 of title 11 of the United States Code (the "BANKRUPTCY CODE") from the Company's securityholders.

         In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Specified Holder agrees as follows:

                                    SECTION 1
                                   DEFINITIONS

         Unless otherwise defined in this Agreement, all capitalized terms shall have the meanings set forth in the Plan annexed as EXHIBIT B hereto.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" having meanings correlative to the foregoing.

         "ANATEL" means Agencia Nacional de Telecomunicacoes, the Brazilian government agency which regulates telecommunication services in Brazil and has jurisdiction over the multi-channel distribution systems licenses held by ITSA and the Subsidiaries.

         "BANKRUPTCY COURT" means the United States Bankruptcy Court, or the District Court, for the District of Delaware in which a chapter 11 bankruptcy case will be commenced by the Company to seek confirmation of the Plan.

         "CENTRAL BANK" means the Central Bank of Brazil.

         "CENTRAL BANK FEE" means the fee, if any, imposed by the Central Bank in connection with the Central Bank's approval of the debt restructuring contemplated by this Agreement.

         "COMMON STOCK" means the currently outstanding Common Stock of the Company.

         "DISCLOSURE STATEMENT" means the Disclosure Statement substantially in the form attached hereto as EXHIBIT C to be distributed by the Company in connection with the Solicitation.

         "HOLDERS" means holders of Old Notes including, without limitation, the Specified Holders.

         "INDEBTEDNESS" means without duplication (a) any liability (including obligations to pay principal, interest and premium, as applicable) of the Company or any of its Subsidiaries for borrowed money or evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business) to the extent it would appear as a liability upon a balance sheet of the Company prepared on a consolidated basis in accordance with United States generally accepted accounting principles; (b) any liability of the Company or any of its Subsidiaries under any reimbursement obligation relating to a letter of credit; and (c) any liability of others described in clauses (a) or (b) above that the Company or any of its Subsidiaries has guaranteed, directly or indirectly (to the extent of such guarantee), or that is otherwise the Company's or any of its Subsidiaries' legal liability; PROVIDED, HOWEVER, that clauses (a) through (c) shall not limit the indebtedness and transactions authorized in Article 4 of the New Indenture.

         "INDENTURE" means the Indenture, dated as of December 20, 1996, between the Company and IBJ Schroeder Bank and Trust Company, as indenture trustee.

         "INDENTURE TRUSTEE" means The Bank of New York as successor to IBJ Schroeder Bank and Trust Company, (later known as IBJ Whitehall Bank and Trust Company), in its capacity as indenture trustee under the Indenture, or any successor indenture trustee appointed in accordance with the terms of the Indenture.

         "NEW EQUITY INTERESTS" means the stock of the Reorganized Company to be issued in the manner set forth in section 2.1 of this Agreement.

         "NEW INDENTURE" means an indenture relating to the New Secured Notes, in the form annexed hereto as EXHIBIT F.

         "NEW NOTE AMOUNT" means an amount equal to the sum of $35 million plus an amount equal to the amount of the Central Bank Fee.

         "NEW SECURED NOTES" means the new secured note or notes to be issued by ITSA to the Reorganized Company in the New Note Amount, which will then be assigned to the holders of the Old Notes pursuant to the Plan and be governed by the terms of the New Indenture.

         "PERSON" means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "REORGANIZED COMPANY" means a newly-formed Cayman Islands entity initially to be named "Successor TV Filme Company" which, in accordance with the Plan, will acquire the assets of the Company on the Effective Date and will be the successor in interest to the Company pursuant to a reorganization in which the newly-formed corporation survives (the "REORGANIZATION").

         "SUBSIDIARY" means, with respect to any Person, (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest.

         "TERMINATION EVENT" means failure to obtain confirmation of the Plan within 120 days of the filing date of the Company's chapter 11 petition.

         "VOTING DEADLINE" means the voting deadline specified in the Disclosure Statement prior to which ballots with respect to the Plan will be accepted by the Company, as such voting deadline may be extended by the Company, with the reasonable consent of the Specified Holders.

                                   SECTION 2
                            AGREEMENT TO RESTRUCTURE

         Section 2.1. RESTRUCTURING. Each Specified Holder and the Company has, after good faith negotiations in which it was represented by counsel, agreed to the restructuring of the outstanding Old Notes and Common Stock of the Company pursuant to the Plan, as follows:

         (a) Holders of Old Notes will collectively receive upon consummation of the Plan in exchange for the Old Notes: (i) $25 million (U.S.) in cash, (ii) New Secured Notes in the New Note Amount and (iii) 80% of the fully diluted New Equity Interests in the Reorganized Company.

         (b) Current equity shareholders of the Company will collectively receive in exchange for all outstanding Common Stock of the Company upon consummation of the Plan 5% of the fully diluted New Equity Interests in the Reorganized Company. All outstanding options or warrants of the Company will be canceled upon consummation of the Plan.

         (c) Current management of the Company and its Subsidiaries, identified in EXHIBIT D hereto, or an entity or entities controlled by them, will receive 15% of the fully diluted New Equity Interests in the Reorganized Company and will receive employment contracts to be executed contemporaneously with the Reorganization, substantially in the form annexed hereto as EXHIBIT E.

         (d) The terms and provisions of the New Secured Notes shall be substantially as set forth in the New Indenture annexed hereto as EXHIBIT F.

         (e) The initial Board of Directors of the Reorganized Company shall consist of seven (7) directors, as follows; Hermano Albuquerque, as Chairman, Carlos Albuquerque, one director appointed by Hermano and Carlos Albuquerque prior to the hearing on confirmation of the Plan, and four (4) directors appointed by the Specified Holders prior to confirmation of the Plan. The initial term of the directors shall be for a one year period after the Effective Date of the Plan. The Specified Holders agree that during the one year period following the Effective Date (a) neither they nor their affiliates will take action to call or permit the Company or the Reorganized Debtor to call a meeting of shareholders for the purpose of changing, or to take any other action to change, the initial composition of the Board of Directors as agreed to herein; and (b) should the Specified Holders sell the equity securities in the Reorganized Company received in connection with the Reorganization, the Specified Holders will use their best efforts to cause any purchaser or purchasers of such equity securities to agree to the restrictions set forth in subsection (a) hereof.

         Section 2.2. FINANCING AGREEMENT. The Specified Holders have agreed to underwrite and ensure the availability of a $10 million (U.S.) secured line of credit (the "Exit Financing") to the Reorganized Company on the Effective Date of the Plan. The terms of the Exit Financing shall be as follows:

         o    Maturity: twelve months from the Effective Date of the Plan.

         o    Interest: 15% annual interest rate, payable monthly, in cash.

         o    Fees:

              (i) $400,000 (U.S.) upfront underwriting fee, to be paid on the Effective Date of the Plan PRO RATA, to the Specified Holders, as underwriters;

              (ii) $100,000 (U.S.) upfront administration fee to be paid on the Effective Date of the Plan to Resurgence Asset Management LLC, as administrator of the Exit Financing; and

              (iii) $300,000 (U.S.) facility fee to be paid only upon the initial draw down on the Exit Financing, payable on a PRO RATA basis to the lenders who participate in the Exit Financing.

         o Each draw down on the Exit Financing will require the prior approval of the board of directors of the Reorganized Company.

         o Security: The Exit Financing will be secured on a PARI PASSU basis with the New Secured Notes.

         o Participation: Each holder of in excess of $1 million in Old Notes may participate on a PRO RATA basis in the Exit Financing if such party (i) commits to do so in writing at least five (5) business days prior to the Confirmation Hearing and (ii) actually participates on a PRO RATA basis in the Exit Financing.

         o Documentation: The loan, security and other documentation relating to the Exit Financing will be negotiated and finalized by the parties on or prior to the hearing on confirmation of the Plan.

         Section 2.3. IMPLEMENTATION OF RESTRUCTURING. The restructuring shall be implemented under the Plan to be confirmed by the Bankruptcy Court. To implement the Plan, the Company shall form the Reorganized Company and, upon confirmation of the Plan, engage in the Reorganization. Upon the Reorganization, the Reorganized Company will contribute as equity to its subsidiary, ITSA - Intercontinental Telecomunicacoes Ltda. ("ITSA"), a portion of the indebtedness under an existing intercompany note (the "ITSA Note") owed to the Company by ITSA which portion is equal to: $105 million less an amount equal to the amount of the Central Bank Fee. The terms of the remaining amount due on the ITSA Note (which amount shall equal $35 million plus an amount equal to the amount of the Central Bank Fee) will be amended and restated, and shall be assigned by the Reorganized Company to the holders of the Old Notes. In addition, New Equity Interests will be issued by the Reorganized Company, as set forth in section 2.1 above.

         Section 2.4. CONDITIONS. Effectiveness of the restructuring under this Agreement and the Plan shall be subject to the following conditions:

         (a) Confirmation of the Plan by order of the Bankruptcy Court;

         (b) Approval by ANATEL of the relevant transactions contemplated by the Plan, in form and substance reasonably satisfactory to the Specified Holders and the Company;

         (c)  Approval  by  the  Central  Bank  of  the  relevant   transactions
contemplated by the Plan, in form and substance reasonably satisfactory to the Specified Holders and the Company; and

         (d) Such other conditions to the occurrence of the Effective Date (as defined in the Plan) as may be set forth in the Plan.

                                   SECTION 3
                       PLAN SOLICITATION AND CONFIRMATION

         Section 3.1 SOLICITATION AND CONFIRMATION. No later than five (5) business days subsequent to all parties hereto executing this Agreement, the Company will file a voluntary case under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court and will seek approval of the adequacy of the Disclosure Statement as expeditiously as possible under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure (the "BANKRUPTCY RULES") and as permitted by the Bankruptcy Court's schedule. Upon approval of the adequacy of the Disclosure Statement, the Company will solicit acceptances of the Plan from holders of the Company's Common Stock and Old Notes as expeditiously as practical and as possible under the Bankruptcy Code and the Bankruptcy Rules, and as permitted by the Bankruptcy Court's schedule.

         Section 3.2 ACCEPTANCE OF PLAN. Each of the Specified Holders covenants and agrees that such Specified Holder will take and cause each of its Affiliates and Persons whose funds are managed by such Specified Holder to take or refrain from taking, as the case may be, directly or indirectly, the following actions:

(i) vote for acceptance of the Plan with respect to all Old Notes currently owned, controlled or hereafter acquired by such Specified Holder and, accordingly, tender to the Company an executed and properly-completed ballot in favor of acceptance of the Plan by the Voting Deadline; (ii) not withdraw or otherwise revoke the ballot referred to in clause (i) above; (iii) not vote for or otherwise consent to or participate in any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage consummation of the Plan, including, but not limited to, any vote for or recommendation in favor of any alternative plan of reorganization or liquidation not proposed by the Company under the Bankruptcy Code; and (iv) use its reasonable best efforts to have the adequacy of the Disclosure Statement approved and the Plan confirmed by the Bankruptcy Court as expeditiously as possible under the Bankruptcy Code and the Bankruptcy Rules, and as permitted by the Bankruptcy Court's schedule.

                                   SECTION 4
                           RESTRICTIONS UPON TRANSFERS

         Section 4.1 RESTRICTIONS. No Specified Holder shall sell, assign, transfer, pledge, hypothecate, make gifts of or in any manner whatsoever dispose of or encumber (any such sale, assignment, transfer, pledge, hypothecation, gift or disposition being hereinafter referred to as a "TRANSFER") any Old Notes (including the Old Notes set forth opposite such Specified Holders' name on EXHIBIT A) or any interest therein, except pursuant to a permitted Transfer specified in Section 4.2. Any purported Transfer by any Specified Holder in violation of this Agreement shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to the Company.

         Section 4.2 PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in Section 4.1, a Specified Holder may Transfer any or all Old Notes solely pursuant to a permitted Transfer as follows: (a) Transfer of Old Notes to any Person if the proposed transferee agrees in a writing delivered to the Company to become a party to this Agreement and pursuant to which writing such proposed transferee (i) shall be bound by the terms and conditions of this Agreement in the same manner and to the same extent as the Specified Holder who proposes to Transfer such Old Notes (including, without limitation, the obligations set forth in Section 3), and (ii) shall be entitled to the benefit of the provisions of this Agreement in the same manner and to the same extent as the Specified Holder who proposes to Transfer such Old Notes; and (b) a Transfer of Old Notes in connection with the exchange of such Old Notes as contemplated by the Plan upon the Reorganization.

                                   SECTION 5
                         AGREEMENTS AND REPRESENTATIONS

         Section 5.1 NEGATIVE COVENANTS OF THE COMPANY. Absent the written approval of the Specified Holders, the Company hereby covenants and agrees that, until the earlier to occur of the Reorganization or a Termination Event, the Company will not and will not permit any of its Subsidiaries to:

         (a) LIMITATION ON RESTRICTED PAYMENTS. Declare or pay any dividend on, or purchase, redeem or retire for value, or make any payment on the account of the purchase, redemption or other acquisition or retirement for value of, any Common Stock of the Company, except as permitted in Article 4 of the New Indenture.

         (b) LIMITATION ON INDEBTEDNESS. Create, incur or assume, directly or indirectly, any Indebtedness.

         (c) LIMITATION ON MERGERS AND ASSET SALES. Merge or consolidate with any Person or acquire all or any substantial part of the properties or assets of any Person or sell, assign, lease, transfer, exchange or otherwise dispose of any material property, except (i) for sales of goods and services made in the ordinary course of business, (ii) sale of excess inventory in the manner conducted by the Company or its Subsidiaries in the past and (iii) transactions authorized by Articles 4 or 5 of the New Indenture.

         Section 5.2 FORBEARANCE. Until the date of a Termination Event, each Specified Holder hereby agrees to forebear (and agrees not to give any instructions to the Indenture Trustee under the Indenture inconsistent with such forbearance) from the exercise of any rights or remedies it may have under the Old Notes or the Indenture (the "EXISTING AGREEMENTS"), applicable law or otherwise, with respect to any default in existence or arising under the Existing Agreements; PROVIDED, HOWEVER, that during such period, the Company shall have continued to comply with its obligations under the terms and conditions of this Agreement.

         Section 5.3 EMPLOYEE BENEFITS. The Company has reviewed with the Specified Holders the importance of retaining the services of key employees of the Company and its Subsidiaries and, with the approval of the Specified Holders and the recommendation of their financial advisor, has agreed to (i) enter into the employment agreements with management substantially in the form annexed hereto as EXHIBIT E which agreements are to become effective upon the Effective Date, and (ii) continue to honor existing employment arrangements between the Company and its management and/or its Subsidiaries' management.

         Section 5.4 MANAGEMENT STOCK. Upon the Effective Date of the Plan, the Specified Holders agree that an aggregate of 15% of the fully diluted Common Stock of the Reorganized Debtor shall be issued to the key management employees identified in EXHIBIT D, or an entity or entities controlled by them, in partial consideration of the services to be rendered to the Reorganized Company.

         Section 5.5 SPECIFIED HOLDERS' REPRESENTATIONS Each of the Specified Holders represents and warrants to the Company that:

         (a) AUTHORITY. Such Specified Holder has full legal right, power and authority to enter into this Agreement and to perform such Specified Holder's obligations hereunder without the need for the consent of any other Person; and that the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate, partnership or LLC action on its part.

         (b) OWNERSHIP. Such Specified Holder is the sole beneficial owner and/or the investment advisor or manager for the beneficial owner, with the power to vote and dispose of on behalf of such beneficial owner, or has the proxy to vote under the Plan or otherwise the principal amount of Old Notes set forth opposite the name of such Specified Holder on EXHIBIT A. Notwithstanding the amounts set forth on EXHIBIT A, each Specified Holder agrees that the terms of this Agreement shall also apply to any Old Notes such Holder acquires subsequent to the date hereof.

         (c) ENFORCEABILITY. This Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of such Specified Holder enforceable against such Specified Holder in accordance with the terms hereof.

         (d) COMPLIANCE. The execution, delivery and performance of this Agreement by such Specified Holder does not, in any material respect, (i) violate any provision of applicable law, rule, regulation or ordinance or require any government approval (other than the consents to be obtained as contemplated by the Plan), (ii) violate any judgment, order, writ or decree of any court or other tribunal applicable to such Specified Holder, (iii) violate or result in a default under any of the provisions of the Certificate of Incorporation or the By-Laws (or other constitutive documents) of such Specified Holder or (iv) violate or otherwise constitute a default (with or without the giving of notice or the lapse of time or both) under any material agreement to which such Specified Holder is a party. Such Specified Holder is a sophisticated institutional investor with respect to its ownership of the Old Notes and is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933.

         (e) The Specified Holders have reviewed and had an adequate opportunity to review and comment on the terms of the Disclosure Statement, the Plan and this Agreement (and all exhibits to such documents) and have consulted with financial advisors and counsel in connection therewith.

         Section 5.6 COMPANY'S REPRESENTATIONS. The Company represents and warrants to each of the Specified Holders that:

         (a) ORGANIZATION. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own, lease and operate its properties and assets as now owned, leased and operated.

         (b) AUTHORITY. The Company has the full legal right, power and authority to enter into this Agreement and to perform its obligations hereunder without the need for the consent of any other person, except for ANATEL, the Central Bank and the Bankruptcy Court approvals contemplated by this Agreement.

         (c) ENFORCEABILITY. This Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with the terms hereof.

         (d) COMPLIANCE. The execution, delivery and performance of this Agreement by the Company does not, in any material respect, (1) violate any provision of applicable law, rule, regulation or ordinance (other than the consents to be obtained as contemplated by the Plan), (ii) violate any judgment, order, writ or decree of any court or other tribunal applicable to the Company,
(iii) violate or result in a default under any of the provisions of the Certificate of Incorporation or the By-Laws of the Company or (iv) violate or otherwise constitute a default (with or without the giving of notice of the lapse of time or both) under any material agreement to which the Company is a party.

                                    SECTION 6
                                  MISCELLANEOUS

         Section 6.1 NO WAIVER; MODIFICATIONS IN WRITING. No failure or delay on the part of the Company or any Specified Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy hereunder operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.

         Section 6.2 NOTICES. All notices, demands and other communications provided for hereunder shall be in writing, and, if to the Specified Holders, shall be given by registered or certified mail, return receipt requested, telecopy, courier service or personal delivery, addressed to each Specified Holder as shown on the execution pages hereof or to such other address as such person may designate to the Company in writing and, if to the Company, shall be given by similar means to the Company at: SCS, Quadra 07-Bl. A Ed Executive Tower, Sala 601, Brasilia, DF Brazil, and shall be deemed given when received. Copies of all such notices shall be provided to: Counsel for the Specified Holders, Jones, Day, Reavis & Pogue, LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Marc S. Kirschner, Esq.; and counsel for the Company, Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178, Attention:
Mark I. Bane, Esq.

         Section 6.3 NO SOLICITATION. This Agreement is not and shall not be deemed to be a solicitation of consents to the Plan. The acceptances of the Specified Holders will not be solicited until the Bankruptcy Court has entered an order approving the Disclosure Statement and the Specified Holders have been sent the court-approved Disclosure Statement and related ballot.

          Section 6.4 FURTHER ASSURANCES. The Company and each Specified Holder hereby further covenants and agrees to use its best efforts to, and to cause the Indenture Trustee to, negotiate in good faith and complete the documents necessary to implement this Agreement and the Plan, and all agreements contemplated thereby.

         Section 6.5 AMENDMENTS. This Agreement may not be modified, amended or supplemented with respect to any party except in writing signed by such party.

         Section 6.6 APPOINTMENT TO CREDITORS' COMMITTEE. The Specified Holders agree to support the appointment of an official committee of creditors by the United States Trustee in the Company's bankruptcy case (the "CREDITORS' COMMITTEE"). Each Specified Holder will use its best efforts to be appointed to the Creditors' Committee. Service on the Creditors' Committee by a Specified Holder shall not affect the continuing validity and enforceability of this Agreement as to such Specified Holder.

         Section 6.7 SPECIFIC PERFORMANCE. It is understood and agreed by each of the parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

         Section 6.8 PRIOR NEGOTIATIONS. This Agreement supersedes all prior negotiations with respect to the subject matter hereof.

         Section 6.9 NO THIRD-PARTY BENEFICIARIES. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties hereto and no other person or entity shall be a third-party beneficiary hereof.

         Section 6.10 CONSIDERATION. It is hereby acknowledged by the parties hereto that no consideration shall be due or paid to the Specified Holders for their agreement to vote to accept the Plan in accordance with the terms and conditions of this Agreement other than the Company's agreement to use its reasonable best efforts to obtain approval of the Disclosure Statement and to take all steps necessary and desirable to confirm the Plan in accordance with the terms and conditions of this Agreement.

         Section 6.11 TERM. This Agreement shall terminate upon the earliest to occur of (a) the Termination Event and (b) the Effective Date of the Plan.

         Section 6.12 EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as a delivery of a manually executed counterpart hereof.

         Section 6.13 ASSIGNMENT. This Agreement shall be binding upon the Company and each Specified Holder, and their successors and permitted assigns. The Selected Holders shall not assign their rights under this Agreement except to a permitted transferee of the Old Notes in accordance with Section 4 hereof. Any assignment in violation of this provision shall be null and void.

         Section 6.14 GOVERNING LAW; JURISDICTION. This Agreement shall be governed under the laws of the State of New York, and without regard to the conflicts of law principles thereof. Each of the parties hereto agrees to submit to the exclusive jurisdiction of the Bankruptcy Court in any action or proceeding arising out of or relating to this Agreement.

         Section 6.15 HEADINGS. The Section headings and Table of Contents used or contained in this Agreement are for convenience or reference only and shall not affect the construction of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

                                    TV FILME, INC.


                                    By:__________________________________
                                       Name:
                                       Title:

                                    SPECIFIED HOLDER
                                    Resurgence Asset Management LLC
                                    (for itself and its Affiliates)


                                    By:__________________________________
                                       Name:
                                       Title:
                                       Address: 10 New King Street
                                                White Plains, NY


                                    SPECIFIED HOLDER
                                    Romulus Holdings
                                    (for itself and its Affiliates and Holders for whom it has Power to Vote


                                    By:__________________________________
                                      Name:
                                      Title:
                                      Address:


                                    SPECIFIED HOLDER


                                    By:__________________________________
                                       Name:
                                       Title:
                                       Address:


                                    SPECIFIED HOLDER


                                    By:__________________________________
                                       Name:
                                       Title:
                                       Address:


                                    SPECIFIED HOLDER


                                    By:__________________________________
                                       Name:
                                       Title:
                                       Address:

                                    EXHIBIT A

                          SCHEDULE OF SPECIFIED HOLDERS


                                                   PRINCIPAL AMOUNT OF OLD NOTES
SPECIFIED HOLDER                                   CURRENTLY OWNED OR CONTROLLED

Resurgence Asset Management LLC                                 $59,516,000
 (and Affiliates)

Romulus Holdings                                                $32,564,000
 (and Affiliates and Holders for
 whom Romulus has Power to Vote)
                                                              ---------------

                                          Total                 $92,080,000

                                    EXHIBIT B

                             PLAN OF REORGANIZATION

                                    EXHIBIT C

                              DISCLOSURE STATEMENT

                                    EXHIBIT D

    LIST OF PERSONS RECEIVING, IN THE AGGREGATE, 15% OF NEW EQUITY INTERESTS

Veronica Albuquerque
Dilton Caldas
Ari Lisboa
Geraldo Mello
Carlos Souza
Robespierre Sa
Hermano Albuquerque
Carlos Albuquerque

                                    EXHIBIT E

                              EMPLOYMENT AGREEMENTS

                                    EXHIBIT F

                                  NEW INDENTURE